AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996.

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                              -------------------
                          WINSTAR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                              4812                             13-3585278
 (State or other jurisdiction of       (Primary standard industrial              (I.R.S. Employer
  incorporation or organization)       classification code number)            Identification Number)

                                230 PARK AVENUE
                            NEW YORK, NEW YORK 10169
                                 (212) 687-7577
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                              -------------------

                            WILLIAM J. ROUHANA, JR.
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                          WINSTAR COMMUNICATIONS, INC.
                                230 PARK AVENUE
                            NEW YORK, NEW YORK 10169
                                 (212) 687-7577
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                   COPIES TO:

              DAVID ALAN MILLER, ESQ.                              JERRY V. ELLIOTT, ESQ.
             GRAUBARD MOLLEN & MILLER                                SHEARMAN & STERLING
                 600 THIRD AVENUE                                   599 LEXINGTON AVENUE
             NEW YORK, NEW YORK 10016                             NEW YORK, NEW YORK 10022
             TELEPHONE: (212) 818-8800                            TELEPHONE: (212) 848-4000
                FAX: (212) 818-8881                                  FAX: (212) 848-7179

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement become effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM
   TITLE OF SHARES TO BE         AMOUNT TO BE    AGGREGATE PRICE PER     PROPOSED MAXIMUM           AMOUNT OF
          REGISTERED              REGISTERED            SHARE        AGGREGATE OFFERING PRICE    REGISTRATION FEE
Common Stock, par value $.01
per share................... 4,600,000 shares(1)      $26.625(2)          $122,475,000(2)           $42,232.76

(1) Includes 600,000 Shares that the U.S. Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS (Subject to Completion)

Issued June 14, 1996
                                4,000,000 Shares
                          WinStar Communications, Inc.
                                  COMMON STOCK
                              -------------------

ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY. OF THE 4,000,000 SHARES BEING OFFERED, 3,200,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS AND 800,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE "UNDERWRITERS." THE COMMON STOCK OF THE COMPANY IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "WCII." ON JUNE 12, 1996, THE REPORTED LAST SALE PRICE OF THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET WAS $27 3/4 PER SHARE.
CONCURRENTLY WITH THE STOCK OFFERING, THE COMPANY WILL MAKE A PUBLIC OFFERING OF
                      $100 MILLION OF  % SENIOR NOTES DUE 2006 AND
                                           $100 MILLION OF
                                            % SENIOR
                                           SUBORDINATED
                                           NOTES DUE 2006.

                              -------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                            PRICE $         A SHARE
                              -------------------

                                                                                        PROCEEDS
                                           PRICE TO       UNDERWRITING DISCOUNTS           TO
                                            PUBLIC          AND COMMISSIONS(1)         COMPANY(2)
                                           --------       ----------------------       ----------
Per Share............................             $                        $                   $
Total(3).............................      $                     $                      $

- ------------
   (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriters."
   (2) Before deducting estimated expenses of $425,000 payable by the Company.
   (3) The Company has granted to the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 600,000 additional Shares of Common Stock at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions
       and proceeds to Company will be $         , $         and $         ,
       respectively. See "Underwriters."

                              -------------------

    The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that
delivery of the Shares will be made on or about          , 1996 at the office of
Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                              -------------------
MORGAN STANLEY & CO.    CS FIRST BOSTON
       Incorporated

              , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

[WINSTAR (*) LOGO]
- -------------------------
COMMUNICATIONS, INC.

                 WINSTAR WIRELESS 38 GHZ FOOTPRINT


                 [MAP]


                                                          [ ] 100 MHz License
                                                          [ ] 400 MHz License

[ * Over 100 cities with populations over 100,000    ]
[ * Largest multiple channel holder with 4 channels  ]
[   in the top 30 markets                            ]
[ * Over 400 million channel pops                    ]
[ * FCC freeze in place while moving to possible
    auction                                          ]

                WINSTAR PLANNED SWITCH
          COVERAGE IN NEXT THREE YEARS


                 [MAP]


[ *  10 Planned Switch Sites          ]

[ *  31 Planned Remote Notes          ]

[ ( ) Switch and Remote Node Groupings]
[     Winstar intends to provide      ]
[     telecom series to licensed      ]
[     cities within these circles,    ]
[     including more than 100 cities  ]
[     with populations exceeding      ]
[     100,000.                        ]

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                              -------------------

    NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY OR ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY THE COMPANY AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE COMMON STOCK AND THE DISTRIBUTION OF THIS PROSPECTUS.

                              -------------------

                               TABLE OF CONTENTS

                                         PAGE                                                PAGE
                                         ----                                                ----
Incorporation of Certain Documents by               Management............................    67
Reference.............................     4        Principal Stockholders................    71
Prospectus Summary....................     5        Description of Certain Indebtedness...    73
Risk Factors..........................    14        Description of Capital Stock..........    76
Price Range of Common Stock...........    28        Shares Eligible for Future Sale.......    78
Dividend Policy.......................    28        Certain Federal Income Tax
Dilution..............................    29        Consequences to Non-U.S. Holders......    79
Use of Proceeds.......................    30        Underwriters..........................    83
Capitalization........................    32        Legal Matters.........................    86
Selected Financial Data...............    33        Experts...............................    86
Management's Discussion and Analysis                Available Information.................    86
  of Financial Condition and Results                Index to Consolidated Financial
  of Operations.......................    35        Statements............................   F-1
Business..............................    43



                              -------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S COMMON STOCK AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITERS."

    DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS IN THE COMMON STOCK FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS PURSUANT TO EXEMPTIONS FROM RULES 10B-6, 10B-7 AND 10B-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                              -------------------

    Concurrently with this offering of Common Stock (the "Stock Offering" or "Offering"), the Company is making a public offering of certain senior notes and senior subordinated notes (the "Debt Offering") as described herein under "Prospectus Summary -- The Company -- Financing Plan." The closings of the Stock Offering and Debt Offering are conditioned upon each other. The Stock Offering and the Debt Offering are referred to herein together as the "Offerings."

       WIRELESS FIBERSM IS A SERVICE MARK OF WINSTAR COMMUNICATIONS, INC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents or information have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

        (1) Transition Report on Form 10-KSB for the ten months ended December 31, 1995;

        (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

        (3) Proxy Statement dated May 3, 1996; and

        (4) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A under the Exchange Act (File No. 1-10726).

    All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON TO WINSTAR COMMUNICATIONS, INC., 230 PARK AVENUE, NEW YORK, NEW YORK 10169 (TELEPHONE 212-687-7577), ATTENTION: INVESTOR RELATIONS (EXTENSION 153), A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, (i) the information in this Prospectus, other than the historical financial information, assumes and gives effect to the Stock Offering and the Debt Offering; (ii) the information in this Prospectus does not give effect to the exercise of the U.S. Underwriters' over-allotment option; and (iii) references herein to the "Company" or "WinStar" refer to WinStar Communications, Inc. and, where appropriate, its subsidiaries. Certain of the information contained in this summary and elsewhere in this Prospectus, including under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and information with respect to the Company's CAP and CLEC (as defined below) businesses and related strategy and financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Effective January 1, 1996, the Company changed its fiscal year end from the last day in February to December 31.

                                  THE COMPANY

    The Company delivers telecommunications services in the United States as a competitive access provider ("CAP"), competitive local exchange carrier ("CLEC"), and long distance and private network services provider. Beginning in the third quarter of 1996, the Company plans to offer Internet access services. The Company utilizes its Wireless FiberSM services as a key component of its transmission capabilities.

    Wireless Fiber services deliver high quality transmission via digital, wireless capacity in the 38.6 to 40 gigahertz portion of the radio spectrum ("38 GHz"), where the Company is the holder of the largest aggregate amount of bandwidth in the United States pursuant to licenses ("Wireless Licenses") granted by the Federal Communications Commission ("FCC"). The Wireless Licenses enable the Company to provide Wireless Fiber services in the 31 most populated Metropolitan Statistical Areas ("MSAs") in the United States, including Atlanta, Boston, Chicago, Los Angeles, New York and San Francisco, among others, and 41 of the 45 most populated MSAs. The MSAs covered by the Wireless Licenses include more than 100 cities with populations exceeding 100,000 and encompass an aggregate population of almost 110 million. By exploiting its Wireless Fiber capabilities, the Company seeks to become a value-added, economical provider of local telecommunications services and an attractive alternative to the local exchange carriers ("LECs"), such as the regional Bell operating companies ("RBOCs"), in substantially all of the metropolitan areas covered by the Wireless Licenses.

    The Company believes that its Wireless Fiber services provide it with certain critical competitive advantages in the evolving telecommunications market. The Company's Wireless Fiber services are engineered to provide 99.999% reliability, with a 10-13 bit error rate (unfaded), performance equivalent to that provided by fiber optic-based networks and exceeding that generally provided by copper-based networks. Wireless Fiber services provide a high capacity, cost-effective solution for voice and broadband applications, providing data transfer rates equivalent to fiber-optic products and significantly exceeding those provided by the fastest dial-up modems and integrated services digital network ("ISDN") lines. The above-ground, installation-to-meet-demand nature of the Company's Wireless Fiber services enables the Company to provide services to a customer more quickly and less expensively than telecommunications providers that rely on the installation of fiber optic- or copper-based lines for connection to customer locations.

    As a CAP, the Company provides local access services that utilize the Company's Wireless Fiber services on a point-to-point basis, primarily to other telecommunications providers and large institutional end users. Since late 1994, the Company has focused primarily on the development and initial marketing of its Wireless Fiber-based local access services. After an initial market-education phase, in which the Company demonstrated the efficacy and reliability of its Wireless Fiber services, principally though the use of field demonstrations and the installation of trial-basis Wireless Fiber links, the Company began receiving initial orders for Wireless Fiber service. Since October 1995, the number of customers utilizing the Company's Wireless Fiber-based services has increased significantly and include such companies as Ackley Communications, Inc., American Communications Services, Inc., Cellular One, Reed Elsevier PLC, Siemens Stromberg-Carlson and Western Wireless Corporation. In addition, the Company has entered into master service agreements with Electric Lightwave, Inc. (a subsidiary of Citizens Utilities ("Electric Lightwave")), MCImetro Access Transmission Services, Inc. ("MCImetro," a subsidiary of MCI Communications Corp. ("MCI")) and Century Telephone Enterprises, Inc. ("Century Telephone"), under which such companies are expected to utilize the Company's Wireless Fiber services as a component of their own telecommunications networks. The Company is in the process of negotiating additional master service agreements with other telecommunications providers. Although the Company believes it has made substantial progress in the initial rollout of its CAP business, the Company currently is generating only nominal revenues from such business.

    In addition to continuing the expansion of its CAP business, the Company is implementing its CLEC business on an accelerated basis to exploit opportunities emerging as a result of the Telecommunications Act of 1996 (the "Telecommunications Act"), which was enacted in February 1996. The Telecommunications Act provides for the removal of legal barriers to entering the local exchange market on a nationwide basis and will permit CLECs, such as the Company, to offer a full range of local exchange services, including local dial tone, custom calling features and toll services within Local Access Transport Areas ("LATAs"), to both business and residential customers.

    The Company recently initiated its CLEC business, offering local exchange services to end users on a retail basis. An integral part of the Company's CLEC business strategy is the creation of a Wireless Fiber-based infrastructure on a city-by-city basis that will allow the Company to provide a broad range of local exchange services within cities covered by the Wireless Licenses. This infrastructure will utilize the Company's Wireless Fiber capabilities, together with switches that will be acquired by the Company and facilities leased or purchased from other carriers, to originate and terminate local traffic. The Company believes that its Wireless Fiber capabilities will provide it with a critical economic advantage over many other service providers because of the high costs such other service providers encounter in connecting fiber-optic lines to end users. In building its infrastructure, the Company is following a building-centric network plan, pursuant to which the Company is identifying strategically-located buildings in areas covered by its Wireless Licenses that can serve as hubs for its network in each city. These hub sites will be connected via Wireless Fiber links to end user customers and fiber optic facilities leased or purchased from other carriers. The Company believes that the establishment of a limited number of hub buildings (generally less than a dozen) in each metropolitan area where it has Wireless Licenses will allow it to address the vast majority of all commercial buildings targeted by the Company in that area. The buildings the Company is initially targeting each have more than 100,000 square feet of space and are not served by other CAPs or CLECs. The Company estimates that there are more than 8,000 buildings in this target group, populated by approximately 9.7 million people using more than 2.1 million phone lines, and that these buildings represent an aggregate local exchange service market exceeding $3.3 billion per annum. These estimates do not include multi-dwelling residential buildings, universities, hospitals or buildings occupied by a single tenant, and account only for voice lines and not data lines. The Company expects to make capital expenditures of $34 million during the last nine months of 1996 and $212 million during 1997 in connection with the development of its CLEC business.

STRATEGY

    By exploiting its Wireless Fiber capabilities, the Company seeks to become a leading provider of integrated telecommunications services in the United States. Key elements of the Company's strategy include:

    Accelerating Rollout of CLEC Services and Leveraging of Wireless Fiber Capabilities. The Company has commenced offering local exchange services on a limited, resale basis in New York City and it is anticipated that the Company will begin offering such services in at least five additional cities during the next nine months. As the Company commences its CLEC business in each city, in order to gain initial market penetration in that city, it intends to initially resell the local exchange services of other service providers, such as other CLECs and the incumbent LECs, until such time that it has established the Wireless Fiber and switch-based infrastructure required to provide its own local exchange services in that city. The Company currently intends to install 10 main switches and 31 remote nodes during the next three years and plans to install its first main switch in New York City by October 1996. The Company is hiring sales and marketing personnel to commence marketing efforts that will target businesses located in those buildings in which the Company's Wireless Fiber services can be utilized for rapid, cost-effective, high-capacity linkage between such buildings and wired networks. By utilizing its Wireless Fiber services to originate and terminate customer traffic without connecting to end users through the extension of costly fiber-optic lines or using the facilities of the LECs, the Company believes that it will be able to provide many types of bundled local exchange, long distance, Internet access, enhanced communications and information services to its target customers at lower cost than many of its competitors, with equal or better quality.

    Continuing to Market CAP Services to Other Telecommunications Providers. The Company is continuing to target other telecommunications service providers in the marketing of its Wireless Fiber-based local access services. The Company believes that its Wireless Fiber services present an attractive, economical vehicle for other telecommunications service providers to extend their own networks and service territories, especially as they seek to rapidly penetrate new markets opening up to them as a result of the Telecommunications Act. By having its Wireless Fiber services packaged with the service offerings of other telecommunications providers or utilized as a seamless component of such providers' own telecommunications networks, the Company also hopes to leverage the marketing and distribution capabilities of such providers. The Company currently offers its Wireless Fiber services to long distance carriers; other CAPs and CLECs; providers of personal communications services ("PCS") and cellular and specialized mobile radio services (collectively "CMRS providers"); and LECs. The Company also offers its Wireless Fiber services to all types of telecommunications service providers as viable, cost-efficient alternate routes for their telecommunications traffic in situations where primary routes are incapacitated and/or network reliability concerns require alternate telecommunications paths.

    Providing Wireless Internet Access and Private Network Services. The Company is marketing its Wireless Fiber services to take advantage of the characteristics that make it an attractive solution for entities seeking cost-effective, high capacity Internet access and private voice and data network services. The total amount of bandwidth of each 38 GHz channel is 100 MHz, which supports high broadband capability. One Wireless Fiber DS-3 link provides transfer rates which are over 1,500 times the rate of the fastest dial-up modem currently in use and over 350 times the rate of the fastest ISDN line currently in use. In addition to accommodating standard voice and data requirements, Wireless Fiber services can allow end users to receive real time, full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks. The Company offers its Wireless Fiber services to businesses, government agencies and institutions with multiple locations within an area covered by the Wireless Licenses that seek to establish their own independent local telecommunications systems for dedicated private line voice and data networks, including LAN and WAN applications. The Company also recently established its first major relationship with an Internet service provider (as described below under "-- Recent Developments -- Agreement with Digex") and is actively pursuing relationships with additional Internet service providers.

    Exploiting Position as First to Market and Leading Spectrum Holder. The Company currently enjoys a "first-to-market" advantage as one of the few holders of 38 GHz licenses with an established operating and management infrastructure and the capital necessary to rapidly exploit and roll out its 38 GHz services on a commercial basis. The Company believes that its competitive advantage is further strengthened by its position as the holder of the largest aggregate amount of 38 GHz bandwidth capacity in the United States and by the broad geographic scope allocated under its Wireless Licenses. The Company holds 43 Wireless Licenses, 30 of which provide for 400 MHz of bandwidth capacity per licensed area and 13 of which provide for 100 MHz of bandwidth capacity per licensed area, and which allow the Company to address an aggregate of more than 400 million channel pops (i.e, the aggregate population in the areas covered by the Wireless Licenses multiplied by the aggregate number of 100 MHz channels allocated under those licenses). Based on existing and proposed FCC regulations, the Company believes that it will be difficult, in the near term, for other entities seeking to provide wireless local telecommunications services similar to those of the Company to obtain the aggregate bandwidth capacity and widespread geographic coverage afforded to the Company under its Wireless Licenses.

    Expanding and Improving the Company's Long Distance Operations. The Company is seeking to expand and improve its long distance operations by (i) bundling its resale of long distance services with its local telecommunications services,
(ii) broadening its business customer base and increasing customer retention rates, (iii) improving operating efficiencies by reducing costs associated with the provision of its long distance services, (iv) differentiating its long distance services, most notably, in the near term, through the use of less complicated billing systems, (v) using intelligent network platforms for the provision of enhanced telecommunications services, and (vi) acquiring and integrating customer bases from other telecommunications providers. The Company also anticipates that it will be able to leverage upon the billing systems and intelligent network platforms developed in connection with its long distance services to enhance the marketability of its local telecommunications services.

    Acquiring Content to Complement Telecommunications Service Offerings. The Company believes that, over time, participants in the telecommunications market increasingly will seek to offer "content" -- from information programming, sports, weather, business and stock market information to music, films and literature -- to differentiate their services and attract traffic onto their transmission networks and that the ability to deliver entertainment and information content to consumers will play an increasingly important role in consumers' choice of a telecommunications provider. Accordingly, as a complement to its telecommunications service offerings, the Company produces and distributes information and entertainment content, focusing on niche programming such as documentaries, foreign films and multimedia sports programming. The Company believes that, in the future, it will be able to bundle proprietary content that it controls with various telecommunications services it offers to provide higher-margin products and services.

RECENT DEVELOPMENTS

    In furtherance of its strategy, the Company recently has accomplished the following:

    Commencement of Rollout of CLEC Services. In April 1996, the Company hired David Schmieg, the former president of the Consumer Division of Sprint Corporation ("Sprint"), to supervise the rollout of the Company's CLEC business, and commenced providing local exchange services to customers in New York City. The Company also commenced a program designed to obtain, by the end of 1999, authorization to operate as a CLEC in substantially all of the states where the Company has Wireless Licenses. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Illinois, Massachusetts, New York, Tennessee, Texas and Washington; is in the process of seeking authorization to operate as a CLEC in six additional states; and intends to seek such authorization in nine additional states during 1996. It also is in the process of negotiating interconnection agreements with various local exchange service providers, including incumbent LECs, under which the Company will obtain services on an unbundled basis.

    Prequalification of Wireless Fiber Link Sites. In connection with the development of its Wireless Fiber capacity for both its CAP and CLEC businesses, the Company has been following a plan pursuant to which it seeks to negotiate, prior to receipt of actual service orders, roof rights ("Roof Rights") for the installation of Wireless Fiber links on buildings specifically identified by existing and potential customers in the metropolitan areas covered by the Wireless Licenses, including buildings that can provide interconnection access to long distance carriers' points of presence ("POPs"), switch locations and local access nodes. As of May 31, 1996, the Company has secured Roof Rights on more than 280 buildings. Further, the Company, in consultation with existing and potential customers, has identified more than 2,200 additional buildings in the metropolitan areas covered by the Wireless Licenses for which it is in the process of seeking Roof Rights.

    Establishment of New Relationships with Other Service Providers and Customers. In addition to an existing master service agreement with Electric Lightwave, the Company recently has entered into master service agreements with each of MCImetro and Century Telephone. The master service agreements contemplate that the carriers will utilize the Company's Wireless Fiber services as a component of their own networks and set forth the general terms of the relationship between the Company and each carrier, including the initial term of the relationship, basic pricing schedules and service and installation parameters. The Company also recently began to provide Wireless Fiber services to the City of New York as a back-up disaster recovery system for certain of its facilities, providing it with redundancy in the event that the city's land-based telecommunications service fails for any reason.

    Agreement with Digex. In June 1996, the Company entered into a six-year agreement ("Digex Agreement") with Digex, Inc. ("Digex"), a provider of Internet access services that primarily serves commercial, governmental and institutional end users as well as Internet access resellers. Pursuant to the Digex Agreement, the Company has the right of first refusal to provide all of Digex's local access and/or customer interconnection requirements through the use of the Company's Wireless Fiber services or the resale of other facilities, as appropriate. The Company also will purchase from Digex, during the next six years, a minimum of $5 million of Internet access services with the right to purchase additional amounts, in each case on a discounted basis. The Company intends to resell these Internet access services under the Company's own brand name, including through the bundling of such services with the Company's other telecommunications services.

    Acquisition of Locate. In April 1996, the Company entered into an agreement to acquire (the "Locate Acquisition") the assets of Local Area Telecommunications, Inc. ("Locate") comprising its business as a CAP providing microwave-based local access services to corporations and long distance and other common carriers (the "Locate Business"), for a purchase price of $17.5 million. The Locate Acquisition is subject to certain regulatory approvals, but is expected to be consummated in the last quarter of 1996. Among Locate's key assets are two 38 GHz licenses, each providing 100 MHz of bandwidth, for the New York City metropolitan area, including Long Island and Northern New Jersey. In addition, Locate, together with its existing customers, has access to the roofs of numerous buildings, including the World Trade Center and other key sites in New York City, which the Company anticipates using in its CAP and CLEC operations. As part of the Locate Acquisition, the Company also will acquire from Locate certain link-specific licenses for the provision of point-to-point services in the 12-, 16- and 18-GHz portion of the radio spectrum.

    Acquisition of Content and Information Providers. In April 1996, the Company acquired an 80% equity interest in Fox/Lorber Associates, Inc. ("Fox/Lorber"), an independent distributor of films, entertainment series and documentaries in the television and home video markets. Also, in April 1996, the Company acquired a 65% equity interest in The Winning Line, Inc. ("TWL"), which operates the SportsFan Radio Network ("SportsFan"). SportsFan is a multimedia sports programming and production company which provides live sports programming to more than 200 sports and talk format radio stations across the United States, up to 24 hours a day, including to affiliate stations in 90 of the top 100 United States markets. SportsFan owns and operates The Pete Rose Show and The Bob Golic Show, among others, and also has interests in television and on-line distribution channels. In June 1996, the Company entered into an agreement with Source Media Inc. ("Source Media"), a provider of interactive technology and programming. Pursuant to this agreement, the Company has the exclusive right, in the 38 GHz spectrum, to use Source Media's technology and programming in connection with entertainment and information services the Company may offer.

OTHER BUSINESS

    Prior to the Company's entry into the telecommunications industry, it marketed and distributed consumer products, including personal care and bath and beauty products, through a subsidiary acquired in 1992. The Company continues to sell such products, primarily to large retailers, mass merchandisers, discount stores, department stores, national and regional drug store chains and other regional chains.

FINANCING PLAN

    In October 1995, to finance the initial rollout of its CAP business, the Company raised net proceeds of $214.5 million from a private placement ("1995 Debt Placement") of units, each unit consisting of two 14% Senior Discount Notes due 2005 ("Old Senior Notes") and one 14% Convertible Senior Subordinated Discount Note due 2005 ("Old Convertible Notes," and together with the Old Senior Notes, the "Old Notes").

    The passage of the Telecommunications Act has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. To capitalize on these opportunities, the Company has undertaken an expanded capital expenditure program. Prior to the enactment of the Telecommunications Act, the Company's planned capital expenditures for 1996 and 1997 were estimated at $36 million and $52 million, respectively. As a result of the Company's accelerated strategy, the Company now plans capital expenditures of $50 million and $280 million for 1996 and 1997, respectively.

    Concurrently with this Stock Offering, the Company will consummate the Debt
Offering, consisting of $100 million of    % Senior Notes Due 2006 (the "New
Senior Notes") and $100 million of    % Senior Subordinated Notes Due 2006 (the
"New Senior Subordinated Notes" and, together with the New Senior Notes, the "New Notes"). See "Description of Certain Indebtedness." The closings of the Stock Offering and the Debt Offering are conditioned upon each other. Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement and equipment financing arrangements which the Company intends to seek), will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following consummation of the Offerings. In the event the Company's plans or assumptions change or prove to be inaccurate, or if the Company successfully consummates any acquisitions (including additional 38 GHz licenses, by auction or otherwise), or if the Company's operating income does not significantly increase, the Company may be required to seek additional sources of capital sooner than currently anticipated. See "Use of Proceeds" and "Risk Factors -- Significant Capital Requirements" and " -- Risks Related to CLEC Strategy; Anticipated Initial Negative Operating Margins in CLEC Business."

                                  THE OFFERING

Common Stock offered:

  U.S. Offering..............................  3,200,000 shares

  International Offering.....................  800,000 shares

        Total................................  4,000,000 shares

Common Stock to be outstanding immediately
following the Stock Offering.................  31,748,005 shares(1)

Use of Proceeds..............................  The Company intends to use the net proceeds of the Offerings (together with funds raised
                                               in the 1995 Debt Placement) for the expansion
                                               of its telecommunications operations in
                                               multiple markets, including the purchase of
                                               switching equipment, customer site equipment
                                               and related software, the acquisition of Roof
                                               Rights, the hiring of sales, marketing,
                                               engineering and customer service personnel,
                                               the development of operating and management
                                               systems, acquisitions (including additional
                                               38 GHz licenses, by auction or otherwise),
                                               other capital expenditures and for working
                                               capital and general corporate purposes,
                                               including the funding of operating losses. As
                                               a complement to its telecommunications
                                               service offerings, the Company also may use a
                                               portion of the proceeds of the Offerings to
                                               acquire rights to, develop and control
                                               certain information and entertainment content
                                               and services. See "Use of Proceeds."

Common Stock Nasdaq National Market
  Symbol.....................................  WCII

- ------------

(1) Does not include (i) an aggregate of 1,075,299 shares of Common Stock issuable upon exercise of options granted or which may be granted under the Company's 1992 Performance Equity Plan (the "1992 Plan"), (ii) an aggregate of 3,500,000 shares of Common Stock issuable upon exercise of options granted or which may be granted under the Company's 1995 Performance Equity Plan (the "1995 Plan"), (iii) 6,026,250 shares of Common Stock issuable upon exercise of other outstanding options and warrants and (iv) 4,699,211 shares of Common Stock which may be issued upon conversion of the Old Convertible Notes (assuming they are converted on October 23, 1996, the first date on which conversion may occur) and certain other convertible debt. See "Description of Certain Indebtedness" and notes 17, 18 and 22 to Consolidated Financial Statements. The exercise and conversion prices of the foregoing outstanding securities are all below the current market price of the Common Stock as of the date of this Prospectus.

                             SUMMARY FINANCIAL DATA

    The summary financial data presented below, as of and for the two years ended February 28, 1994 and 1995 and for the ten months ended December 31, 1995, have been derived from the Company's audited financial statements and the summary financial data presented below as of and for the three months ended March 31, 1995 and 1996 and the ten months ended December 31, 1994 have been derived from unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma and historical consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                 TEN MONTHS ENDED                    THREE MONTHS ENDED
                                                                   DECEMBER 31,                          MARCH 31,
                                                     -----------------------------------------   --------------------------
                                     YEAR ENDED                                         PRO
                                    FEBRUARY 28,          ACTUAL            PRO       FORMA AS        ACTUAL          PRO
                                  ----------------   -----------------     FORMA      ADJUSTED   ----------------    FORMA
                                   1994     1995      1994      1995     1995(1)(2)   1995(2)(3)  1995    1996(4)   1996(1)
                                  ------   -------   -------   -------   ----------   --------   ------   -------   -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales:
 Telecommunications(5)..........  $8,505   $14,909   $13,420   $13,136    $  19,266   $19,266    $2,219   $10,217   $11,433
 Information services...........    --         474       193     2,648       10,308    10,308       844       771     2,942
 Merchandising..................   7,120    10,182     8,405    13,987       13,987    13,987     3,095     3,521     3,521
                                  ------   -------   -------   -------   ----------   --------   ------   -------   -------
   Total net sales..............  15,625    25,565    22,018    29,771       43,561    43,561     6,158    14,509    17,896
Operating income (loss):
 Telecommunications                 (744)   (3,423)   (2,067)   (6,945)     (10,599)  (10,599 )  (1,381)   (2,917)   (3,626)
 Information services...........    --        (117)     (115)      238       (1,154)   (1,154 )      66       (30)     (452)
 Merchandising..................     223       307       329       756          756       756        79       100       100
 General corporate..............  (1,547)   (2,378)   (1,609)   (3,861)      (3,861)   (3,861 )  (1,033)   (1,771)   (1,771)
                                  ------   -------   -------   -------   ----------   --------   ------   -------   -------
   Total operating loss.........  (2,068)   (5,611)   (3,462)   (9,812)     (14,858)  (14,858 )  (2,269)   (4,618)   (5,749)
Interest expense................     744       637       505     7,630       30,645    54,853       184     8,815     8,966
Interest income.................    (109)     (385)     (297)   (2,890)      (2,581)   (2,581 )    (125)   (3,057)   (2,737)
Other expenses, net.............   5,687     1,367       948     1,305          988       988       599       194       446
Net loss........................  (8,195)   (7,230)   (4,618)  (15,857)     (43,910)  (68,118 )  (2,927)  (10,699)  (12,424)
Net loss per common share.......  $(1.06)  $ (0.42)  $ (0.28)  $ (0.70)   $   (1.88)  $ (2.48 )  $(0.15)  $ (0.39)  $ (0.46)
Weighted average common shares
outstanding.....................   7,719    17,122    16,609    22,770       23,412    27,412    19,935    27,214    27,282

OTHER FINANCIAL DATA:
Capital expenditures............  $  307   $ 1,816   $ 1,465   $ 8,652    $  12,310   $12,310    $  555   $ 2,588   $ 2,671
EBITDA(6).......................  (1,845)   (5,179)   (3,116)   (8,952)     (11,554)  (11,554 )  (2,138)   (3,771)   (4,250)

                                    PRO
                                  FORMA AS
                                  ADJUSTED
                                  1996(3)
                                  --------
STATEMENT OF OPERATIONS DATA:
Net sales:
 Telecommunications(5)..........  $11,433
 Information services...........    2,942
 Merchandising..................    3,521
                                  --------
   Total net sales..............   17,896
Operating income (loss):
 Telecommunications                (3,626 )
 Information services...........     (452 )
 Merchandising..................      100
 General corporate..............   (1,771 )
                                  --------
   Total operating loss.........   (5,749 )
Interest expense................   16,039
Interest income.................   (2,737 )
Other expenses, net.............      318
Net loss........................  (19,497 )
Net loss per common share.......  $ (0.62 )
Weighted average common shares
outstanding.....................   31,282
OTHER FINANCIAL DATA:
Capital expenditures............  $ 2,671
EBITDA(6).......................   (4,250 )

                                                                                  AS OF MARCH 31, 1996
                                                                       ------------------------------------------
                                                                                                     PRO FORMA
                                                                        ACTUAL     PRO FORMA(7)    AS ADJUSTED(8)
                                                                       --------    ------------    --------------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and short term investments...................   $203,503      $203,665         $501,337
Property and equipment, net.........................................     18,089        27,861           27,861
Total assets........................................................    280,473       308,261          613,858
Current portion of long-term debt and capital lease obligations.....     10,314        28,621           28,621
Long-term debt and capital lease obligations, less current portion
and discount........................................................    248,037       248,441          448,441
Stockholders' equity................................................     10,952        12,122          116,870

                                                  (footnotes begin on next page)

- ------------

(1) Gives effect to the acquisitions of Locate, Fox/Lorber, TWL and Avant-Garde Telecommunications, Inc. ("Avant-Garde"), a financing (the "Everest Financing") provided to the Company by Everest Capital Limited and certain of its affiliates (as described under "Description of Certain Indebtedness") and the issuance of the Old Notes as if they occurred as of the beginning of the respective periods. See notes 2, 8, 17, 18 and 28 to the Consolidated Financial Statements.

(2) On a pro forma basis giving effect to the acquisitions and financings described in footnote (1) above, pro forma sales, operating loss, interest expense, net loss and negative EBITDA for the twelve months ended December 31, 1995 amounted to $49.4 million, $16.1 million, $37.3 million, $51.5 million and $12.2 million, respectively. On a pro forma as adjusted basis giving effect to the acquisitions and financings described in footnote (1) above, and the issuance of the New Notes, interest expense and net loss for the twelve months ended December 31, 1995 amounted to approximately $66.5 million and $80.7 million, respectively.

(3) Adjusted to reflect the acquisitions and financings referred to in footnote
    (1) above and the Stock Offering and Debt Offering (collectively, the "Transactions") as if they occurred as of the beginning of the respective periods. Interest expense has been adjusted to include approximately $24.2 million and $7.1 million consisting of (i) interest on the New Notes for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively, at an assumed interest rate of 13.5% on the New Senior Notes and 14% on the New Senior Subordinated Notes and (ii) amortization of the $7.9 million of debt offering costs and other related fees using an amortization period of ten years, but not to include interest income earned on additional available cash. If the interest rate on the New Notes changed by 0.5%, interest expense would change by approximately $0.9 million and $0.3 million for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively.

(4) In the first quarter of 1996, the Company settled a dispute with another carrier regarding the unauthorized switching of the Company's customers to the other carrier. The Company recognized revenue of approximately $1.5 million and cost of sales of approximately $850,000 in connection with this settlement, the substantial majority of which related to minutes of use during that quarter.

(5) The Company has generated nominal revenues from its Wireless Fiber services.

(6) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense (see footnote (3) to "Selected Financial Data"). EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's consolidated financial statements contained elsewhere in this Prospectus.

(7) Gives effect to the acquisitions of Locate, Fox/Lorber and TWL as if they occurred on March 31, 1996.

(8) Adjusted to reflect the acquisitions referred to in footnote (7) above, and the Stock Offering (at an assumed offering price of $27.75 per share) and Debt Offering as if they occurred on March 31, 1996.

                                  RISK FACTORS

    An investment in the Common Stock involves a significant degree of risk. In determining whether to make an investment in the Common Stock, prospective investors should consider carefully all of the information set forth in this Prospectus and, in particular, the following risk factors.

HISTORICAL AND ANTICIPATED FUTURE NET AND OPERATING LOSSES AND NEGATIVE EBITDA

    The Company has incurred significant operating and net losses attributable in substantial part to the development of its telecommunications businesses. The Company historically has had net losses and negative EBITDA, including a net loss and negative EBITDA of approximately $15.9 million and $9.0 million, respectively, for the ten months ended December 31, 1995, and $10.7 million and $3.8 million, respectively, for the three months ended March 31, 1996. The Company has been offering local access services as a CAP only since December 1994, and local exchange services as a CLEC only since April 1996, and has made and is making significant expenditures in the development of its wireless local telecommunications services operations, including expenditures associated with establishing an operating infrastructure and introducing and marketing its telecommunications services. The Company expects to continue to incur significant and increasing operating and net losses and to generate increasingly negative EBITDA while it develops and expands its telecommunications businesses and until such time that it establishes a sufficient revenue-generating customer base. There can be no assurance that the Company will achieve or sustain positive EBITDA or profitability or at any time have sufficient financial resources to make principal and interest payments on its outstanding debt, including the New Notes. In addition, if the Company does not achieve and sustain positive EBITDA and profitability, the value of the Common Stock may be adversely affected. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATED TO CLEC STRATEGY; ANTICIPATED INITIAL NEGATIVE OPERATING MARGINS IN CLEC BUSINESS

    The Company is pursuing an aggressive strategy to enter the local exchange services market as a CLEC in the metropolitan areas in which it has Wireless Licenses and to develop and obtain the facilities necessary to provide its own local exchange services. The Company has virtually no experience providing local exchange services and there can be no assurance that the Company's CLEC strategy will be successful. In addition, local exchange service providers have never utilized 38 GHz wireless-based systems as a significant segment of their local exchange services facilities and there can be no assurance that the Company will be successful in implementing its Wireless Fiber-based system. The Company's CLEC strategy is subject to risks relating to: the receipt of necessary regulatory approvals; the negotiation of resale agreements with LECs and other CLECs; the negotiation of interconnection agreements with RBOCs and other incumbent LECs; the ability of third-party equipment providers and installation and maintenance contractors to meet the Company's accelerated switch and remote node rollout schedule; the recruitment of additional personnel in a timely manner, so as to be able to attract and service new customers but not incur excessive personnel costs in advance of the rollout; the Company's ability to attract and retain new customers and to deliver high quality services; the potential adverse reaction to the Company's services by the Company's carrier customers, who may view the Company as a competitor; and the Company's ability to manage the implementation of its plan simultaneously in multiple markets. The Company currently does not have any local exchange services facilities in place, but plans to install its first main switch by October 1996. The Company commenced marketing of its local exchange services in April 1996 and currently offers such services only in New York City and only on a resale basis. As a new participant in the CLEC business, without an existing infrastructure or recognized brand name, the Company may need to offer lower prices than its competitors to attract customers.

    Although the Company's initial implementation of its CLEC strategy often will entail the resale of the facilities and services of other service providers, which itself is dependent on the negotiation and availability of satisfactory resale arrangements, the principal component of the Company's CLEC strategy will require significant capital investment related to the purchase and installation of numerous main switches and remote nodes and the interconnection of these facilities to customers' buildings and leased local networks, including through the installation of Wireless Fiber links and build out of other facility infrastructure, in advance of generating material revenues. The Company has budgeted $34 million for the last nine months of 1996 and $212 million for 1997 for capital expenditures for the development of its CLEC business.

    Given the opportunities arising from recent procompetitive legislative and regulatory initiatives, numerous other companies are entering the CLEC business. The Company believes that successful CLECs will need to establish their infrastructure and commence operations over a limited period of time. Accordingly, the Company is subject to the risk that its competitors will establish their CLEC businesses before the Company and will have substantial "first to market" advantages.

    As the Company rolls out its CLEC operations, it anticipates experiencing negative operating margins while it develops its facilities. After initial rollout of its CLEC services in a particular city, the Company expects operating margins for such operations to improve only when and if (i) sales efforts result in sufficiently increased volumes of traffic originated and terminated over the Company's Wireless Fiber facilities instead of LEC or other CLEC facilities and
(ii) higher margin-enhanced services are provided to and accepted by customers. While the Company believes that the unbundling and resale of LEC services and the implementation of local telephone number portability, which are mandated by the Telecommunications Act, will reduce the Company's costs of providing local exchange services and facilitate the marketing of such services, there can be no assurance that the Company's CLEC operations will become profitable due to, among other factors, lack of customer demand, competition from other CLECs and pricing pressure from the LECs. The Company does not expect to generate significant revenues from its CLEC business during 1996. The Company's failure to implement its CLEC strategy successfully would have an adverse effect on the value of the Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Strategy for Telecommunications Business Growth" and "-- Telecommunications Services
- -- CLEC Services."

NEGATIVE OPERATING MARGINS IN THE INITIAL PROVISION OF WIRELESS FIBER-BASED CAP SERVICES

    The Company has experienced negative operating margins in connection with the development and initial provision of its Wireless Fiber-based CAP services and expects to continue to experience negative operating margins until such time that it develops a revenue-generating customer base sufficient to fund operating expenses attributable to the provision of such services. In order to demonstrate the efficacy of Wireless Fiber, the Company occasionally has provided complementary service on a trial basis. The Company expects to improve operating margins in the provision of its CAP services over time by (i) acquiring appropriate sites for its operations, (ii) capturing and retaining an adequate customer base, (iii) placing telecommunications traffic of new customers and additional telecommunications traffic of existing customers across Wireless Fiber links previously installed to address such existing customers' initial requirements, thereby increasing revenues without a significant increase in related hardware expense and Roof Rights costs, (iv) inducing providers of telecommunications services to utilize and market the Company's Wireless Fiber services as part of their own networks, systems and services, thereby reducing the Company's related marketing costs and (v) taking advantage of recent procompetitive regulatory initiatives and changes that permit the Company to provide additional local telecommunications services, thereby facilitating the marketability of higher-margin enhanced and premium services utilizing the Company's Wireless Fiber capabilities. If the Company fails to accomplish any of the foregoing, particularly capturing and retaining an adequate customer base, it will not be able to improve the operating margins of its CAP business. There can be no assurance that the Company will be able to achieve or sustain positive operating margins. Failure to achieve positive operating margins would have an adverse effect on the value of the Common Stock. For a discussion of factors that affect results described in the forward-looking statements contained in this paragraph, see "-- Competition," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business

- -- Competition in the Telecommunications Industry" and "-- Telecommunications Services -- CAP Services -- Marketing."

LIMITED OPERATING HISTORY IN TELECOMMUNICATIONS INDUSTRY

    The Company shifted its business focus in 1992 from marketing consumer products to providing telecommunications services to capitalize on emerging opportunities in the evolving telecommunications industry. The Company began reselling long distance telecommunications services in 1993. The Company began marketing its local access services as a CAP in December 1994 and offering local exchange services as a CLEC in April 1996 and currently offers such CLEC services only in New York City and only on a resale basis. To date, the revenues generated by the Company's CAP and CLEC operations have totaled less than $1 million. Although a number of persons comprising the Company's senior management team have extensive experience in the telecommunications industry, the Company has a limited operating history in the telecommunications industry. The Company's prospects, therefore, must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an evolving industry characterized by intense competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS

    At March 31, 1996, on a pro forma as adjusted basis giving effect to the Transactions, the Company would have had, on a consolidated basis, approximately $477.4 million of indebtedness, including capitalized lease obligations. The accrual of interest on the New Notes and the accretion of original issue discount on the Old Notes will significantly increase the Company's liabilities (except to the extent that the Old Convertible Notes are converted to Common Stock). Although the net proceeds from the Offerings are expected to further enhance liquidity and improve the Company's financial flexibility in the near term, the Company has significant indebtedness and interest expense as a result of the 1995 Debt Placement, which will be substantially increased as a result of the Debt Offering. The Old Note Indentures limit, but do not prohibit, and the New Note Indentures will limit, but will not prohibit, the incurrence of additional indebtedness by the Company and subsidiaries. Additionally, the Old
Note Indentures do not, and the New Note Indentures will not, limit the amount of indebtedness that may be incurred by the Company's new media and consumer products subsidiaries.

    The level of the Company's indebtedness could have important consequences, including the following: (i) the combined debt service requirements of the Old Notes and the New Notes (collectively, the "Notes") could make it more difficult for the Company to make payments on such Notes; (ii) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (iii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal and interest on its indebtedness and other obligations and will not be available for use in the Company's business;
(iv) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to changes in, its business; (v) the Company is more highly leveraged than many of its competitors, which may place it at a competitive disadvantage; and (vi) the Company's high degree of indebtedness could make it more vulnerable in the event of a downturn in its business or if operating cash flow does not significantly increase.

    The Company had net losses and negative EBITDA during the ten months ended December 31, 1995 (and prior fiscal years) and the first three months of 1996 and management anticipates that such net losses and negative EBITDA will continue (and increase) in the foreseeable future. For the same periods, on a pro forma as adjusted basis after giving effect to the Transactions, the Company's earnings before fixed charges would have been insufficient to cover fixed charges by approximately $68.1 million and $19.4 million, respectively. In addition, for the same periods on the same pro forma as adjusted basis, the Company's EBITDA minus capital expenditures and interest expense would have been negative $78.7 million and negative $23.0 million, respectively. As the Company expands its operations, it expects to continue to experience increasing net and operating losses and negative EBITDA. There can be no assurance that the Company will be able to attain profitability or positive EBITDA or that the Company will be able to meet its debt service obligations, including its obligations with respect to the Notes. If the Company's cash flow is inadequate to meet its obligations or fund its operations, the Company could face substantial liquidity problems. If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments or, if the Company otherwise fails to comply with the material terms of its indebtedness, it would be in default thereunder, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company, including the Notes. Such defaults would adversely affect the market price of the Common Stock. The ability of the Company to meet its obligations will be dependent upon the future performance of the Company, which will be affected by prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. See "Description of Certain Indebtedness."

COMPETITION

    The Company is subject to intense competition in each of the areas in which it operates. Many of the Company's competitors have longer-standing relationships with customers and suppliers in their respective industries, greater name recognition and significantly greater financial, technical and marketing resources than the Company.

    Local Telecommunications Market. The local telecommunications market is intensely competitive and currently is dominated by the RBOCs and LECs. The Company has been marketing local access services as a CAP only since December 1994 and local exchange services as a CLEC only since April 1996, and the Company has not obtained a significant market share in any of the areas where it offers such services, nor does it expect to do so given the size of the local telecommunications services market, the intense competition and the diversity of customer requirements. In each area covered by the Wireless Licenses, the services offered by the Company compete with those offered by the LECs, such as the RBOCs, which currently dominate the provision of local services in their markets. The LECs have long-standing relationships with their customers, have the potential to subsidize competitive services with revenues from a variety of business services and benefit from existing state and federal regulations that currently favor the LECs over the Company in certain respects. While legislative and regulatory changes have provided increased business opportunities for competitive telecommunications providers such as the Company, these same decisions have given the LECs increased flexibility in their pricing of services. This may allow the LECs to offer special discounts to the Company's (and other CLECs') customers and potential customers. Further, as competition increases in the local telecommunications market, the Company anticipates that general pricing competition and pressures will increase significantly. As LECs lower their rates, other telecommunications providers will be forced by market conditions to charge less for their services in order to compete, which could have an adverse effect on the Company and on the value of the Common Stock.

    In addition to competition from the LECs, the Company also faces competition from a growing number of new market entrants, such as other CAPs and CLECs, competitors offering wireless telecommunications services, including leading telecommunications companies, such as AT&T Wireless, and other entities that hold or have applied for 38 GHz licenses or which may acquire such licenses or other wireless licenses from others or the FCC. There is at least one other CAP and/or CLEC in each metropolitan area covered by the Company's Wireless Licenses, including, in many such areas, companies such as IntelCom Group Inc. ("IntelCom"), MCImetro, MFS Communications Company, Inc. ("MFS"), Teleport Communications Group Inc. ("Teleport") and Time Warner, Inc. ("Time Warner"). Many of these entities (and the LECs) already have existing infrastructure which allows them to provide local telecommunications services with potentially lower marginal costs than the Company currently can attain and which could allow them to exert significant pricing pressure in the markets where the Company provides or seeks to provide telecommunications services. In addition, many CAPs and CLECs have acquired or plan to acquire switches in order to offer a broad range of local telecommunications services.

    The Company currently faces competition from other entities which offer, or are licensed to offer, 38 GHz services, such as Advanced Radio Telecom Corp. ("ART") and BizTel Communications, Inc. ("BizTel"), and could face competition in certain aspects of its existing and proposed businesses from competitors providing wireless services in other portions of the radio spectrum, such as CAI Wireless Systems, Inc. ("CAI"), a provider of wireless Internet access services, and CellularVision USA, Inc. ("CellularVision"), a provider of wireless television services which, in the future, also may provide wireless Internet access and other local telecommunications services. In many instances, these service providers hold 38 GHz licenses or licenses for other frequencies in geographic areas which encompass or overlap the Company's market areas. Additionally, some of these entities enjoy the substantial backing of, or include among their stockholders, major telecommunications entities, such as Ameritech Corp. ("Ameritech") with respect to ART, Teleport with respect to BizTel, and NYNEX and Bell Atlantic with respect to CAI. Due to the relative ease and speed of deployment of 38 GHz and some other wireless-based technologies, the Company could face intense price competition from these and other wireless-based service providers. Furthermore, a notice of proposed rulemaking ("NPRM") issued by the FCC contemplates an auction of the lower 16 channels in the 38 GHz spectrum band, which have not been previously available for commercial use. The grant of additional licenses by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, as well as the development of new technologies, could result in increased competition. The Company believes that, assuming the adoption of the NPRM as currently proposed, additional entities having greater resources than the Company could acquire licenses to provide 38 GHz services.

    The Company also may face competition from cable companies, electric utilities, LECs operating outside their current local service areas and long distance carriers in the provision of local telecommunications services. The great majority of these entities provide transmission services primarily over fiber optic-, copper-based and/or microwave networks, which, unlike the Company's Wireless Fiber services, enjoy proven market acceptance for the carriage of telecommunications traffic. Moreover, the consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, which are expected to accelerate as a result of the passage of the Telecommunications Act, could give rise to significant new or stronger competitors to the Company. For example, Time Warner recently entered into a nine-state interconnection agreement with Bell South. There can be no assurance that the Company will be able to compete effectively in any of its markets.

    The Company's Internet access services also are likely to face competition from cable television operators deploying cable modems, which provide high speed data capability over existing coaxial cable television networks. Although cable modems currently are not widely available and do not provide for two-way data transfer rates that are as rapid as those which can be provided by Wireless Fiber services, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users, cable operators will be required to spend significant time and capital in order to upgrade their existing networks to a more advanced hybrid fiber coaxial network architecture. However, there can be no assurance that cable modems will not emerge as a source of competition to the Company's Internet access business. Further, Internet access services based on existing technologies such as ISDN and, in the future, on such technologies as asymmetrical digital subscriber loop ("ADSL") and high speed digital subscriber loop ("HDSL") will likely provide additional sources of competition to the Company's Internet access services. Additionally, the Company believes that many LECs and CLECs already are promoting other

Internet access services. See "Business -- Competition in the Telecommunications Industry -- Local Telecommunications Market" and "-- Government Regulation of Telecommunications Operations."

    Long Distance Market. The long distance market has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high (and increasing) average churn rate (especially among residential customers, which the Company historically has emphasized in its long distance reselling business, and customers acquired from other service providers, which acquisitions are part of the Company's ongoing long distance business strategy), as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T Corp. ("AT&T"), MCI and Sprint, as well as other national and regional long distance carriers and resellers, many of whom own substantially all of their own facilities and are able to provide services at costs lower than the Company's current costs since the Company generally leases its access facilities. The Company believes that the RBOCs also will become significant competitors in the long distance telecommunications industry. The Company believes that the principal competitive factors affecting its market share are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its ability to maintain high quality, market-driven services at prices generally perceived to be equal to or below those charged by its competitors. In 1995, the FCC announced a decision pursuant to which AT&T no longer will be regulated as a dominant long distance carrier. This decision is expected to increase AT&T's flexibility in competing in the long distance telecommunications services market and, in particular, will eliminate the longer advance tariff notice requirements previously applicable only to AT&T. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company. In addition, LECs have been obtaining additional pricing flexibility. This may enable LECs to grant volume discounts to larger long distance companies, which also could put the Company's long distance business at a disadvantage in competing with larger providers. See "Business -- Competition in the Telecommunications Industry -- Long Distance Market."

    New Media Business. The industry in which the Company's new media subsidiary competes consists of a very large number of entities producing, owning or controlling news, sports, entertainment, educational and informational content and services, including telecommunications companies, television broadcast companies, sports franchises, film and television studios, record companies, newspaper and magazine publishing companies, universities and on-line computer services. Competition is intense for timely and highly marketable or usable information and entertainment content. Almost all of the entities with which the Company's new media subsidiary competes have significantly greater presence in the various media markets and greater resources than the Company, including existing content libraries, financial resources, personnel and existing distribution channels. There can be no assurance that the Company will be able to compete successfully in the emerging new media industry. See "Business -- New Media Business."

    Consumer Products Business. The consumer products industry is subject to changes in styles and consumer tastes. An unanticipated change in consumer preferences inconsistent with the Company's merchandise lines could have a serious and adverse effect upon its operations. The Company's product lines are subject to intense competition with numerous manufacturers and distributors of hair, beauty and bath products. Mass merchandisers, drug store chains, and other mass volume retailers typically utilize freestanding pegboard fixtures or pegboard wall fixtures, as well as in-line shelving and end-cap displays, to display their products. Competition for shelf and wall space for product placement is intense, as many companies seek to have their products strategically placed within the store. Competition also exists with respect to product name recognition and pricing, since retailers and consumers often choose products on the basis of name brand, cost and value. Many of the Company's competitors have greater product and name recognition than it does, as well as much larger and more sophisticated sales forces, product development, marketing and advertising programs and facilities. The Company generally competes by attempting to offer retail customers quality, service and products at reasonable prices. See "Business -- Consumer Products -- Competition."

RISKS ASSOCIATED WITH RAPID EXPANSION

    The Company intends to pursue a strategy of aggressive and rapid growth, including the accelerated rollout of its CLEC services, continued aggressive marketing of its CAP services and the hiring of additional management, technical and marketing personnel, all of which will result in significantly higher operating expenses. Rapid expansion of the Company's operations may place a significant strain on the Company's management, financial and other resources. The Company's ability to manage future growth, should it occur, will depend upon its ability to monitor operations, control costs, maintain effective quality controls and significantly expand the Company's internal management, technical and accounting systems. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations and the value of the Common Stock. As part of its strategy, the Company may from time to time seek to acquire complementary assets or businesses and may use a portion of the proceeds from the Offerings for such acquisitions. There can be no assurance that the Company will be able to successfully integrate into its operations any business or assets which it may acquire. See "Use of Proceeds" and "Business -- Strategy for Telecommunications Business Growth."

SIGNIFICANT CAPITAL REQUIREMENTS

    The expansion of the Company's telecommunications operations and the continued funding of operating expenses will require substantial capital investment. Additionally, as part of its strategy, the Company may seek to acquire complementary assets or businesses (including additional 38 GHz licenses, by auction or otherwise), which also could require substantial capital investment. The Company's decision to accelerate the development of its CLEC operations in response to the Telecommunications Act has substantially increased the Company's capital requirements and the Company has undertaken the Stock Offering and Debt Offering to address these increased requirements. Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement and equipment financing arrangements which the Company intends to seek), will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following consummation of the Offerings. Management believes that the Company's capital needs at the end of such period will continue to be significant and the Company will continue to seek additional sources of capital. Further, in the event the Company's plans or assumptions change or prove to be inaccurate, or if the Company successfully consummates any acquisitions (including additional 38 GHz licenses, by auction or otherwise), or if the Company's operating income does not significantly increase, the Company may be required to seek additional sources of capital sooner than currently anticipated. Sources of additional capital may include public and private equity and debt financings, sales of nonstrategic assets and other financing arrangements. There can be no assurance that the Company will be able to obtain additional financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. Failure to obtain additional financing, if needed, could result in the delay or abandonment of some or all of the Company's development and expansion plans, which would have a material adverse effect on the Company's business and could adversely affect the Company's ability to service its existing debt and make interest and principal payments on the Notes and the value of the Common Stock. For a discussion of other factors that could affect the forward-looking statements contained in this paragraph, see the other risk factors and "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company Overview" and "-- Liquidity and Capital Resources."

GOVERNMENT REGULATION

    The Company's telecommunications services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all telecommunications services providers to the extent such services involve the provision of jurisdictionally interstate or international telecommunications, including the resale of long distance services, the provision of local access services necessary to connect callers to long distance carriers, and the use of electromagnetic spectrum (i.e., wireless services). The state regulatory commissions retain nonexclusive jurisdiction over the provision of telecommunications services to the extent such services involve the provision of jurisdictionally intrastate telecommunications. Municipalities also may regulate limited aspects of the Company's business by, for example, imposing zoning requirements or right-of-way permit procedures, certain taxes or franchise fees.

    The Telecommunications Act is intended to remove the formal barriers between the long distance and local telecommunications services markets, allowing service providers from each market (as well as providers of cable television and other services) to compete in all communications markets. The Telecommunications Act will permit the RBOCs to compete in the provision of interLATA long distance services. Additionally, the FCC must promulgate new regulations over the next several years to address mandates contained in the Telecommunications Act, which may change the regulatory environment significantly. The Telecommunications Act generally requires LECs to provide competitors with interconnection and nondiscriminatory access to the LEC network on more favorable terms than have been available in the past. However, such interconnection and the terms thereof are subject to negotiations with each LEC, which may involve considerable delays, and may not necessarily be obtained on terms and conditions that are acceptable to the Company. In such instances, although the Company may petition the proper regulatory agency to arbitrate disputed issues, there can be no assurance that the Company will be able to obtain acceptable interconnection agreements.

    The Company is unable to predict what effect the Telecommunications Act will have on the telecommunications industry in general and on the Company in particular. No assurance can be given that any regulation will broaden the opportunities available to the Company or will not have a material adverse effect on the Company and its operations. Further, there can be no assurance that the Company will be able to comply with additional applicable laws, regulations and licensing requirements or have sufficient resources to take advantage of the opportunities which may arise from this dynamic regulatory environment.

    Although the Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all licenses and approvals necessary and appropriate to conduct its operations, changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz and/or the future granting of 38 GHz licenses, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company. On November 13, 1995, the FCC released an order freezing the acceptance for filing of new applications for 38 GHz frequency licenses. On December 15, 1995, the FCC announced the issuance of an NPRM, pursuant to which it proposed to amend its current rules relating to 38 GHz, including, among other items, the imposition of minimum construction and usage requirements and an auction procedure for issuance of licenses in the 37-40 GHz band where mutually exclusive applications have been filed. In addition, the FCC ordered that those applications that are subject to mutual exclusivity with other applicants or that were placed on public notice by the FCC after September 13, 1995 would be held in abeyance and not processed by the FCC pending the outcome of the proceeding initiated by the NPRM. Final rules with respect to the changes proposed by the NPRM have not been adopted and the changes proposed by the NPRM have been, and are expected to continue to be, the subject of numerous comments by members of the telecommunications industry and others. Consequently, there can be no assurance that the NPRM will result in the issuance of rules consistent with the rules initially proposed in the NPRM, or that any rules will be adopted. Until final rules are adopted, the rules currently in existence remain in effect with respect to outstanding licenses.

    Additionally, providers of long distance services, including the major interexchange carriers, as well as resellers, such as the Company, are coming under intensified scrutiny for marketing activities by them or their agents that result in alleged unauthorized switching of customers from one long distance provider to another. The FCC and a number of state authorities are seeking to introduce more stringent regulations to curtail the intentional or erroneous switching of customers, which could include the imposition of fines, penalties and possible operating restrictions on entities which engage in unauthorized switching activities. In addition, the Telecommunications Act requires the FCC to prescribe regulations imposing procedures for verifying the switching of customers and additional remedies on behalf of carriers for unauthorized switching of their customers. The effect, if any, of the adoption of any such proposed regulations on the long distance industry and the manner of doing business therein, cannot be anticipated. Statutes and regulations which are or may become applicable to the Company as it expands could require the Company to alter methods of operations, at costs which could be substantial, or otherwise limit the types of services offered by the Company.

    The Company plans to operate as a CLEC in numerous states and to offer a full range of local exchange services. However, the Company must obtain the approval of state regulatory authorities prior to offering CLEC services in each state. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Illinois, Massachusetts, New York, Tennessee, Texas and Washington, and is seeking or intends to seek authorization in numerous other states. However, there can be no assurance that the Company will obtain or retain such state authorization. Further, as a CLEC, the Company will be subject to additional state regulatory and service parameters, including those relating to quality control and the adequate provision of customer service. See "Business
- -- Telecommunications Industry Overview," "-- Government Regulation of Telecommunications Operations" and "-- Competition in the Telecommunications Industry."

FINITE INITIAL TERM OF WIRELESS LICENSES; POTENTIAL LICENSE RENEWAL COSTS; FLUCTUATIONS IN THE VALUE OF WIRELESS LICENSES

    The FCC's current policy is to align the expiration dates of all 38 GHz licenses such that all such licenses mature concurrently and then to renew all such licenses for a matching ten-year period. The initial term of all currently outstanding 38 GHz licenses, including the Wireless Licenses, expires in February 2001. While the Company believes that all of its Wireless Licenses will be renewed based upon FCC custom and practice establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that any Wireless License will be renewed upon expiration of its initial term.

    In the NPRM, the FCC proposed auctioning licenses for currently unallocated 38 GHz channels. Given the current political climate with respect to balancing the federal budget, there is a risk that the FCC will require significant payments upon renewal of the Company's Wireless Licenses. The FCC's failure to renew, or imposition of significant charges for renewal of, one or more Wireless Licenses could have a material adverse effect on the Company and could adversely affect the value of the Common Stock.

    The Wireless Licenses are a significant asset of the Company, the value of which will depend significantly upon the success of the Company's wireless telecommunications operations and the future direction of the wireless telecommunications segment of the telecommunications industry. Values of licenses to provide wireless services also may be affected by fluctuations in the level of supply and demand for such licenses. Any assignment of a license or transfer of control by an entity holding a license is subject to certain limitations relating to the identity and status of the transferee and prior FCC approval (and in some instances state regulatory approval as it relates to the provision of telecommunications services in that state), thereby possibly diminishing the value of the Wireless Licenses. See "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Licenses" and "-- Government Regulation of Telecommunications Operations."

CHANGES IN TECHNOLOGY, SERVICES AND INDUSTRY STANDARDS

    The telecommunications industry has been characterized by rapid technological change, changing end-user requirements, frequent new service introductions and evolving industry standards. The Company believes that its future success will depend on its ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet these evolving industry standards. The extent to which competitors using existing or currently undeployed methods of delivery of local telecommunications services will compete with the Company's Wireless Fiber services cannot be anticipated. There can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future and render 38 GHz-based systems less profitable or less viable. For example, there are several existing technologies that may be able to allow the transmission of high bandwidth traffic over existing copper lines. There can be no assurance that the Company will have sufficient resources to make the investments necessary to acquire new technologies or to introduce new services that could compete with future technologies or that equipment held by the Company in inventory will not be rendered obsolete, which would have an adverse effect on the value of the Common Stock. See "Business -- Telecommunications Industry Overview."

CERTAIN FINANCIAL AND OPERATING RESTRICTIONS

    The indebtedness of the Company imposes significant operating and financial restrictions on the Company, affecting, and in certain cases limiting, among other things, the ability of the Company to incur additional indebtedness or create liens on its assets, pay dividends, sell assets, engage in mergers or acquisitions or make investments. Failure to comply with any such restrictions could limit the availability of borrowings or result in a default under the terms of any such indebtedness, and there can be no assurance that the Company will be able to comply with such restrictions. Moreover, these restrictions could limit the Company's ability to engage in certain business transactions which the Company may desire to consummate. The Company's inability to consummate any such transaction could have an adverse effect on the Company's operations and the value of the Common Stock. See "Description of Certain Indebtedness."

DEPENDENCE ON THIRD PARTIES FOR SERVICE AND MARKETING; POSSIBLE SERVICE INTERRUPTIONS AND EQUIPMENT FAILURES

    The Company's long distance resale business is dependent on utilizing the facilities of major long distance carriers to carry its customers' long distance telephone calls and, in many instances, especially during initial market penetrations, the Company's CLEC business will be dependent on the facilities of the LECs and other local exchange service providers to carry its customers' local telephone calls. The Company has agreements with long distance carriers that provide it with access to such carriers' networks and has entered or is entering into interconnect agreements with various LECs, and other CLECs, to access their local exchange facilities. Although the Company believes that it currently has sufficient access to long distance networks and will be able to obtain sufficient access to local exchange facilities, any increase in the rates or access fees charged by the owners of such facilities or their unwillingness to provide access to such facilities to the Company, as well as potential unwillingness of the LECs to honor appropriate provisioning and service intervals with respect to interconnection arrangements, could materially adversely affect the Company's operations. Failure to obtain continuing access to such networks and facilities also would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease its operations. In addition, the Company's operations require that the networks leased by it, and any facilities which may be developed by the Company, operate on a continuous basis. It is not atypical for networks and switching facilities to experience periodic service interruptions and equipment failures. It is therefore possible that the networks and facilities utilized by the Company may from time to time experience service interruptions or equipment failures resulting in material delays which would adversely affect consumer confidence as well as the Company's business operations and reputation and the value of the Common Stock. See "Business -- Telecommunications Services
- -- Long Distance Services."

    The Company utilizes, in certain cases, third parties for marketing its Wireless Fiber services and maintaining its operational systems. The Company has entered into master service agreements with each of Electric Lightwave, MCImetro and Century Telephone, which allow those companies to utilize and resell the Company's Wireless Fiber services to their own customers. The Company also has a national agreement with Lucent Technologies, Inc. ("Lucent") to provide field service for and network monitoring of the Company's Wireless Fiber facilities. The failure of any of these third parties to perform under their respective agreements or the loss of any of these agreements could have a material adverse effect on the Company's results of operations or its ability to service its customers. The Company plans to enter into master service agreements with other telecommunications service providers, and the failure to do so could have an adverse effect on the Company's development and results of operations and the value of the Common Stock. See "Business -- Telecommunications Services -- CAP Services -- Marketing."

RELIANCE ON EQUIPMENT SUPPLIER

    The Company currently purchases substantially all of its wireless telecommunications equipment, including transceivers and network monitoring equipment, from a single supplier even though there are other manufacturers of such equipment. Any reduction or interruption in supply from this supplier could have a material adverse effect on the Company until sufficient alternative supply sources are established. The Company does not manufacture, nor does it have the capability to manufacture, any of its telecommunications equipment. Although there are other manufacturers who have, or are developing, equipment that would satisfy the Company's needs, there can be no assurance that the Company would be able to replace its current primary supplier on commercially reasonable terms. Although several manufacturers currently produce or are developing equipment that will meet the Company's current and anticipated requirements, no industry standard or uniform protocol currently exists for 38 GHz equipment. Consequently, a single manufacturer's equipment must be used in establishing a link. See "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Fiber Links."

LINE OF SIGHT; POTENTIAL DISTANCE LIMITATIONS IMPOSED BY RAINFALL CONDITIONS IN CERTAIN GEOGRAPHIC AREAS; ROOF RIGHTS

    In order to provide quality transmission, Wireless Fiber services require an unobstructed line of sight between two transceivers comprising a link, with a maximum distance between any two corresponding transceivers of five miles (or shorter distances in certain areas; weather conditions may necessitate distances as short as 1.1 miles between transceivers to maintain desired transmission quality). The areas in which such shorter distances are required are those where rainfall intensity and the size of the raindrops adversely impact transmission quality at longer distances. Other weather conditions, such as snow, electrical storms and high winds, have not, in the Company's experience, affected Wireless Fiber services. The establishment of Wireless Fiber services may require additional transceivers to triangulate around obstacles (such as buildings). Similarly, to establish Wireless Fiber services covering a distance in excess of five miles, additional transceivers are required to establish a chain whose links are no more than five miles apart at any given point. The cost of additional transceivers where required by weather, physical obstacles or distance may render Wireless Fiber uneconomical in certain instances. The Company must obtain Roof Rights (or rights to access other similar locations where lines of sight are available) in each building where a transceiver will be placed.

The Company seeks to prequalify and obtain Roof Rights at buildings targeted by potential customers in its licensed areas in advance of anticipated orders. There can be no assurance, however, that the Company will be successful in obtaining Roof Rights necessary to establish its Wireless Fiber services in its potential markets. The Company's prequalification activities often require the payment of option fees to the owners of buildings that are being prequalified. Notwithstanding its prequalification activities, there can be no assurance that the Company will receive orders for Wireless Fiber services which allow the Company to utilize Roof Rights it obtains. See "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Fiber Links."

UNCERTAINTY OF MARKET ACCEPTANCE OF WIRELESS FIBER SERVICES

    The Company has been marketing its Wireless Fiber services since December 1994 and such services currently are generating revenues that are insignificant. The Company has not obtained a significant market share in any of the licensed areas where it offers Wireless Fiber services. The provision of wireless local telecommunications services over 38 GHz represents an emerging sector of the telecommunications industry and the demand for and acceptance of Wireless Fiber services are subject to a high level of uncertainty. Despite the Company's initial success in attracting customers, there can be no assurance that substantial markets will develop for wireless local telecommunications services delivered over 38 GHz, or that, even if such markets develop, the Company will be able to succeed in positioning itself as a provider of such services or provide such services profitably. The Company's success in providing wireless broadband services is subject to a number of factors beyond the Company's control. These factors include, without limitation, historical perceptions of the unreliability and lack of security of previous microwave radio technologies, changes in general and local economic conditions, availability of equipment, changes in telecommunications service rates charged by other service providers, changes in the supply and demand for wireless broadband services, competition from wireline and wireless operators in the same market area, changes in the federal and state regulatory schemes affecting the operations of telecommunications service providers in general and wireless broadband systems in particular (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations). In addition, the extent of the potential demand for wireless broadband services in the Company's market areas cannot be estimated with certainty. There can be no assurance that one or more of these factors will not have an adverse effect on the Company's financial condition and results of operations and the value of the Common Stock. See "Business -- Telecommunications Services."

RELIANCE ON KEY PERSONNEL

    The efforts of a small number of key management and operating personnel will largely determine the Company's success. The loss of any of such personnel could adversely affect the Company. The Company's success also depends in part upon its ability to hire and retain highly skilled and qualified operating, marketing, financial and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel. See "Management."

VOLATILITY OF MARKET PRICE OF COMMON STOCK

    Since the Common Stock has been publicly traded, the market price of the Common Stock has fluctuated over a wide range and may continue to do so in the future. The market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including, among other things, the depth and liquidity of the trading market of the Common Stock, variations in the Company's operating results and the difference between actual results and the results expected by investors and analysts. In addition, the stock market in recent years has experienced broad price and volume fluctuations that have often been unrelated to the operating performance of companies, particularly telecommunications companies. These broad market fluctuations also may adversely affect the market price of the Common Stock. See "Price Range of Common Stock."

SHARES ELIGIBLE FOR FUTURE SALE

    As of May 31, 1996, giving effect to the Stock Offering, the Company had 31,748,005 shares of Common Stock outstanding. Although a significant number of the outstanding shares of Common Stock are "restricted securities," as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"), and may not be sold unless such sale is registered under the Securities Act or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144, substantially all of such Restricted Shares either have been registered for resale under the Securities Act or are currently, or will soon become, available for sale pursuant to Rule 144. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock. The Company's directors and executive officers and certain other officers of the Company and the Company's subsidiaries have agreed that, except in certain limited circumstances, they will not sell any of their shares of Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriters."

EFFECT OF OUTSTANDING OPTIONS, WARRANTS AND OTHER CONVERTIBLE SECURITIES

    As of May 31, 1996, there were outstanding options and warrants with respect to an aggregate of 8,145,699 shares of Common Stock at per-share exercise prices ranging from $1.06 to $20.42. Additionally, the Old Convertible Notes (assuming the Old Convertible Notes are converted on October 23, 1996, the first possible date of conversion) and certain other convertible debt are convertible into an aggregate of 4,699,211 shares (with no additional cash payment). Moreover, substantially all of the shares underlying such securities have been or will be registered for resale under the Securities Act. The Company has two existing stock option plans under which options to purchase up to an additional 2,455,850 shares of Common Stock may be granted. The exercise of outstanding stock options, warrants and other convertible securities will dilute the percentage ownership of the Company's stockholders, and any sales in the public market of shares of Common Stock issuable upon the exercise of such stock options, warrants and convertible securities may adversely affect prevailing market prices for the Common Stock. See "Description of Certain Indebtedness," "Description of Capital Stock" and "Shares Eligible for Future Sale."

ANTI-TAKEOVER PROVISIONS

    The Company's corporate charter provides that directors serve staggered three-year terms and authorizes the issuance of up to 15,000,000 preferred shares with such designations, rights and preferences as may be determined from time to time by the Company's Board of Directors. The affirmative vote of the holders of at least two-thirds of the capital stock of the Company is required to amend the provisions of the charter relating to the classification of the Board. The staggered board provision could increase the likelihood that, in the event of a possible takeover of the Company, incumbent directors would retain their positions and, consequently, may have the effect of discouraging, delaying or preventing a change in control or management of the Company. While the Company has no present intention to issue Preferred Stock, the authorization of preferred shares empowers the Board of Directors, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred shares could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the

Company. Additionally, certain of the Company's indebtedness (including the Notes) contains provisions which would allow holders, at their election, to require prepayment in the event of a change in control of the Company, which could also serve to delay or prevent such a change in control from occurring. Moreover, the Company's By-Laws provide that a stockholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as director only if written notice of such stockholder's intent to make such nomination is given to the Company's Secretary not later than sixty days in advance of such meeting, and the Company's stock option plans contain a provision which accelerates the vesting of outstanding options in the event of certain changes in control of the Company, both of which could serve to delay or prevent a change in control from occurring. In addition, the Company is and, subject to certain conditions, will continue to be, subject to the anti-takeover provisions of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control of the Company. Furthermore, transfers of control and/or certain assets of telecommunications entities, such as the Company, may require the approval of the FCC and/or state regulatory commissions. With respect to 38 GHz licenses such as the Company's Wireless Licenses, assignments of such licenses and changes of control involving entities holding licenses require prior FCC and state regulatory approval and are subject to restrictions and limitations on the identity and status of the assignee or successor. See "Description of Capital Stock."

IMMEDIATE AND SUBSTANTIAL DILUTION

    This Offering involves an immediate and substantial dilution of $25.33 per share between the pro forma as adjusted net tangible book value per share after this Offering and the assumed public offering price of $27.75 per share. See "Dilution."

                          PRICE RANGE OF COMMON STOCK

    The Company's Common Stock has been quoted on the Nasdaq National Market since June 27, 1994, under the symbol "WCII" and prior thereto was quoted on the Nasdaq SmallCap Market under the symbol "WCII" from April 4, 1991 to June 26, 1994.

    The following table sets forth, for the fiscal periods indicated, the high and low last sale prices of the Common Stock as reported on the Nasdaq National Market or the Nasdaq SmallCap Market, as the case may be. The quotes represent "inter-dealer" prices without adjustment or mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                                                   COMMON STOCK PRICE
                                                            --------------------------------
PERIOD ENDED                                                     HIGH              LOW
- ---------------------------------------------------------   ---------------   --------------
May 31, 1994.............................................   $ 6 9/16          $ 3 3/4
August 31, 1994..........................................     6 11/16           4
November 30, 1994........................................     9 11/16           6
February 28, 1995........................................     9 1/8             5 1/32
May 31, 1995.............................................     7 1/32            5
August 31, 1995..........................................    13 3/8             5
November 30, 1995........................................    21 13/16          13 1/2
December 31, 1995 (commencing December 1, 1995)..........    17 3/8            14
March 31, 1996...........................................    18 1/2            13 3/8
June 30, 1996 (through June 12, 1996)....................    32 1/4            16

    See the cover page of this Prospectus for a recent reported last sale price of the Common Stock on the Nasdaq National Market. As of May 31, 1996, there were 321 holders of record of the Common Stock. The Company believes that there are more than 1,000 beneficial holders of the Common Stock.

                                DIVIDEND POLICY

    The Company has not declared or paid any dividends on the Common Stock and does not intend to pay dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. Certain covenants in the Old Note Indentures and New Note Indentures currently effectively prohibit the Company from declaring or paying cash dividends. See "Description of Certain Indebtedness."

                                    DILUTION

    The net tangible book value deficiency of the Company at March 31, 1996 was approximately $(15,079,000) or $(0.55) per share of Common Stock. The net tangible book value deficiency of the Company at March 31, 1996, after giving effect to the acquisitions of Fox/Lorber and TWL (but not Locate), was approximately $(21,022,000) or $(0.77) per share of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets less total liabilities, divided by the total number of outstanding shares of Common Stock. After giving effect to the sale by the Company of the Common Stock offered hereby at an assumed public offering price of $27.75 per share (after deduction of underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the U.S. Underwriters' over-allotment option) and the receipt of the net proceeds therefrom, the pro forma as adjusted net tangible book value of the Company at March 31, 1996 would have been approximately $75,801,000, or $2.42 per share. This represents an immediate increase in net tangible book value of $3.19 per share attributable to new investors purchasing shares of Common Stock in this Offering. The following table illustrates this per share dilution:

Assumed public offering price per share...................             $27.75
  Pro forma net tangible book value deficiency per share
    at March 31, 1996(1)..................................   $(0.77)
  Increase in net tangible book value attributable to new
investors.................................................     3.19
                                                             ------
Pro forma as adjusted net tangible book value per share
  after this Offering.....................................               2.42
                                                                       ------
Dilution of net tangible book value per share to new
investors.................................................             $25.33
                                                                       ------
                                                                       ------
- ------------

(1) The Company's Wireless Licenses, having an aggregate book value of $12,443,000 (or $0.46 per share), are treated as intangible assets and accordingly, have been excluded from the calculation of tangible book value.

                                USE OF PROCEEDS

    The net proceeds to the Company of the Stock Offering are estimated to be approximately $104.7 million (approximately $120.5 million if the U.S. Underwriters' over-allotment option is exercised in full) after deducting estimated underwriting discounts and commissions and other expenses payable by the Company. The net proceeds to the Company of the Debt Offering are estimated to be approximately $192.1 million, after deducting estimated underwriting discounts and commissions and other expenses payable by the Company.

    The passage of the Telecommunications Act has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. To capitalize on these opportunities, the Company has undertaken an expanded capital expenditure program. Prior to the enactment of the Telecommunications Act, the Company's planned capital expenditures for 1996 and 1997 were $36 million and $52 million, respectively. As a result of the Company's accelerated strategy, the Company now plans capital expenditures of $50 million and $280 million for 1996 and 1997, respectively. In addition to fueling the growth of the Company's businesses, the Company believes that its existing capital resources, which will be enhanced substantially by the proceeds of the Offerings, will allow it to negotiate more effectively with equipment suppliers and attract talented telecommunications personnel, while also providing assurance to potential customers.

    The Company intends to use the net proceeds of the Offerings (together with funds raised in the 1995 Debt Placement) for the expansion of its telecommunications operations in multiple markets, including the purchase of switching equipment, customer site equipment and related software, the acquisition of Roof Rights, the hiring of sales, marketing, engineering and customer service personnel, the development of operating and management systems, acquisitions (including additional 38 GHz licenses, by auction or otherwise), other capital expenditures, and for working capital and general corporate purposes, including the funding of operating losses. As a complement to its telecommunications services, the Company may also use a portion of the proceeds to acquire rights to, develop and control certain information and entertainment content and services. A portion of the Company's expansion may occur through acquisitions (utilizing cash or securities of the Company) as an alternative to direct investment in the assets required to facilitate the Company's growth strategy and a portion of the net proceeds of the Offerings may be used in connection with such acquisitions. The businesses that the Company may acquire would likely consist of entities that own or control existing telecommunications facilities or entertainment and information content and services, customers or licenses to provide telecommunications services. If the Locate Acquisition is consummated, the Company may use a portion of the proceeds of the Offerings to pay the $17.5 million promissory note to be issued to the seller (if the Company does not elect to convert the note into Common Stock). As of the date of this Prospectus, the Company has no agreement with any person to acquire or effect any acquisition of a material business or assets, except as relating to the Locate Acquisition.

    Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement and equipment financing arrangements which the Company intends to seek), will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following consummation of the Offerings. Management believes that the Company's capital needs at the end of such period will continue to be significant and the Company will continue to seek additional sources of capital. See "Risk Factors -- Significant Capital Requirements," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company Overview" and "-- Liquidity and Capital Resources."

    The following table sets forth (in millions) the estimated sources and uses of funds from the Offerings:

SOURCES OF FUNDS:

Gross proceeds from the Stock Offering..............................   $111
Gross proceeds from the Debt Offering...............................    200
                                                                       ----
      Total sources of funds........................................   $311
                                                                       ----
                                                                       ----

USES OF FUNDS:

Expansion of its telecommunications operations in multiple markets, acquisitions (including additional 38 GHz licenses, by auction or otherwise) other capital expenditures and for working capital and general corporate purposes, including the funding of operating losses, and, in certain instances, for the acquisition of rights to, development and control of certain information and entertainment
content and services................................................   $297
Transaction fees and expenses.......................................     14
                                                                       ----
      Total uses of funds...........................................   $311
                                                                       ----
                                                                       ----

                                 CAPITALIZATION

    The following table sets forth the cash and capitalization of the Company as of March 31, 1996: (i) on a historical basis, (ii) on a pro forma basis that gives effect to the acquisitions of Fox/Lorber, TWL and Locate as if they occurred on March 31, 1996 (assuming that the Company does not elect to convert the $17.5 million note to the sellers of Locate into Common Stock) and (iii) on a pro forma as adjusted basis that gives effect to the Offerings (assuming no exercise of the U.S. Underwriters' over-allotment option) as if they occurred on March 31, 1996 (and assuming an offering price of $27.75 per share of Common Stock). This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                         MARCH 31, 1996
                                                              ------------------------------------
                                                                                        PRO FORMA
                                                               ACTUAL     PRO FORMA    AS ADJUSTED
                                                              --------    ---------    -----------
                                                                         (IN THOUSANDS)
Cash, cash equivalents and short term investments..........   $203,503    $ 203,665     $ 501,337
                                                              --------    ---------    -----------
                                                              --------    ---------    -----------
Current portion of long-term debt and capital lease
obligations................................................   $ 10,314    $  28,621     $  28,621
                                                              --------    ---------    -----------
                                                              --------    ---------    -----------
Long-term debt and capital lease obligations:
  Old Senior Notes.........................................   $159,194    $ 159,194     $ 159,194
  New Senior Notes ........................................      --          --           100,000
  New Senior Subordinated Notes ...........................      --          --           100,000
  Old Convertible notes....................................     79,597       79,597        79,597
  Other notes..............................................      3,436        3,603         3,603
  Capital lease obligations, net of current portion........      5,810        6,047         6,047
                                                              --------    ---------    -----------
    Total long-term debt and capital lease obligations.....    248,037      248,441       448,441
                                                              --------    ---------    -----------
Stockholders' equity:
  Preferred stock of the Company, 15,000,000 shares
    authorized, 689 shares issued and held in treasury, 0
outstanding................................................        689          689           689
  Common Stock, $.01 par value, 75,000,000 shares
    authorized, 29,740,306 shares issued and 27,233,543
    shares outstanding, 29,807,739 shares issued and
    27,300,976 shares outstanding on a pro forma basis,
    33,807,739 shares issued and 31,300,976 shares
    outstanding on an as adjusted basis (1)................        297          298           338
  Additional paid-in capital...............................    103,989      105,158       209,866
  Accumulated deficit......................................    (52,010)     (52,010)      (52,010)
                                                              --------    ---------    -----------
                                                                52,965       54,135       158,883
  Less: treasury stock.....................................    (39,677)     (39,677)      (39,677)
       Deferred compensation...............................       (997)        (997)         (997)
       Unrealized loss on long term investments............     (1,339)      (1,339)       (1,339)
                                                              --------    ---------    -----------
  Total stockholders' equity...............................     10,952       12,122       116,870
                                                              --------    ---------    -----------
    Total capitalization...................................   $258,989    $ 260,563     $ 565,311
                                                              --------    ---------    -----------
                                                              --------    ---------    -----------

- ------------

(1) Does not include (i) an aggregate of 1,075,299 shares of Common Stock issuable upon exercise of options granted or which may be granted under the 1992 Plan, (ii) an aggregate of 3,500,000 shares of Common Stock issuable upon exercise of options granted or which may be granted under the 1995 Plan, (iii) 6,026,250 shares of Common Stock issuable upon exercise of other outstanding options and warrants and (iv) 4,699,211 shares of Common Stock which may be issued upon conversion of the Old Convertible Notes (assuming they are converted on October 23, 1996, the first date on which conversion may occur) and certain other convertible debt. See "Description of Certain Indebtedness" and notes 17, 18 and 22 to the Consolidated Financial Statements. The exercise and conversion prices of the foregoing securities are all below the current market price of the Common Stock.

                            SELECTED FINANCIAL DATA

    The selected financial data presented below, as of and for the two years ended February 28, 1994 and 1995 and for the ten months ended December 31, 1995, have been derived from the Company's consolidated financial statements which have been audited by Grant Thornton LLP, independent certified public accountants. The selected financial data presented below as of and for the three months ended March 31, 1995 and 1996 and the ten months ended December 31, 1994 have been derived from unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma and historical consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                               YEAR ENDED         TEN MONTHS ENDED      THREE MONTHS ENDED
                                              FEBRUARY 28,          DECEMBER 31,             MARCH 31,
                                           ------------------    -------------------    -------------------
                                            1994       1995       1994        1995       1995      1996(1)
                                           -------    -------    -------    --------    -------    --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales:
 Telecommunications(2)..................   $ 8,505    $14,909    $13,420    $ 13,136    $ 2,219    $ 10,217
 Information services...................     --           474        193       2,648        844         771
 Merchandising..........................     7,120     10,182      8,405      13,987      3,095       3,521
                                           -------    -------    -------    --------    -------    --------
     Total net sales....................    15,625     25,565     22,018      29,771      6,158      14,509
Operating income (loss):
 Telecommunications.....................      (744)    (3,423)    (2,067)     (6,945)    (1,381)     (2,917)
 Information services...................     --          (117)      (115)        238         66         (30)
 Merchandising..........................       223        307        329         756         79         100
 General corporate......................    (1,547)    (2,378)    (1,609)     (3,861)    (1,033)     (1,771)
                                           -------    -------    -------    --------    -------    --------
     Total operating loss...............    (2,068)    (5,611)    (3,462)     (9,812)    (2,269)     (4,618)
Interest expense........................       744        637        505       7,630        184       8,815
Interest income.........................      (109)      (385)      (297)     (2,890)      (125)     (3,057)
Other expenses, net(3)..................     5,687      1,367        948       1,305        599         194
Net loss(4).............................    (8,195)    (7,230)    (4,618)    (15,857)    (2,927)    (10,699)
Net loss per common share(4)............   $ (1.06)   $ (0.42)   $ (0.28)   $  (0.70)   $ (0.15)   $  (0.39)
Weighted average common shares
outstanding.............................     7,719     17,122     16,609      22,770     19,935      27,214

OTHER FINANCIAL DATA:
Capital expenditures....................   $   307    $ 1,816    $ 1,465    $  8,652    $   555    $  2,588
EBITDA(5)(6)............................    (1,845)    (5,179)    (3,116)     (8,952)    (2,138)     (3,771)
Ratio of earnings to fixed charges(7)...     --         --         --          --         --          --

                                                               AS OF
                                                            FEBRUARY 28,          AS OF          AS OF
                                                         ------------------    DECEMBER 31,    MARCH 31,
                                                          1994       1995          1995          1996
                                                         -------    -------    ------------    ---------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and short term investments.....   $   719    $ 3,156      $211,701      $ 203,503
Property and equipment, net...........................     1,301      2,663        15,898         18,089
Total assets..........................................    14,610     29,509       285,363        280,473
Current portion of long-term debt and capital lease
obligations...........................................     2,851        332         9,643         10,314
Long-term debt and capital lease obligations, less
 current portion and discount.........................     3,084      5,165       240,455        248,037
Stockholders' equity..................................     4,719     18,280        21,752         10,952

                                                   (footnotes on following page)

- ------------

(1) In the first quarter of 1996, the Company settled a dispute with another carrier regarding the unauthorized switching of the Company's customers to the other carrier. The Company recognized revenue of approximately $1.5 million and cost of sales of approximately $850,000 in connection with this settlement, the substantial majority of which related to minutes of use during that quarter.

(2) The Company has generated nominal revenues from its Wireless Fiber services.

(3) For the year ended February 28, 1994, principally represents noncash expense of $5.3 million consisting of the difference between the exercise prices of certain options granted in connection with the Company's initial public offering in April 1991 and the market value of the underlying shares of Common Stock on the date such options became exercisable.

(4) For the year ended February 28, 1994, net loss includes an extraordinary gain of approximately $0.2 million from the extinguishment of debt ($.03 per share).

(5) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense (see footnote (3) above). EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's Consolidated Financial Statements contained elsewhere in this Prospectus.

(6) EBITDA was insufficient to cover interest expense for the years ended February 28, 1994 and 1995, the ten months ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996.

(7) For the years ended February 28, 1994 and 1995, the ten months ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, earnings were insufficient to cover fixed charges by $8.5 million, $7.2 million, $4.6 million, $15.9 million, $2.9 million and $10.6 million, respectively. On a pro forma basis, giving effect to the acquisitions of Locate, Fox/Lorber, TWL and Avant-Garde, the Everest Financing and the issuance of the Old Notes, as if they occurred at the beginning of the respective periods, earnings were insufficient to cover fixed charges by $43.9 million and $12.3 million for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively, and $68.1 million and $19.4 million on a pro forma as adjusted basis giving effect to the Transactions for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense (one-third) that the Company believes to be representative of interest. For the twelve months ended December 31, 1995 on a pro forma basis and a pro forma as adjusted basis giving effect to the Transactions, earnings were insufficient to cover fixed charges by $51.5 million and $80.7 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion includes certain forward-looking statements. For a discussion of important factors, including, but not limited to, continued development of the Company's businesses, actions of regulatory authorities and competitors, and other factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors" and the Company's periodic reports incorporated herein by reference.

COMPANY OVERVIEW

    The Company provides local and long distance telecommunication services in the United States. As a complement to its telecommunications operations, the Company produces and distributes information and entertainment content. The Company also maintains a consumer products company with distribution through national retailers in the United States and Canada.

    The Company operates its businesses through its wholly-owned subsidiaries as follows:

        . WinStar Wireless, Inc. ("WinStar Wireless") is a CAP that provides Wireless Fiber-based local access services in many major metropolitan areas via the Company's digital wireless capacity in the 38 GHz portion of the radio spectrum. Wireless Fiber services currently are marketed to long distance carriers, CAPs, CLECs, CMRS service providers and LECs, as well as businesses, government agencies and institutions.

        . WinStar Telecommunications, Inc. ("WinStar Telecom") is a CLEC that recently commenced providing local exchange services and seeks to become a value-added, economical alternative to the LECs, particularly through the exploitation of the Company's Wireless Fiber capabilities, in substantially all of the metropolitan areas covered by the Company's Wireless Licenses. WinStar Telecom markets its services primarily to small- and medium-sized businesses.

        . WinStar Gateway Network, Inc. ("WinStar Gateway") is a long distance telecommunications services reseller that provides service primarily to residential customers.

        . WinStar New Media Company, Inc. ("WinStar New Media") produces and distributes, domestically and abroad, information and entertainment content, principally nonfiction and international programming and nationally syndicated sports radio programming.

        . WinStar Global Products, Inc. ("WinStar Global Products"), which was acquired by the Company prior to its entry into the telecommunications industry, designs, manufactures, markets and distributes personal care products, principally bath and hair care products, and sells primarily through large retailers, including mass merchandisers, discount stores, department stores and national and regional drug store chains.

    Perceiving emerging opportunities in an increasingly procompetitive telecommunications industry, the Company shifted its focus in 1992 from marketing consumer products to providing telecommunications services, and entered the telecommunications business in 1993 with its acquisition of WinStar Gateway. Substantially all of the Company's revenues have historically been generated through its long distance telecommunications, information and entertainment, and consumer products businesses. In 1994, the Company positioned itself for entrance into the local telecommunications market with the acquisition of Avant-Garde, the original holder of many of the Wireless Licenses. Utilizing the Wireless Licenses, the Company (through WinStar Wireless) entered the local access services market as a CAP in December 1994 and currently provides Wireless Fiber-based local access services to a limited number of customers, generating nominal revenues to date. In April 1996, the Company (through WinStar Telecom) entered the local exchange services market as a CLEC, and currently provides such services only on a resale basis in New York City.

    The passage of the Telecommunications Act of 1996 has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. The

Company's entry into the local exchange services market, along with the continued development and expansion of the Company's local access business, will require significantly larger amounts of capital expenditures for the construction of Wireless Fiber and switch-based infrastructure on a city-by-city basis, for working capital and for funding of operating losses during the next several years. In connection with its CLEC business, the Company will seek to install its own switches and remote nodes and utilize its Wireless Fiber capacity, together with facilities leased or purchased from other carriers, to originate and terminate local traffic. The faster the Company's rollout of its CLEC business, the greater the near term operating losses and capital expenditures will be. In addition, the Company intends to expand its Wireless Fiber-based CAP business because its CAP business will serve a significant portion of the local access needs of the Company's CLEC business, including for backbone interconnections of hub, main switch and local nodes sites to be created by the Company in connection with its CLEC operations, and for the origination and termination of local traffic generated by the Company's local exchange customers.

REVENUES

    The Company anticipates that the revenues generated by the operations of its telecommunications businesses will represent an increasingly larger percentage of the Company's consolidated revenue as the Company expands into the local telecommunications services market. Factors driving the mix of revenues are as follows:

        . CLEC revenues will be driven primarily by the number of local exchange circuits installed and in service. Customers generally are billed a flat monthly fee plus a per-minute usage charge or fraction thereof. Revenue growth depends on the introduction of local exchange services in new cities, the purchase and installation of switches to service those areas, and the addition of new customers. Additionally, if bundled services, such as long distance and Internet access, are purchased by the Company's customers, revenue per circuit will increase. Other anticipated sources of revenue include resale agreements for CMRS services, advanced data services, broadband data transmission services and video conferencing. The Company believes that as its local exchange services business grows, it will become the most significant component of the Company's revenues. The Company currently is generating revenues from this business that are insignificant. The Company does not expect significant revenues from its CLEC business during 1996. Local exchange services that are offered by the Company on a resale basis can be provided, and revenues generated thereby, shortly after receipt of customer orders. Currently, the sales cycle for the resale of local exchange services is approximately one to three weeks in duration. The Company anticipates that the sales cycle for local exchange services provided using its own facilities will be approximately the same duration as that experienced in the resale of local exchange services. The Company anticipates significant ongoing price reductions for provision of local exchange services, including those provided by the Company, in the future.

        . CAP revenues are driven primarily by the number of Wireless Fiber links in service and the capacity of each link (i.e., T-1s or DS-3s). Customers generally are billed at a fixed monthly rate per unit of capacity. Since the Company's local access customers have been, and will likely continue to be, predominantly telecommunications service providers, the addition or loss of several major customers would have a material impact on this business. The Company is generating revenues from this business that currently are insignificant. The Company's local access services are sold through a sales cycle that has averaged 9 to 12 months in duration because of the need to (i) demonstrate the efficacy and reliability of Wireless Fiber-based services to potential customers, as such services involve technology that is relatively new to the United States telecommunications industry and (ii) acquire the Roof Rights to install the Wireless Fiber links necessary to address the specific requirements of a customer. The Company believes that this sales cycle will become shorter going forward as
    (i) the efficacy and reliability of Wireless Fiber services become more widely accepted in the industry (thereby shortening or eliminating the customer education phase of the sales cycle), (ii) the Company's strategy of prequalifying buildings for Roof Rights results in the acquisition of key locations that will enable the Company to more rapidly address the specific requirements of many potential customers and (iii) existing customers broaden their use of the Company's Wireless Fiber services, especially those which have entered into master service agreements with the Company. The Company anticipates significant ongoing price reductions for CAP services, including those provided by the Company, in the future. See "Risk Factors-- Uncertainty of Market Acceptance of Wireless Fiber Services."

        . Long distance telecommunications services revenues are driven principally by the size and type of the customer base, with the largest percentage of the Company's long distance telecommunications services revenues currently derived from residential customers. Customers are billed on a per-minute basis or fraction thereof. New customers are generated through agent programs, affinity group programs and direct marketing. It is expected that in the future, larger percentages of the Company's long distance telecommunications service revenues will be derived from direct sales efforts to smaller- and medium-sized businesses as well as from customers which are purchasing local exchange services through the Company's CLEC business.

        . Information and entertainment content revenues are, or will be, driven principally by (i) sales of content, such as documentaries and foreign films, to traditional content customers, such as cable networks, (ii) sales of content to new media distribution channels, such as on-line services,
    (iii) sales of advertising and (iv) the bundling of content with the Company's telecommunications services.

        . Consumer products revenues are driven principally by the number of national retailers in the Company's customer base. The Company obtains shelf space through such large retailers, and the addition or loss of several large retailers can have a significant effect on the revenues of the Company's consumer products business. Product sell-through and new product introductions also play an important role in the Company's relationships with its customers.

COSTS

    Factors relating to costs are as follows:

        . Costs associated with the Company's CLEC business will include significant up-front capital expenditures for the development of the infrastructure required to provide the Company's own local exchange services, including expenditures relating to interconnection (i.e., the use of LEC facilities to terminate calls), purchases of switching equipment, 38 GHz radios and site acquisition fees and expenses (including option fees for the prequalification of buildings for Roof Rights). In addition, the Company will have substantial start-up costs related to its CLEC business that will not be capitalized, including costs of engineering, marketing, administrative and other personnel, who will be needed in advance of related revenues. Prior to such time that the Company has developed and constructed the infrastructure required to provide its own local exchange services in a particular city, the Company may resell the local exchange services of other telecommunications providers. The resale of local exchange services typically will result in greater operating costs than the provision of services over the Company's own facilities and such costs will therefore decrease as the Company begins to provide more services over its own facilities. For example, as the Company increases the use of its Wireless Fiber capacity and decreases its dependence on the facilities of LECs and fiber optic-based carriers, resale costs will decrease proportionately. Additionally, site acquisition and switch costs will become a lower percentage of cost per minute of service as more buildings are connected and as the Company increases the number of customers and lines per building thereby improving operating margins. The Company is following a city-by-city, building-centric network plan to establish its own local exchange services facilities. This strategy allows the Company to manage the growth of operating and capital expenditures consistent with the amount of available working capital for such plan. The up-front capital costs of establishing the initial infrastructure required for the Company to provide its own local exchange services are substantial and much greater than those relating to the Company's CAP business.

        . Costs associated with the Company's CAP business include site acquisition (including option fees for the prequalification of buildings for Roof Rights) and equipment related fees and expenses, including costs incurred in connection with the acquisition of Roof Rights and the purchase of 38 GHz radios. In addition, the Company will continue to incur substantial start-up costs related to its CAP business that will not be capitalized, including costs of engineering, marketing, administrative and other personnel who will be needed in advance of related revenues. The cost per Wireless Fiber link is reduced as increased traffic is generated in buildings in which the Company already has established service. The Company also expects that equipment costs will continue to drop as technological improvements are made and more vendors begin to offer 38 GHz radios and other equipment. The initial costs to complete a Wireless Fiber link and initiate services across that link are much less than those required by the Company's CLEC business because of the additional costs related to establishing CLEC services, such as those related to the purchasing of switches and customer-site equipment.

        . Costs associated with the Company's long distance business include expenses related to resalable minutes purchased from major carriers, and accordingly fluctuate with revenue. Typically, reductions of such costs are achieved through negotiated volume rebates and competitive contract pricing. Generally, the Company is obligated to generate certain minimum monthly usage with its long distance carriers and may be required to pay an underutilization fee in addition to its monthly bill equal to a certain percentage of the difference between such minimum commitments and the traffic actually generated by the Company. The Company has never paid or been required to pay any underutilization charges.

        . The Company's information services businesses have both production and distribution costs. Film production costs are capitalized as incurred and are expensed as productions are completed. Overhead costs in the production division are also capitalized and allocated to films in progress, and are subsequently expensed as such films are completed. The distribution divisions incur royalty costs payable to third-party producers and selling costs, both of which vary directly with sales of acquired product, as well as administrative costs, substantially personnel related costs, which are primarily fixed in nature and which are expensed as incurred.

        . Costs associated with the Company's consumer product business fluctuate with material and labor component pricing. A large percentage of material components are sourced overseas, and are purchased in United States dollars. The Company seeks to lower product costs through improved material sourcing. See "-- Liquidity and Capital Resources."

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1995

    Net sales for the three months ended March 31, 1996 increased by $8,351,000, or 136%, to $14,509,000, from $6,158,000 for the three months ended March 31, 1995. This increase was principally attributable to increased revenues generated by the Company's telecommunications businesses, which had revenues of approximately $10.2 million during the three months ended March 31, 1996, compared with $2.2 million for the three months ended March 31, 1995. In the first quarter of 1996, the Company settled a dispute with another carrier regarding the unauthorized switching of the Company's customers to the other carrier. The Company recognized revenue of approximately $1.5 million and cost of sales of approximately $850,000 in connection with the settlement, the substantial majority of which related to minutes of use during that quarter.

    Cost of sales for the three months ended March 31, 1996 increased by $3,975,000, or 86%, to $8,573,000, from $4,599,000 for the first three months ended March 31, 1995. The increase is principally attributable to costs of purchasing additional long distance minutes from third-party carriers to support increased telecommunications traffic.

    Gross profit for the three months ended March 31, 1996 increased by $4,376,000, or 280%, to $5,936,000, from $1,559,000 for the three months ended
March 31, 1995. Gross profit as a percentage of net sales increased to 40.9% for the three months ended March 31, 1996, from 25.3% for the three months ended March 31, 1995. The increase was primarily attributable to improving margins in the Company's telecommunications businesses, which was positively impacted during the first quarter by lower cost of sales for its long distance business achieved through reduced carrier costs and volume rebates resulting from renegotiated contracts with long distance service carriers.

    Selling, general and administrative expenses increased by $6,422,000 to $10,192,000 or 70.2% of net sales, for the three months ended March 31, 1996, from $3,770,000, or 61.2% of net sales, for the comparable period of the prior year. The increase in personnel employed in the telecommunications businesses, along with selling costs associated with increased revenues in the long distance telephone business, accounted for approximately 86% of the increase. Corporate general and administrative expenses accounted for approximately 11% of the total increase, reflecting the expense of continued expansion of the Company's executive, finance, information and human resource personnel and systems. For the reasons noted above, the operating loss for the three months ended March 31, 1996 was $4,618,000, compared with $2,269,000 for the three months ended March 31, 1995.

    Interest expense for the three months ended March 31, 1996 was $8,815,000, compared with $184,000 for the three months ended March 31, 1995. The increase was primarily attributable to $7,834,000 in interest accreted on the Old Notes but not payable in cash during the current quarter.

    Interest income for the three months ended March 31, 1996 increased by $2,932,000, to $3,057,000, from $125,000 for the three months ended March
31, 1995. The increase is attributable to earnings on the proceeds of the 1995 Debt Placement, which raised net proceeds of $214.5 million.

    Other expense generally consists of amortization of intangibles, equity in income (loss) of unconsolidated subsidiaries and various other items. Other expense, net, for the three months ended March 31, 1996 decreased by $405,000, to $195,000, from $599,000 for the three months ended March 31, 1995. During the three months ended March 31, 1995, the Company recorded an expense of $537,000 representing its equity interest in the losses of Avant-Garde. As a result of the merger of Avant-Garde into a subsidiary of the Company, the Company began to include all of Avant-Garde's revenues and expenses in its consolidated statement of operations effective July 17, 1995, and therefore this expense does not appear in the statement of operations for the quarter ended March 31, 1996. In addition, the cost of the acquisition of Avant-Garde has been allocated primarily to licenses, and the amortization of this asset caused an increase in amortization expense from $63,000 for the three months ended March 31, 1995 to $195,000 for the three months ended March 31, 1996.

    For the reasons noted above, the net loss for the three months ended March 31, 1996 was $10,699,000, compared with a net loss of $2,927,000 for the first three months of 1995.

    TEN MONTHS ENDED DECEMBER 31, 1995 COMPARED TO THE TEN MONTHS ENDED DECEMBER 31, 1994

    Net sales for the ten months ended December 31, 1995 increased by $7,753,366, or 35.2%, to $29,771,472, from $22,018,106 in the comparable period of the prior year. This increase was attributable to increased revenues in the Company's information and entertainment services and consumer products merchandising subsidiaries. During the ten months ended December 31, 1995, WinStar Wireless had only nominal revenues. WinStar New Media, which reported nominal revenues in the prior year, had revenues of approximately $2,648,000 for the ten months ended December 31, 1995, related primarily to the completion of certain documentary television products. WinStar Global Products also experienced an increase in revenue of approximately $5,664,000, primarily due to the growth in sales volume of its bath and body product lines.

    Cost of sales for the ten months ended December 31, 1995 increased by $4,785,000, or 32%, to $19,546,000, from $14,761,000 for the ten months ended
December 31, 1994. The increase was
principally attributable to the growth in the Company's information services and consumer products businesses.

    Gross profit for the ten month ended December 31, 1995 increased by $2,968,000, or 41%, to $10,225,000, from $7,257,000 for the ten months ended
December 31, 1994. Gross profit as a percentage of sales increased to 34.3% for the ten months ended December 31, 1995, compared to 33.0% in the comparable period of the prior year. The increase was principally attributable to an increase in gross margins at WinStar Global Products resulting from sales price increases and product cost decreases relating to better material pricing and factory efficiencies.

    Selling, general and administrative expenses increased by $9,292,277 to $19,266,466, or 64.7% of net sales, for the ten months ended December 31, 1995, from $9,974,189, or 45.3% of net sales, in the comparable period of the prior year. The acquisition of Avant-Garde and the consolidation of that entity's results of operations into the Company's financial statements from July 17, 1995 onward, as well as the growth in the administrative infrastructure at WinStar Wireless, accounted for approximately 36% of the total increase. In particular, expenses were incurred to develop operating systems, to market services to targeted customers and to prepare for future growth in the wireless business. Corporate general and administrative expenses accounted for approximately 23% of the total increase because of the hiring of additional personnel and the expansion of the Company's infrastructure to manage future growth in the wireless business. Selling and marketing expenses incurred by WinStar Global Products to service increased revenues accounted for approximately 22% of the total increase.

    For the reasons noted above, the operating loss for the ten months ended December 31, 1995, was $9,811,629, compared to an operating loss of $3,462,037 in the comparable period of the prior year.

    Interest expense increased by $7,125,000 to $7,630,000 for the ten months ended December 31, 1995, from $505,000 for the ten months ended December 31, 1994, reflecting principally the non-cash accretion of interest to the Old Notes.

    Interest income for the ten months ended December 31, 1995 increased by $2,593,000, to $2,890,000, compared with $297,000 for the same period during the prior year. The increase was attributable to earnings on the 1995 Debt Placement, which raised net proceeds of $214.5 million.

    Other expense, net, for the ten months ended December 31, 1995 increased by $357,000, to $1,306,000, compared with $949,000 for the same period of the prior year. The cost of the acquisition of Avant-Garde has been allocated primarily to the 38 GHz licenses held by Avant-Garde at the time of the acquisition, and the amortization of this asset beginning in June 1995, when such licenses were placed into service, caused an increase in amortization expense of $258,000.

    For the reasons noted above, the Company reported a net loss of $15,857,459 for the ten months ended December 31, 1995, compared to a net loss of $4,618,358 in the comparable period of the prior year.

    YEAR ENDED FEBRUARY 28, 1995 COMPARED TO YEAR ENDED FEBRUARY 28, 1994

    Net sales for the year ended February 28, 1995, were $25,564,760, up 63.6% from the prior year's sales of $15,625,019. During the year ended February 28, 1995, WinStar Gateway reported net sales of $14,909,225, compared to net sales of $8,505,282 in the year ended February 28, 1994, an increase of 75.3%. Sales growth resulted primarily from growth in the customer base at WinStar Gateway. WinStar Global Products also experienced substantial sales growth, from $7,119,737 in the year ended February 28, 1994, to $10,182,143 in the year ended February 28, 1995, an increase of 43%. This increase was attributable to approximately $3,600,000 in additional sales from the bath and body product line acquired in the year ended February 28, 1994, as well as growth in the personal care products line. These sales increases were offset by a reduction of approximately $1,200,000 in sales from discontinued business lines. WinStar New Media generated $473,392 in sales in the year ended February 28, 1995, its first year of operation.

    Cost of sales for the year ended February 28, 1995 increased by $6,990,000, or 65%, to $17,703,000, from $10,712,000 for the year ended February 28, 1994.
The increase is principally attributable to the growth in the Company's long distance telephone and consumer products businesses.

    Gross profit for the year ended February 28, 1995 increased by $2,949,000, or 60%, to $7,862,000, from $4,913,000 for the year ended February 28, 1994.
Gross profit as a percentage of sales was 30.8% in the year ended February 28, 1995, compared to 31.4% in the prior year. The slight decrease is attributable to certain one-time charges recorded at WinStar Gateway relating to contractual payments due to the Company's telecommunications providers.

    Selling, general and administrative expenses increased by $5,800,946 to $12,688,859, or 49.6% of net sales, for the year ended February 28, 1995, from $6,887,913, or 44.1% of net sales, for the prior year. The increase was attributable to increased operating expenses related to the growth of WinStar Gateway and WinStar Global Products, the build up of the corporate infrastructure to identify, acquire and manage opportunities for the Company's continued telecommunications growth, and start-up expenses associated with WinStar Wireless, offset by a reduction of expenses related to discontinued business lines. The Company also recorded a restructuring charge of $607,609 and other non-recurring charges of $481,872 in the year ended February 28, 1995, related to its WinStar Gateway subsidiary. These charges include termination costs for previous executive, management, and staff personnel as well as other charges taken in connection with sales programs and other initiatives implemented by previous management. For the reasons noted above, the operating loss for the year ended February 28, 1995, was $5,611,436, compared to an operating loss of $2,067,521 in the prior year.

    Interest expense decreased to $637,000 in the year ended February 28, 1995 from $744,000 in the prior year. This improvement was due to the use of approximately $2,000,000 in promissory notes by the holders thereof for the payment of the exercise price of certain warrants.

    Other expense, net, for the year ended February 28, 1995 decreased by $4,321,000, to $1,366,000, from $5,687,000 for the year ended February 28, 1994.
In the year ended February 28, 1994, the Company recorded a non-cash expense of $5,316,667 related to certain stock options issued in connection with the Company's initial public offering in 1991, and an expense of $292,376 related to discontinued business lines. The Company also recorded an extraordinary gain of $194,154 resulting from the settlement of debt at a discount. These situations did not recur in the year ended February 28, 1995. This decrease in other expense was offset in part by the Company's proportionate share of expenses incurred by Avant-Garde, aggregating $1.1 million.

    For the reasons noted above, the Company reported a net loss of $7,230,195 for the year ended February 28, 1995, compared to a net loss of $8,195,468 for the year ended February 28, 1994.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has incurred significant operating and net losses due in large part to the development of its telecommunications services business, and anticipates that such losses will increase as the Company accelerates its growth strategy. Historically, the Company has funded its operating losses and capital expenditures through public and private offerings of debt and equity securities and from credit facilities. Cash used to fund negative EBITDA during the three months ended March 31, 1996, the ten months ended December 31, 1995 and the fiscal years ended February 28, 1995 and 1994 was $3.7 million, $9.0 million, $5.2 million and $1.8 million, respectively. The Company raised net proceeds of approximately $214.5 million from the 1995 Debt Placement to fund the expansion of its CAP business. Interest expense on that debt does not require payments of cash for the first five years. At March 31, 1996 and December 31, 1995, working capital was $209 million and $215 million, respectively, including cash, cash equivalents and short term investments of $204 million and $212 million, respectively.

    The passage of the Telecommunications Act has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. To capitalize on these opportunities, the Company has undertaken a plan to expand and accelerate its capital expenditure program. Capital expenditures for the three months ended March 31, 1996, the ten months ended December 31, 1995 and the fiscal years ended February 28, 1995 and 1994 were $2.6 million, $8.7 million, $1.8 million and $0.3 million, respectively, and, prior to the enactment of the Telecommunications Act, the Company's planned capital expenditures for 1996 and 1997 were estimated at $36 million and $52 million, respectively. As a result of the acceleration of the development and expansion of the Company's telecommunications businesses, the Company now plans capital expenditures of $50 million and $280 million for 1996 and 1997, respectively.

    A significant portion of the Company's increased capital requirements will result from the rollout of the Company's CLEC business on a nationwide basis. The Company has begun to build a direct sales force, has opened its first sales office in New York City and is in the process of expanding into other metropolitan areas. Additionally, the Company is in the process of ordering switching and other network equipment to be placed in key markets. Accordingly, the Company expects that its working capital, capital expenditure needs and selling, general and administrative expenses will continue to increase as this expansion takes place, which will accelerate the Company's need for additional capital.

    The Company has two credit facilities and an equipment lease financing facility, with a total of $14.6 million outstanding thereunder as of March 31, 1996. Management believes that upon expiration in 1996, these facilities will be either renewed or replaced. In the event that they are not renewed or replaced, the Company will repay amounts outstanding with cash on hand.

    As of March 31, 1996, the Company had commitments (i) to purchase $15.6 million of 38 GHz radios from P-Com (as defined below), (ii) to purchase $5 million of Internet access services from Digex and (iii) to pay $17.5 million upon consummation of the Locate Acquisition.

    The proceeds of the Offerings will be used principally to fund the capital expenditures and operating losses resulting from the accelerated development and expansion of the Company's telecommunications businesses. In addition to enabling the growth of the Company's businesses, the Company believes that its existing capital resources, which will be enhanced substantially by the proceeds of the Offerings, will allow it to negotiate more effectively with equipment suppliers and attract talented telecommunications personnel, while also providing assurance to potential customers. Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement and equipment financing arrangements which the Company intends to seek), will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following the consummation of the Offerings. Management believes that the Company's capital needs at the end of such period will continue to be significant and the Company will continue to seek additional sources of capital. The Company anticipates that it will be able to raise sufficient capital to implement its accelerated plan. Further, in the event the Company's plans or assumptions change or prove to be inaccurate, or if the Company successfully consummates any acquisitions (including additional 38 GHz licenses, by auction or otherwise), or if the Company's operating income does not significantly increase, the Company may be required to seek additional sources of capital sooner than currently anticipated. Sources of additional capital may include public and private equity and debt financings, sales of nonstrategic assets and other financing arrangements. There can be no assurance that the Company will be able to obtain financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. Failure to obtain additional financing, if needed, could result in the delay or abandonment of some or all of the Company's development and expansion plans, which would have a material adverse effect on the Company's business and could adversely affect the Company's ability to service its debt and the value of the Common Stock.

                                    BUSINESS

GENERAL

    The Company delivers telecommunications services in the United States as a CAP, CLEC, and long distance and private network services provider. Beginning in the third quarter of 1996, the Company plans to offer Internet access services. The Company utilizes its Wireless Fiber services as a key component of its transmission network. As a complement to its telecommunications operations, the Company produces and distributes information and entertainment content.

    Wireless Fiber services deliver high quality transmission via digital, wireless capacity in the 38 GHz portion of the radio spectrum, where the Company is the holder of the largest aggregate amount of 38 GHz bandwidth in the United States pursuant to Wireless Licenses granted by the FCC. The Wireless Licenses enable the Company to provide Wireless Fiber services in the 31 most populated MSAs in the United States, including Atlanta, Boston, Chicago, Los Angeles, New York and San Francisco, among others, and 41 of the 45 most populated MSAs. The MSAs covered by the Wireless Licenses include more than 100 cities with populations exceeding 100,000, and encompass an aggregate population of almost 110 million. By exploiting its Wireless Fiber capabilities, the Company seeks to become a value-added, economical provider of local telecommunications services and an attractive alternative to the LECs, such as the RBOCs, in substantially all of the metropolitan areas covered by the Wireless Licenses.

    The Company believes that its Wireless Fiber services provide it with certain critical competitive advantages in the evolving telecommunications market. The Company's Wireless Fiber services are engineered to provide 99.999% reliability, with a 10-13 bit error rate (unfaded), performance equivalent to that provided by fiber optic-based networks and exceeding that generally provided by copper-based networks. The Company's Wireless Fiber services provide a high capacity, cost-effective solution for voice and broadband applications, providing data transfer rates equivalent to fiber-optic products and significantly exceeding those provided by the fastest dial-up modems and ISDN lines. The above-ground, installation-to-meet-demand nature of the Company's Wireless Fiber services enables the Company to provide services to a customer more quickly and less expensively than telecommunications providers that rely on the installation of fiber optic- or copper-based lines for connection to customer locations.

TELECOMMUNICATIONS INDUSTRY OVERVIEW

    The telecommunications industry is being reshaped by the deregulation of telecommunications markets, growing demand for high speed, high capacity digital telecommunications services and rapid advances in wireless technologies, including 38 GHz-based technology. The long distance market has been opened to competition for more than a decade and current deregulation is now allowing new competitors to enter into the local telecommunications markets to compete with the incumbent LECs in all aspects of local telecommunications services. The accelerating growth of LANs, WANs, Internet services and video teleconferencing, and the ongoing revolution in microprocessor power, are significantly increasing the volume of broadband telecommunications traffic. The convergence of these factors is creating significant opportunities for competitive telecommunications service providers such as the Company.

    GENERAL

    The present structure of the telecommunications marketplace was shaped principally by the court-directed divestiture ("Divestiture") of the Bell System in 1984. In connection with the Divestiture, the United States was divided into 194 local regions known as LATAs and the Bell System was separated into a long distance carrier, AT&T, to provide long distance services between LATAs, and seven

RBOCs, including, for example, Bell Atlantic and NYNEX, to provide local telecommunications services. Long distance services involve the carriage of telecommunications traffic between LATAs. Local telecommunications services involve the provision of switched local traffic (local exchange services) and short-haul (or intraLATA) toll service and the provision of local network access to long distance carriers by the LECs, including the RBOCs, and independent long distance carriers and resellers, thereby allowing long distance traffic to reach end users in a different LATA (local access).

    While the Divestiture facilitated competition in the long distance segment of the telecommunications market, each LEC initially continued to enjoy a monopoly in the provision of local telecommunications services in its respective geographic service area. Beginning in the mid-1980s, however, certain entities began constructing their own local networks and providing local access and dedicated services designed to allow users to bypass a portion of a particular LEC's local network. CAPs were the first alternative providers of these types of services and the first competitors in the local telecommunications services market. The demand for alternative local telecommunications services providers in the past has been driven in large part by the significant charges levied by the LECs on the long distance carriers for access to such LECs' local networks (access charges), which have represented approximately 45% of such carriers' long distance revenues. The CAPs' local networks typically consist of fiber optic-based facilities connecting long distance carriers' POPs within a metropolitan area, connecting end users (primarily large businesses and government agencies) with long distance carriers' POPs and connecting different locations of a particular customer. CAPs take advantage of the digital technology employed by fiber optics and the substantial capacity and economies of scale inherent in their networks to offer customers service that is generally less expensive and of higher quality than that obtained from the LECs.

    The Telecommunications Act opens the local exchange services market to competition on a nationwide basis. The Telecommunications Act provides for the removal of legal barriers to competition in the local exchange market and will permit CLECs, such as the Company, to offer a full range of local exchange services, including local dial tone, custom calling features and intraLATA toll services, to both business and residential customers. It requires LECs to allow alternate carriers, such as the Company, to interconnect with their networks and establishes additional procompetitive obligations upon the incumbent LECs. These obligations include allowing unbundled access to the incumbent LECs' networks, resale of local exchange services, number portability, dialing parity, access to rights-of-way and mutual compensation for the termination of switched local traffic. In addition, the legislation codifies the LECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The Telecommunications Act also contains certain provisions that ultimately will eliminate the restrictions that currently prohibit the RBOCs from providing interLATA services.

    The full extent of the effects of the Telecommunications Act on the Company and other telecommunications companies is as of yet unknown, particularly because it contains many provisions that require enabling regulations, the vast majority of which have not yet been promulgated. However, the Company believes that both competition and opportunity in the telecommunications industry will be increased by the Telecommunications Act, as telecommunications providers seek to enter quickly into newly-opened markets. The Company believes that such opportunity is amplified by (i) growing consumer interest, especially among business users, in alternatives to their existing carriers for more capacity in the form of broader bandwidth channels to customer premises, better pricing terms and route diversity, (ii) long distance carriers' desire to connect their long distance networks to local origination and termination points at rates lower than the incumbent LECs' local access charges, (iii) a monopoly position and pricing structure in the local exchange services market which historically has provided little economic incentive for the incumbent LECs to upgrade their existing networks or to provide specialized services, (iv) technological advances in data and video services and products requiring greater transmission capacity and reliability and (v) ongoing regulatory initiatives to allow other providers of local telecommunications services to interconnect their networks with those owned by the incumbent LECs.

    38 GHZ TECHNOLOGY

    An aggregate of fourteen 100 MHz channels in 38 GHz currently are allocated by the FCC in each 38 GHz licensed area with certain additional 100 MHz channels available for future licensing. Although FCC rules specify that 38 GHz be used for point-to-point transmissions, it has not mandated any particular commercial services for such frequency. Prior to 1993, the 38 GHz portion of the radio spectrum remained largely unassigned for commercial use in the United States due to, among other factors, the lack of available technology to efficiently utilize 38 GHz for commercial purposes. In the early 1990s, however, technology became available which allowed for the provision of non-switched wireless telecommunications links between two fixed points for the carriage of telecommunications traffic. 38 GHz technology was first employed in Europe on a commercial basis by PCS providers for the interconnection of their cell sites.

    By early 1994, technological advances combined with growing use in Europe led to increasing awareness of and interest in the potential uses of 38 GHz in the United States. After Avant-Garde (which was acquired by the Company in July 1995 and which was the original recipient of many of the Company's Wireless Licenses) received its initial 30 multiple-channel 38 GHz licenses in September 1993 (each license providing for four channels for an aggregate of 400 MHz of bandwidth capacity), other entities, including several large telecommunications companies such as Pacific Telesis, Inc., GTE Telecommunication Services, Inc. and MCI, sought similar multiple-channel 38 GHz licenses for the provision of wireless local telecommunications services. However, in September 1994, the FCC began to follow new procedures with respect to the granting of 38 GHz licenses, including limiting bandwidth capacity to a single 100 MHz channel per licensee in a particular licensed geographic area. See "-- Government Regulation of Telecommunications Operations."

    Point-to-point wireless local telecommunications services can be offered in many portions of the radio spectrum. However, 38 GHz has several characteristics that make it particularly well suited for the provision of such services, including:

    Efficient Channel Reuse Allowing for Dense and Controlled Network
Designs. Certain characteristics of 38 GHz, including the small amount of dispersion (i.e., scattering) of the radio beam as compared to the more dispersed radio beams produced in lower frequencies, allow for the reuse of bandwidth capacity in a licensed area. The ability to reuse capacity allows the 38 GHz license holder to densely deploy its 38 GHz services in a given geographic area, providing services to multiple customers over the same 38 GHz channel and conserving bandwidth capacity, thereby enhancing the types of services that can be provided and increasing the number of customers to which such services can be provided. Due to the limited dispersion characteristics of 38 GHz, numerous T-1s can be placed in close proximity without interfering with each other. The Company believes that the use of multiple 100 MHz channels allows, and in many instances is required, for dense reuse where multiple DS-3 are being deployed in a given area.

    38 GHz licenses have been granted by the FCC on a geographic basis and cover areas originally defined by the applicant, allowing the license holder to install and operate as many transmission links as can be engineered in the entire licensed area without obtaining further approval from the FCC. This is a significant difference from most other comparable portions of the radio spectrum (i.e., those that are used for other commercial point-to-point applications), which are typically licensed on a link-by-link basis following frequency coordination. Frequency coordination is often time consuming and problematic at frequencies lower than 38 GHz because such frequencies are widely used and signals at such frequencies are more dispersed. The exclusive right to use a particular channel or channels within a broad geographic area gives the licensee much greater control and flexibility over its network design. A 38 GHz licensee can save costs, ensure interference-free operations and increase quality and reliability by designing efficient 38 GHz networks in advance of their deployment.

    Higher Data Transfer Rates. The total amount of bandwidth for each 38 GHz channel is 100 MHz, which exceeds the bandwidth of any other present terrestrial wireless channel allotment and supports full broadband capability. For example, one 38 GHz DS-3 channel at 45 Mbps today can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8
Kbps) and over 350 times the rate of the fastest ISDN line currently in use (128
Kbps). Data transfer rates of a 38 GHz DS-3 channel even exceed the data transfer rates of cable modems (30 Mbps). The broadband capacity of 38 GHz transmission provides improved speed and quality in transmissions, as compared to transmissions that are carried over a "last mile" consisting of copper wire. In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates allow end users to receive full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks.

    Rapid Deployment. 38 GHz technology generally can be deployed considerably more rapidly than wireline (because of permit procedures and construction time required for wireline buildout) and many other wireless technologies (because of the need to follow FCC frequency coordination procedures in connection with the installation of most wireless facilities).

    Ease of Installation. The equipment used for point-to-point applications in 38 GHz (i.e., antennae, transceivers and digital interface units) is typically smaller, less obtrusive, less expensive and uses less power than equipment used for similar applications at lower frequencies, making it often relatively easier to obtain the Roof Rights required to install transceivers and less costly to initiate 38 GHz-based services.

    Additional Advantages Over Other Portions of Radio Spectrum. At frequencies above 38 GHz, point-to-point applications become less practical because the maximum distance between transceivers continually decreases as attenuation increases. Additionally, the FCC has specified the use of many portions of the spectrum for applications other than point-to-point, such as satellite and wireless cable services, and, accordingly, these portions of the radio spectrum often are not available for point-to-point applications. Finally, 38 GHz has characteristics which provide better signal quality and performance in inclement weather than those offered in the immediately surrounding portions of the radio spectrum.

STRATEGY FOR TELECOMMUNICATIONS BUSINESS GROWTH

    By exploiting its Wireless Fiber capabilities, the Company seeks to become a leading provider of integrated telecommunications services in the United States. Key elements of the Company's strategy include:

    Accelerating Rollout of CLEC Services and Leveraging of Wireless Fiber Capabilities. In response to the Telecommunications Act, the Company is accelerating the rollout of its local exchange CLEC services. The Company has commenced offering local exchange services on a limited, resale basis in New York City and it is anticipated that the Company will begin offering such services in at least five additional cities during the next nine months. As the Company commences its CLEC business in each city, in order to gain initial market penetration in that city, it intends to initially resell the local exchange services of other service providers, such as other CLECs and the incumbent LECs, until such time that it has established the Wireless Fiber and switch-based infrastructure required to provide its own local exchange services in that city. The Company is following a city-by-city, building-centric network plan to establish its own local exchange services facilities which will utilize the Company's own switches and Wireless Fiber services to link end user customers and fiber optic facilities leased or purchased from service providers. By utilizing its Wireless Fiber services to originate and terminate customer traffic without connecting to end users through the extension of costly fiber-optic lines or using the facilities of the LECs, the Company believes that it will be able to provide many types of bundled local exchange, long distance, Internet access, enhanced communications and information services to its target customers at lower cost than many of its competitors, with equal or better quality. See "-- Telecommunications Services -- CLEC Services."

    Continuing to Market CAP Services to Other Telecommunications Providers. The Company is continuing to target other telecommunications service providers in the marketing of its Wireless Fiber-based local access services. The Company believes that its Wireless Fiber services present an attractive, economical vehicle for other telecommunications service providers to extend their own networks and service territories, especially as they seek to rapidly penetrate new markets opening up to them as a result of the Telecommunications Act. By having its Wireless Fiber services packaged with the service offerings of other telecommunications providers or utilized as a seamless component of such providers' own telecommunications networks, the Company also hopes to leverage the marketing and distribution capabilities of such providers. The Company currently offers its Wireless Fiber services to long distance carriers; other CAPs and CLECs; CMRS providers; and LECs. The Company also offers its Wireless Fiber services to all types of telecommunications service providers as viable, cost-efficient alternate routes for their telecommunications traffic in situations where primary routes are incapacitated and/or network reliability concerns require alternate telecommunications paths. See "-- Telecommunications Services -- CAP Services."

    Providing Wireless Internet Access and Private Network Services. The Company is marketing its Wireless Fiber services to take advantage of the characteristics that make it an attractive solution for entities seeking cost-effective, high capacity Internet access and private voice and data network services. The total amount of bandwidth of each 38 GHz channel is 100 MHz, which supports high broadband capability. One Wireless Fiber DS-3 link provides transfer rates which are over 1,500 times the rate of the fastest dial-up modem currently in use and over 350 times the rate of the fastest ISDN line currently in use. In addition to accommodating standard voice and data requirements, Wireless Fiber services can allow end users to receive real time, full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks. The Company offers its Wireless Fiber services to businesses, government agencies and institutions with multiple locations within an area covered by the Wireless Licenses that seek to establish their own independent local telecommunications systems for dedicated private line voice and data networks, including LAN and WAN applications. The Company also recently established its first major relationship with an Internet service provider and is actively pursuing relationships with additional Internet service providers. See "-- Telecommunications Services -- CAP Services."

    Exploiting Position as First to Market and Leading Spectrum Holder. The Company currently enjoys a first-to-market advantage as one of the few holders of 38 GHz licenses with an established operating and management infrastructure and the capital necessary to rapidly exploit and roll out its 38 GHz services on a commercial basis. The Company believes that its competitive advantage is further strengthened by its position as the holder of the largest aggregate amount of 38 GHz bandwidth capacity in the United States and by the broad geographic scope allocated under its Wireless Licenses. The Company holds 43 Wireless Licenses, 30 of which provide for 400 MHz of bandwidth capacity per licensed area and 13 of which provide for 100 MHz of bandwidth capacity per licensed area, and which allow the Company to address an aggregate of more than 400 million channel pops. Based on existing and proposed FCC regulations, the Company believes that it will be difficult, in the near term, for other entities seeking to provide wireless local telecommunications services similar to those of the Company to obtain the aggregate bandwidth capacity and widespread geographic coverage afforded to the Company under its Wireless Licenses. The Company seeks to acquire other 38 GHz licenses as opportunities arise, which may include the acquisition of interests in other licensees and participation in any auction procedure for 38 GHz licenses that the FCC establishes. See "-- Telecommunications Services -- Wireless Fiber -- Wireless Licenses."

    Expanding and Improving the Company's Long Distance Operations. The Company is seeking to expand and improve its long distance operations by (i) bundling its resale of long distance services with its local telecommunications services, (ii) broadening its business customer base and increasing customer retention rates, (iii) improving operating efficiencies by reducing costs associated with the provision of its long distance services, (iv) differentiating its long distance services, most notably, in the near term, through the use of less complicated billing systems,
(v) using intelligent network platforms for the provision of enhanced telecommunications services, and (vi) acquiring and integrating customer bases from other telecommunications providers. The Company also anticipates that it will be able to leverage upon the billing systems and intelligent network platforms developed in connection with its long distance services to enhance the marketability of its local telecommunications services. See "-- Telecommunications Services -- Long Distance Services."

    Acquiring Content to Complement Telecommunications Service Offerings. The Company believes that, over time, participants in the telecommunications market increasingly will seek to offer "content" -- from information programming, sports, weather, business and stock market information to music, films and literature -- to differentiate their services and attract traffic onto their transmission networks and that the ability to deliver entertainment and information content to consumers will play an increasingly important role in consumers' choice of a telecommunications provider. Accordingly, as a complement to its telecommunications service offerings, the Company produces and distributes information and entertainment content, focusing on niche programming such as documentaries, foreign films and multimedia sports programming. The Company believes that, in the future, it will be able to bundle proprietary content that it controls with various telecommunications services it offers to provide higher-margin products and services. See "-- New Media Business."

TELECOMMUNICATIONS SERVICES

    Since late 1994, the Company has focused primarily on the development and initial marketing of its Wireless Fiber-based local access services. After an initial market-education phase, in which the Company demonstrated the efficacy and reliability of its Wireless Fiber services, principally though the use of field demonstrations and the installation of trial-basis Wireless Fiber links, the Company began receiving initial orders for Wireless Fiber services. In addition to continuing the expansion of its CAP business, the Company is implementing its CLEC business on an accelerated basis. The Company seeks to develop its CLEC business into a value-added, economical alternative to the LECs, particularly through the exploitation of the Company's Wireless Fiber capabilities.

    WIRELESS FIBER

    The Company utilizes its Wireless Fiber capacity in connection with its CAP business. The Company also will employ its Wireless Fiber capacity as an integral component of its planned CLEC facilities to originate and terminate local traffic and to interconnect hub, switch and local node sites constructed by the Company.

    Wireless Fiber Links. Each Wireless Fiber link currently provides up to four T-1s of capacity (equivalent to 96 voice lines) or one DS-3 of capacity (equivalent to 672 voice lines). The Company believes that with future developments in 38 GHz technology there will be substantial increases in the capacity of each Wireless Fiber link. The Company's Wireless Fiber links meet or exceed general telephone industry standards, provide transmission quality equivalent to that produced by fiber optic-based facilities, and address the growing demand for high speed, high capacity, digital telecommunications services for voice, data and video applications, including traditional local access, Internet access and network interconnection services. Accordingly, the Company believes that its Wireless Fiber capacity meets or exceeds the majority of potential customers' requirements in the Company's present and future target markets.

    Each Wireless Fiber path consists of transmission links, which are paired digital millimeter wave radio transceivers placed at a distance of up to five miles from one another within a direct, unobstructed line of sight. The transceivers currently used by the Company to create its Wireless Fiber paths are primarily the Tel-Link 38 Radio Systems supplied by P-Com, Inc. ("P-Com") pursuant to a four-year nonexclusive supply agreement ("Tel-Link Agreement") executed in November 1994, which may be terminated by the Company upon 90 days' notice to P-Com (subject to certain liquidated damages provisions if certain purchase minimums are not met). The transceivers are installed where lines of sight can be established between transceivers, such as on rooftops or towers or in windows. The Tel-Link Agreement includes provisions whereby the Company pays a higher price per link at the beginning of the contract period, with the excess recoverable by the Company in the form of significantly discounted links once certain volume levels have been achieved. The contract also stipulates certain minimum annual volume levels which must be met in order to maintain the agreed upon pricing structure. The Company has entered into an amendment to the Tel-Link Agreement with P-Com, pursuant to which the requirements for volume discount pricing were revised. The Company has not yet qualified for significant volume discounts. The amendment also added another year to such term, reduced the purchase commitment provisions upon termination, and revised the type of Tel-Links to be provided by P-Com such that a greater proportion of higher capacity transceivers (including DS-3 capable transceivers), will be delivered under the agreement. As of March 31, 1996, the Company's noncancellable purchase commitment under the Tel-Link Agreement was approximately $15.6 million.

    The Company's Wireless Fiber services are reliable and cost-efficient. Significant features of the Company's Wireless Fiber services include: (i) 38 GHz digital millimeter wave transmissions having narrow beam width, reducing the potential of channel interference; (ii) at least 100 MHz bandwidth in each channel, allowing for high subdivision of voice and data traffic; (iii) a range of up to five miles between transmission links; (iv) performance engineered to provide 99.999% reliability, as tested; (v) transmission accuracy engineered to provide bit error rates of 10-13 (unfaded); (vi) 24-hour network monitoring by the Company's and Lucent's System Operations Control Centers ("SOCCs"); (vii) optional safeguards from link outages by installation of hot standbys that remain powered up and switch "on line" if the primary link fails; (viii) optional forward error correction ensuring the integrity of transmitted data over Wireless Fiber paths; and (ix) relatively low cost (installed) for each pair of transceivers comprising a transmission link.

    In August 1995, the Company entered into a three-year service contract with Lucent, pursuant to which Lucent has agreed to provide site survey, installation, maintenance and network management services for the Company's Wireless Fiber services 24-hours a day, 365 days a year, as required. The Company also is in the process of expanding its own installation, maintenance and network management capabilities, which expansion includes the development of management and operating systems and the hiring of qualified personnel.

    Transmission links in the Company's Wireless Fiber paths are connected via dial-up modems to both the Company-maintained SOCC in Virginia and Lucent's SOCC in Maryland. The SOCCs provide the Company with points of contact for network monitoring, troubleshooting and dispatching repair personnel in each MSA. The SOCCs provide a wide range of network surveillance functions for each Wireless Fiber path, providing the Company with the ability to remotely receive data regarding the diagnostics, status and performance of its transmission links.

    In order to provide quality transmission, Wireless Fiber services require an unobstructed line of sight between two transceivers comprising a link, with a maximum distance between any two corresponding transceivers of up to five miles (or shorter distances in certain areas; as weather conditions may necessitate distances as short as 1.1 miles between transceivers to maintain desired transmission quality). The areas in which such shorter distances are required are those where rainfall intensity and the size of the raindrops adversely impact transmission quality at longer distances. Other weather conditions, such as snow, electrical storms and high winds, have not, in the Company's experience, affected Wireless Fiber services. The establishment of Wireless Fiber may require additional transceivers to triangulate around obstacles (such as buildings). Similarly, to establish Wireless Fiber services covering a distance in excess of five miles, additional transceivers are required to establish a chain whose links are no more than five miles apart at any given point. The cost of additional transceivers where required by weather, physical obstacles or distance may render the provision of Wireless Fiber services uneconomical in certain instances.

    The Company must obtain Roof Rights (or rights to access other similar locations where unobstructed lines of sight are available) on each building where a transceiver will be placed. The Company's prequalification activities often require the payment of option fees for the buildings that are being prequalified. In connection with the development of its Wireless Fiber capacity for both its CAP and CLEC businesses, the Company has been following a plan pursuant to which it seeks to negotiate, prior to receipt of actual service orders, Roof Rights for the installation of Wireless Fiber links on buildings specifically identified by existing and potential customers in the metropolitan areas covered by the Wireless Licenses, including buildings that can provide interconnection access to long distance carriers' points of presence, switch locations and local access nodes. As of May 31, 1996, the Company has secured Roof Rights on more than 280 buildings. Further, the Company, in consultation with existing and potential customers, has identified more than 2,200 additional buildings in the metropolitan areas covered by the Wireless Licenses for which it is in the process of seeking Roof Rights. In addition, upon consummation of the Locate Acquisition, it is anticipated that the Company will gain roof access to a number of buildings, including the World Trade Center and other key sites in New York City, which the Company anticipates using in its CAP and CLEC operations.

    Wireless Licenses. The Wireless Licenses allow the Company to provide Wireless Fiber services in the 31 most populated MSAs in the United States and 41 of the 45 most populated MSAs, which include more than 100 cities with populations exceeding 100,000 and encompasses an aggregate population of almost 110 million people. The Company has the largest aggregate amount of 38 GHz bandwidth capacity in the United States, holding 43 Wireless Licenses, 30 of which provide for 400 MHz of bandwidth capacity per licensed area ("400 MHz Wireless Licenses"). The 400 MHz Wireless Licenses allow for the provision of wireless local telecommunications services over four of the fourteen 38 GHz channels allocated in each of the following metropolitan areas: Atlanta, Baltimore, Boston, Buffalo, Chicago, Cincinnati, Cleveland, Dallas, Denver, Detroit, Houston, Kansas City, Los Angeles, Miami, Milwaukee, Minneapolis/St.Paul, New York (Long Island), New York City, New York West (Newark and Northern New Jersey), Oakland, Philadelphia, Phoenix, Pittsburgh, San Diego, San Francisco, Seattle, Spokane, St. Louis, Tacoma, Tampa Bay and Washington, D.C. The Company's remaining 13 Wireless Licenses, providing for 100 MHz of bandwidth capacity per licensed area ("100 MHz Wireless Licenses"), were issued under FCC procedures adopted in September 1994 which have limited recent grants of 38 GHz licenses to 100 MHz of bandwidth capacity per licensee in a particular licensed area. The 100 MHz Wireless Licenses allow for the provision of wireless local telecommunications services over one of the fourteen 38 GHz channels in each of the following metropolitan areas: Austin-San Marcos, Boise, Charlotte, Indianapolis, Jacksonville, Memphis, New Orleans, Richmond, Oklahoma City, Omaha, Portland (Oregon), San Antonio and Stamford. Upon the consummation of the Locate Acquisition, the Company will acquire two additional 38 GHz licenses, each providing 100 MHz of bandwidth, for the New York City metropolitan area, including portions of Long Island and northern New Jersey.

    The 400 MHz Wireless Licenses were granted in September 1993. Under each 400 MHz Wireless License, Avant-Garde, the original licensee, was required to construct a Wireless Fiber link in each geographic area covered by a Wireless License by March 15, 1995 in order to prevent possible revocation of the license. On or before March 15, 1995, Avant-Garde was operational in each of the areas covered by the 400 MHz Licenses and it filed a certificate of completion (FCC Form 494A) for each 400 MHz Wireless License with the FCC on March 15, 1995. The 100 MHz Wireless Licenses have been granted since June 1995. Under each 100 MHz Wireless License, WinStar Wireless is required to construct a Wireless Fiber link in each geographic area covered by a Wireless License within 18 months from its date of grant in order to prevent possible revocation of the license. This has occurred for all but the most recently granted Wireless License, which covers an area that includes Boise, Idaho.

    The FCC's current policy is to align the expiration dates of all outstanding 38 GHz licenses such that all such licenses mature concurrently and then to renew all such licenses for a matching ten-year period. The initial term of all currently outstanding 38 GHz licenses, including the Wireless Licenses, expires in February 2001. While the Company believes that all of its Wireless Licenses will be renewed based upon FCC custom and practice establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that any Wireless License will be renewed upon expiration of its initial term. See "Risk Factors -- Finite Initial Term of Wireless Licenses; Potential License Renewal Costs; Fluctuations in the Value of Wireless Licenses."

    CAP SERVICES

    The Company markets and provides wireless local access CAP services. Utilizing its Wireless Licenses, the Company offers numerous wireless telecommunications services to support a wide range of local access and dedicated service needs with a high degree of reliability. The technology and service applications in this field are evolving rapidly, and the Company believes that its Wireless Fiber service offerings will expand over time to include a broad range of voice, data and video applications. The Company currently offers Wireless Fiber services for the following applications, among others:

    Local By-Pass for Long Distance Carriers. Long distance carriers can utilize the Company's Wireless Fiber services to connect certain call termination or origination points in a particular licensed area to such carriers' POPs in the licensed area (see diagram on next page) at more economical rates than those generally charged by LECs and to connect two or more of their respective POPs in a single licensed area. Long distance carriers using Wireless Fiber services may benefit from both the lower cost afforded by such services and the wide-band capacity compared to LEC facilities, which, in many instances, are based in part on copper infrastructure and are, therefore, narrow-band. By utilizing the Company's Wireless Fiber services, long distance carriers can avoid the capacity barrier inherent in copper wire connections that typically has prevented them from providing their customers with end-to-end, full digital service available under a fiber optic- or wireless-based system. Wireless Fiber services also may be utilized to provide such carriers with viable, cost-efficient paths to serve as physically diverse routes (redundant and back-up capacity) for traffic in situations where primary routes are incapacitated and/or network reliability concerns demand alternate telecommunications paths.

                  LOCAL BYPASS FOR THE LONG DISTANCE INDUSTRY

                                    [ARTWORK]

    Wireless Complement to CAP and LEC Networks. Currently, CAPs typically compete with LECs by utilizing their own fiber optic cable rings and lease the other facilities necessary to complete their networks from the LECs. Due to the large capital investment required to construct such networks, CAPs generally build their networks in limited, densely populated areas and offer services primarily to large customers such as long distance carriers, medium- to large-size businesses, government agencies and institutions. CAPs can utilize Wireless Fiber services to bypass facilities typically leased by them from the LECs (see diagram on next page). CAPs also can utilize the Company's Wireless Fiber services to facilitate the build out and enhance the reliability of their own local telecommunications networks and expand their marketing opportunities. The Company believes that the relative ease and low cost of installation of Wireless Fiber services in comparison to fiber optic-based facilities can provide CAPs with the ability to expand their networks to reach some customers in areas where demand levels are insufficient to justify the cost and time involved in constructing fiber optic capacity. CAPs, as well as LECs, also can utilize the Company's Wireless Fiber services to extend their own networks to provide services to areas within a licensed area to which it is not cost-efficient to run fiber optic cable or to which such cable simply has not yet been run. CAPs and LECs also may utilize the Company's Wireless Fiber services to provide redundant and back-up capacity to their own existing networks.

                      WIRELESS COMPLEMENT TO FIBER NETWORK

                                    [ARTWORK]


    Backbone Interconnection and Redundancy for CMRS Service Providers. Wireless Fiber services can be utilized by providers of mobile telecommunications services, such as PCS, cellular and specialized mobile radio carriers, for interconnecting traffic (backbone network traffic) between and among cell sites, repeaters, MTSOs and the wired local networks (see diagram on next page). The Company also anticipates that entities that acquired licenses in the PCS auctions, or which will acquire licenses in subsequent PCS auctions conducted by the FCC, also will find Wireless Fiber services attractive to carry their backbone network traffic. By utilizing Wireless Fiber services for their backbone network needs, CMRS carriers can maintain greater control over their systems by monitoring traffic carried over the Wireless Fiber services component of their systems, reduce costs of construction of their networks, increase the flexibility of their services and reduce the lead time involved in the provision of services in their respective licensed areas. Wireless Fiber services also can be used by CMRS carriers to provide redundant and back-up capacity for the fiber optic and/or copper wire portions of their backbone networks.

                         CELLULAR/PCS SITE INTERCONNECT

                                    [ARTWORK]


    Dedicated Private Network Services. The Company also markets its Wireless Fiber services to businesses, government agencies and institutions with multiple locations within the Company's licensed areas and which generate heavy telecommunications traffic between such locations. These entities can utilize Wireless Fiber services to establish their own independent telecommunications systems for dedicated private network services (see diagram below). Wireless Fiber services present entities with (i) a method for providing telecommunications connections between their buildings on a cost-effective basis, (ii) a viable alternative to the LECs' networks that frequently use low-capacity copper wire for "last mile" delivery, generally allowing for faster, more reliable data transmissions, (iii) greater control over their local telecommunications traffic and costs and (iv) greater security because of the private line nature of the Company's Wireless Fiber services.

                            END USER PRIVATE NETWORK

                                    [ARTWORK]

    Network and Internet Access. The ability to access and distribute information quickly has become critical to business and government end users. Data traffic is becoming an increasing portion of overall telecommunications traffic because of the proliferation of LANs, WANs, Internet services and video teleconferencing. The Company's Wireless Fiber capacity enables it to provide high-speed data transmission services to end users.

    The Company recently introduced dedicated WAN services. The Company's high-speed data telecommunications services permit businesses to transport data between buildings and between personal computers or workstations. These dedicated services allow personal computers and workstations on one LAN to communicate with personal computers and workstations on another LAN at the same speed at which these LANs operate. The Company's WAN services are offered at a variety of capacities to allow customers to choose the level which meets their needs.

    The expanding demand for Internet access and the growing importance of audio, video and graphic Internet applications to both businesses and consumers also has created a growing market opportunity for the Company. The Company can offer Internet service providers timely, reliable and affordable access at high speed data rates. The Company can provide wireless broadband links between customers and their Internet service providers and between Internet service providers' POPs and the Internet backbone. In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates can allow end users to receive real time, full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks. The Company is actively pursuing relationships with Internet service providers. In June 1996, the Company entered into an agreement with Digex, a provider of Internet access services that primarily serves other Internet access providers, as well as commercial, governmental and institutional end users. Pursuant to the Digex Agreement, the Company has the right of first refusal to provide all of Digex's local access and/or customer interconnection requirements through the use of the Company's Wireless Fiber services or the resale of other facilities, as appropriate.

    Potential Interactive Video Applications. The inherent qualities of 38 GHz also may offer substantial opportunities for broadband interactive video applications appropriate for highly customized commercial demands. While the specific service offerings utilizing 38 GHz for video applications are still in development, the ability to commercially utilize certain aspects of this technology appears to be possible. The narrow-beam characteristics of 38 GHz, allowing for frequency reuse within a small area, coupled with its broadband capacity and multichannel capabilities may offer a significant market opportunity in the future as the appropriate technologies emerge, although there can be no assurance of the consumer acceptance or commercial viability of such video services. In June 1996, the Company entered into an agreement with Source Media, a provider of interactive technology and programming. Pursuant to this agreement, the Company has the exclusive right, in the 38 GHz spectrum, to use Source Media's technology and programming in connection with entertainment and information services the Company may offer.

    Marketing. The Company began marketing its Wireless Fiber services in December 1994. Wireless Fiber services currently are marketed by the Company primarily to long distance carriers, CAPs, CMRS service providers and LECs, as well as businesses, government agencies and institutions. The Company has entered into master service agreements with each of Electric Lightwave, MCImetro and Century Telephone. The master service agreements contemplate that the carriers will utilize the Company's Wireless Fiber services as a component of their own networks and set forth the general terms of the relationship between the Company and each carrier, including the initial term of the relationship, basic pricing schedules and service and installation parameters. The Company also recently began to provide Wireless Fiber services to the City of New York as a back-up disaster recovery system for certain of its facilities, providing the city with redundancy in the event that its land-based telecommunications service fails for any reason.

    The Company currently markets its CAP services (i) by performing field demonstrations and testing of Wireless Fiber services, (ii) by providing potential customers with Wireless Fiber services at reduced rates, in order to educate such customers about the efficacy and reliability of such services,
(iii) by appearing at trade shows and advertising in trade publications, (iv) through national sales agents and direct sales and (v) directly to WinStar Gateway's existing long distance customers.

    CLEC SERVICES

    An integral part of the Company's CLEC business strategy is the creation of a Wireless Fiber-based infrastructure on a city-by-city basis that will allow the Company to provide a broad range of local exchange services within cities covered by the Wireless Licenses. This infrastructure will utilize the Company's Wireless Fiber capabilities, together with switches that will be acquired by the Company and facilities leased or purchased from other carriers, to originate and terminate local traffic. The Company believes that its Wireless Fiber capabilities will provide it with a critical economic advantage over many other service providers because of the high costs such service providers encounter in connecting fiber-optic lines to end users. In building its infrastructure, the Company is following a building-centric network plan, pursuant to which the Company is identifying strategically-located buildings in areas covered by its Wireless Licenses that can serve as hubs for its network in each city. These hub sites will be connected via Wireless Fiber links to end user customers and fiber optic facilities leased or purchased from other carriers. The Company believes that the establishment of a limited number of hub buildings (generally less than a dozen) in each metropolitan area where it has Wireless Licenses will allow it to address the vast majority of all commercial buildings targeted by the Company in that area.

    The Company intends to install 10 main switches and 31 remote nodes during the next three years and plans to install its first main switch in New York City by October 1996. The Company intends to have at least five additional major metropolitan areas serviced by its own switches or remote nodes by the first quarter of 1997.

    The Company has commenced a program designed to obtain, by the end of 1999, authorization to operate as a CLEC in virtually every state where the Company has Wireless Licenses, which will allow the Company to file tariffs and provide local exchange services in such states once authorization is granted. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Illinois, Massachusetts, New York, Tennessee, Texas and Washington, is in the process of seeking authorization to operate as a CLEC in six additional states, and intends to seek such authorization in nine additional states during 1996. It also is in the process of negotiating interconnection agreements with various local exchange providers, including incumbent LECs and certain other local carriers, which will allow the Company to offer local exchange services on an unbundled basis to its customers.

    Implementation of the Company's CLEC strategy requires significant up-front capital expenditures to obtain necessary Roof Rights for hub buildings, to purchase 38 GHz radios and install Wireless Fiber links on hub buildings and to purchase and install main switches and remote nodes in up to 41 cities through 1999. See "Risk Factors -- Risks Related to CLEC Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    Marketing. The Company plans to offer a broad range of communications and information services including local, long distance, enhanced, frame relay, mobile, Internet access and targeted information services.

    The Company has commenced offering local exchange services on a limited, resale basis in New York City to various customers and it is anticipated that the Company will begin offering such services in at least five additional cities during the next nine months. As the Company commences its CLEC business in each city, in order to gain initial market penetration in that city, it initially intends to resell the local exchange services of other service providers, such as fiber carriers and the incumbent LECs, until such time that it has established the Wireless Fiber and switch-based infrastructure required to provide its own local exchange services in that city. Over the next three years, the Company intends to commence marketing its local exchange services in substantially all markets covered by its Wireless Licenses.

    The Company is targeting small and medium-sized businesses, especially those in buildings in which the Company's Wireless Fiber capacity can be utilized, for economic competitive advantage, to originate and/or terminate customers local telecommunications traffic. The buildings the Company is initially targeting each have more than 100,000 square feet of space and are not currently served by other CAPs or CLECs. The Company estimates that there are more than 8,000 buildings in this target group, populated by approximately 9.7 million people using more than 2.1 million phone lines, and that these buildings represent an aggregate local exchange service market of greater than $3.3 billion per annum. These estimates do not include multi-dwelling residential buildings, universities, hospitals or buildings occupied by a single tenant, and account only for voice lines and not data lines.

    The Company also intends to market its services to residences in multiple dwelling units, such as apartment buildings. The Company intends to enter into the residential segment of the local exchange services market primarily by entering into partnerships and agency arrangements with shared tenant services providers and possibly partnerships or alliances with other telecommunications services providers.

    In coordination with the plan to build its CLEC networks on a city-by-city basis, the Company is hiring numerous engineering, installation, maintenance, customer service personnel, and marketing and sales personnel in order to create a direct sales force which will provide a high level of service to the business and multi-dwelling residential markets. A sales force has been deployed in New York and the Company is in the process of developing sales forces in five additional cities during the next nine months and currently plans to have a sales force in all metropolitan areas covered by the Wireless Licenses by the end of 1999. The Company also is developing joint marketing, reselling and agency relationships. For example, pursuant to the Digex Agreement, the Company will purchase from Digex, during the next six years, a minimum of $5 million of Internet access services with the right to purchase additional amounts, in each case on a discounted basis. The Company will resell these Internet access services under the Company's own brand name, including through the bundling of such services with the Company's other telecommunications services.

    The Company seeks to make its CLEC business an attractive choice for potential customers by (i) offering a broad range of telecommunications services that specifically address its target customers' needs, while providing levels of customer satisfaction that exceed those provided by larger competitors and (ii) exploiting the Company's Wireless Fiber service whenever feasible for economical origination and termination of customer traffic, thereby allowing for attractive pricing of services.

    LONG DISTANCE SERVICES

    The Company resells long distance services through its wholly-owned subsidiary, WinStar Gateway, which has its own tariffs with the FCC and agreements with major long distance carriers (AT&T, MCI, WorldCom, Inc. and U.S. Long Distance, Inc.), which allow it to utilize their networks. The Company's current customer base encompasses primarily residential customers and small- and medium-sized businesses. The Company has been able to sell Wireless Fiber services to a limited number of its long distance customers and expects to be able to sell its Wireless Fiber services to a greater percentage of such customers in the future. In addition to providing basic long distance services, the Company provides toll-free services, international call-back, prepaid phone cards and certain enhanced services.

    The Company's agreements with certain major long distance carriers are for between one- and four-year terms and provide the Company with access to long distance carriers' networks at rates which are typically discounted, varying with monthly traffic generated by the Company through each carrier. Generally, the Company is obligated to generate certain minimum monthly usage through each network and, if such traffic is less than the minimum monthly usage commitment, may be required to pay an underutilization fee in addition to its monthly bill equal to a certain percentage of the difference between such minimum commitments and the traffic actually generated by the Company. The Company has never paid or been required to pay any underutilization charges. During 1995, the Company established a reserve for possible underutilization charges.

    Marketing. The Company, like many long distance carriers, historically has experienced high customer turnover rates, primarily because a large portion of its customer base consists of residential customers who, as a group, are generally less loyal to telecommunications providers than larger customers, such as businesses. The Company believes customer turnover rates have recently increased (and will continue to increase) in the long distance industry generally, as well as for the Company. In order to reduce customer turnover rates, the Company is increasing its direct sales force and expanded its marketing focus, which had been primarily on residential customers, to emphasize small- to medium-sized businesses through the introduction of products and services readily marketable to business customers, including prepaid phone card services and a broad array of toll-free services, including services which allow toll-free calls to be originated nationwide. The Company also offers business customers several flexible billing services such as master account billing (which enables customers to aggregate billing for several locations for management and accounting purposes and to qualify for volume discounts), project accounting codes (which reflect accounting codes of the customer on the billing statement) and computerized call detail reports (which provide call detail to customers on computer disks or tape for direct input into the customer's computer for accounting or rebilling). The Company recently has increased its customer service staff and will be seeking to reduce the turnover rate of its residential customers through improved customer service and more diverse service offerings.

    The Company markets its telecommunications services primarily through independent sales representatives and resellers, and to a lesser extent, through direct marketing to resellers and commercial accounts. Independent sales representatives typically enter into agreements with the Company providing for payments of commissions on business generated. The use of independent sales representatives entails the risk that such representatives will engage in unauthorized switching of long distance carriers. See "-- Government Regulation of Telecommunications Operations." The Company also markets its services to end users through print advertising and direct mail advertising in selected markets.

COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY

    LOCAL TELECOMMUNICATIONS MARKET

    The local telecommunications market is intensely competitive and currently is dominated by the RBOCs and LECs. The Company has been marketing local access services as a CAP only since December 1994 and local exchange services as a CLEC only since April 1996, and the Company has not obtained a significant market share in any of the areas where it offers such services, nor does it expect to do so given the size of the local telecommunications services market, the intense competition and the diversity of customer requirements. In each area covered by the Wireless Licenses, the services offered by the Company compete with those offered by the LECs, such as the RBOCs, which currently dominate the provision of local services in their markets. The LECs have long-standing relationships with their customers, have the potential to subsidize competitive services with revenues from a variety of business services and benefit from existing state and federal regulations that currently favor the LECs over the Company in certain respects. While legislative and regulatory changes have provided increased business opportunities for competitive telecommunications providers such as the Company, these same decisions have given the LECs increased flexibility in their pricing of services. This may allow the LECs to offer special discounts to the Company's (and other CLECs') customers and potential customers. Further, as competition increases in the local telecommunications market, general pricing competition and pressures will increase significantly. As LECs lower their rates, other telecommunications providers will be forced by market conditions to charge less for their services in order to compete.

    In addition to competition from the LECs, the Company also faces competition from a growing number of new market entrants, such as other CAPs and CLECs, competitors offering wireless telecommunications services, including leading telecommunications companies, such as AT&T Wireless, and other entities that hold or have applied for 38 GHz licenses or which may acquire such licenses or other wireless licenses from others or the FCC. There is at least one other CAP and/or CLEC in each metropolitan area covered by the Company's Wireless Licenses, including, in many such areas, companies such as IntelCom, MCImetro, MFS, Teleport and Time Warner. Many of these entities (and the LECs) already have existing infrastructure which allows them to provide local telecommunications services at potentially lower marginal costs than the Company currently can attain and which could allow them to exert significant pricing pressure in the markets where the Company provides or seeks to provide telecommunications services. In addition, many CAPs and CLECs have acquired or plan to acquire switches so that they can offer a broad range of local telecommunications services.

    The Company currently faces competition from other entities which offer, or are licensed to offer, 38 GHz services, such as ART and BizTel, and could face competition in certain aspects of its existing and proposed businesses from competitors providing wireless services in other portions of the radio spectrum, such as CAI, a provider of wireless Internet access services, and CellularVision, a provider of wireless television services which, in the future, also may provide wireless Internet access and other local telecommunications services. In many instances, these service providers hold 38 GHz licenses or licenses for other frequencies in geographic areas which encompass or overlap the Company's market areas. Additionally, some of these entities enjoy the substantial backing of, or include among their stockholders, major telecommunications entities, such as Ameritech with respect to ART, Teleport with respect to BizTel, and NYNEX and Bell Atlantic with respect to CAI. Due to the relative ease and speed of deployment of 38 GHz and some other wireless-based technologies, the Company could face intense price competition from these and other wireless-based service providers. Furthermore, a NPRM issued by the FCC contemplates an auction of the lower 16 channels in the 38 GHz spectrum band, which have not been previously available for commercial use. The grant of additional licenses by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, as well as the development of new technologies, could result in increased competition. The Company believes that, assuming the adoption of the NPRM as currently proposed, additional entities having greater resources than the Company could acquire licenses to provide 38 GHz services.

    The Company also may face competition from cable companies, electric utilities, LECs operating outside their current local service areas and long distance carriers in the provision of local telecommunications services. The great majority of these entities provide transmission services primarily over fiber optic-, copper-based and/or microwave networks, which, unlike the Company's Wireless Fiber services, enjoy proven market acceptance for the carriage of telecommunications traffic. Moreover, the consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, which are expected to accelerate as a result of the passage of the Telecommunications Act, could give rise to significant new or stronger competitors to the Company. For example, Time Warner recently entered into a nine-state interconnection agreement with Bell South. There can be no assurance that the Company will be able to compete effectively in any of its markets.

    The Company's Internet access services also are likely to face competition from cable television operators deploying cable modems, which provide high speed data capability over installed coaxial cable television networks. Although cable modems currently are not widely available and do not provide for data transfer rates that are as rapid as those which can be provided by Wireless Fiber services, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users, cable operators will be required to spend significant time and capital in order to upgrade their existing networks to a more advanced hybrid fiber coaxial network architecture. However, there can be no assurance that cable modems will not emerge as a source of competition to the Company's Internet access business. Further, Internet access services based on existing technologies such as ISDN and, in the future, on such technologies as ADSL and HDSL will likely provide additional sources of competition to the Company's Internet access services. Additionally, the Company believes that many LECs and CLECs already are promoting other Internet access services.

    LONG DISTANCE MARKET

    The long distance market has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high (and increasing) average churn rate (especially among residential customers, which the Company historically has emphasized in its long distance reselling business, and customers acquired from other service providers, which acquisitions are part of the Company's ongoing long distance business strategy), as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T, MCI and Sprint, as well as other national and regional long distance carriers and resellers, many of whom own substantially all of their own facilities and are able to provide services at costs lower than the Company's current costs since the Company generally leases its access facilities. The Company believes that the RBOCs also will become significant competitors in the long distance telecommunications industry. The Company believes that the principal competitive factors affecting its market share are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its ability to maintain high quality, market-driven services at prices generally perceived to be equal to or below those charged by its competitors. In 1995, the FCC announced a decision pursuant to which AT&T no longer will be regulated as a dominant long distance carrier. This decision is expected to increase AT&T's flexibility in competing in the long distance telecommunications services market and, in particular, will eliminate the longer advance tariff notice requirements previously applicable only to AT&T. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company. In addition, LECs have been obtaining additional pricing flexibility. This may enable LECs to grant volume discounts to larger long distance companies, which also would put the Company's long distance business at a disadvantage in competing with larger providers.

GOVERNMENT REGULATION OF TELECOMMUNICATIONS OPERATIONS

    The Company's telecommunications services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all telecommunications services providers to the extent such services involve the provision of jurisdictionally interstate or international telecommunications, including the resale of long distance services, the provision of local access services necessary to connect callers to long distance carriers, and the use of electromagnetic spectrum (i.e., wireless services). The state regulatory commissions retain nonexclusive jurisdiction over the provision of telecommunications services to the extent such services involve the provision of jurisdictionally intrastate telecommunications. Municipalities also may regulate limited aspects of the Company's business by, for example, imposing zoning requirements or permit right-of-way procedures, and certain taxes or franchise fees.

    The Telecommunications Act is intended to remove the formal barriers between the long distance and local telecommunications services markets, allowing service providers from each market (as well as providers of cable television and other services) to compete in all communications markets. The Telecommunications Act will permit the RBOCs to compete in the provision of interLATA long distance services. Additionally, the FCC must promulgate new regulations over the next several years to address mandates contained in the Telecommunications Act, which may change the regulatory environment significantly. The Telecommunications Act generally requires LECs to provide competitors with interconnection and nondiscriminatory access to the LEC network on more favorable terms than have been available in the past. However, such interconnection and the terms thereof are subject to negotiations with each LEC, which may involve considerable delays, and may not necessarily be obtained on terms and conditions that are acceptable to the Company. In such instances, although the Company may petition the proper regulatory agency to arbitrate disputed issues, there can be no assurance that the Company will be able to obtain acceptable interconnection agreements.

    The Company is unable to predict what effect the Telecommunications Act will have on the telecommunications industry in general and on the Company in particular. No assurance can be given that any regulation will broaden the opportunities available to the Company or will not have a material adverse effect on the Company and its operations. Further, there can be no assurance that the Company will be able to comply with additional applicable laws, regulations and licensing requirements or have sufficient resources to take advantage of the opportunities which may arise from this dynamic regulatory environment.

    The allocation of jurisdiction between federal and state regulators over dedicated circuits that carry both interstate and intrastate traffic (including private line and special access services) poses jurisdictional questions. Although the FCC does not generally rule on the jurisdictional nature of a carrier's traffic, under current FCC practice, non-switched telecommunications services are considered jurisdictionally interstate (subject to FCC jurisdiction) unless more than 90% of the traffic is intrastate in nature. Currently, the Company's dedicated service offerings are primarily jurisdictionally interstate in nature. The Company believes that these services include virtually all service between a long distance carrier's POP and a POP of that long distance carrier or another long distance carrier, and between an end user and a long distance carrier's POP.

    Under the FCC's streamlined regulation of non-dominant carriers, the Company must file tariffs with the FCC for certain interstate services on an ongoing basis, although the Telecommunications Act provides the FCC with the statutory authority to forbear from filing tariffs and the FCC is considering whether to do so. The Company currently is not subject to price-cap or rate-of-return regulation and it may install and operate non-radio facilities for the transmission of interstate communications without prior FCC authorization.

    The Company, as an operator of millimeter wave radio facilities, also is subject to ongoing semi-annual reporting requirements to the FCC with respect to the deployment of its wireless local telecommunications services in its licensed areas during the license period. In addition, the Company has filed tariffs with the FCC as required with respect to its provision of interstate service and recently has filed for certification (or similar authority for purposes of providing intrastate service) in a number of the states where it is licensed by the FCC. The Company has received certification or other appropriate regulatory authority to provide intrastate non-switched service in 22 states and has applied for authority in nine additional states.

    Certain decisions by the FCC (the "Local Network Interconnect Decisions") restructured the interstate competitive access services market. The FCC ordered the RBOCs and all but one of the LECs having in excess of $100 million in gross annual revenue for regulated services to provide expanded interconnection and collocation with, or virtual collocation to, their central offices and serving wire centers to any CAP, long distance carrier or end user seeking such interconnection for the provision of interstate access services. Subject to few exceptions, LECs must offer interconnection in their central offices at cost-based rates. Consequently, the Company can reach most business customers in its MSAs via LEC facilities, and thereby significantly expand its customer base.

    In conjunction with its decision to require interconnection, the FCC provided LECs with a degree of increased pricing flexibility for special access and switched access services. Some forms of pricing flexibility apply on a geographic-specific basis or on a central office-by-central office basis. The Company anticipates that this pricing flexibility will result in LECs lowering their prices in high density zones, the probable arena of competition with the Company. To the extent that LECs are provided increased flexibility to lower their rates, the Company's ability to compete for certain services and its operating results may be adversely affected.

    In a concurrent proceeding on transport rate structure and pricing, the FCC adopted interim pricing rules that restructure local telephone company switched transport rates in order to facilitate competition for switched services. No assurance can be given that any benefits expected to be realized by the Company as a result of the Local Network Interconnect Decisions will in fact be realized, nor may the timing of any such benefits be predicted.

    Some of the Company's services may be classified as intrastate and therefore subject to state regulation. In all states where the Company is offering CAP or CLEC service, the Company (through its state-specific operating subsidiaries) is certified or otherwise operating with appropriate state authorization. The Company, through WinStar Gateway, provides intrastate long distance service pursuant to certification, registration or (where appropriate) on a deregulated basis in 43 states and is currently seeking intrastate authority in the remaining continental states. The Company expects that as its business and product lines expand and as more procompetitive regulation of the local telecommunications industry is implemented, it will offer additional intrastate service. The Company is seeking to expand the scope of its intrastate service in various jurisdictions, a process which depends upon regulatory action and, in some cases, legislative action in the individual states. Interstate and intrastate regulatory requirements are changing rapidly and will continue to change.

    Under current regulatory schemes, entities can compete with LECs in almost all states for the provision of (i) local access services, (ii) dedicated access services, (iii) private network services, including WAN services, for businesses and other entities and (iv) long distance toll services. The remaining local telecommunications services are either not currently subject to competition or only recently have been opened to competition in most states. Accordingly, the widespread provision of basic local exchange services to customers by entities other than the incumbent LECs generally will require significant regulatory changes.

    Many states already have instituted regulatory changes encouraging increased competition in various aspects of the local exchange services market, while other states are considering such changes. A number of state legislatures and regulatory bodies recently have enacted legislation and regulations to enhance competition in the local exchange markets. The Company anticipates that this trend will continue and will provide opportunities for broader entrance into the local exchange markets for the Company and others. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Illinois, Massachusetts, New York, Tennessee, Texas and Washington; is in the process of seeking authorization to operate as a CLEC in six additional states; and intends to seek such authorization in nine additional states during 1996. It also is in the process of negotiating interconnection agreements with various local exchange service providers, including incumbent LECs, under which the Company will be able to obtain services on an unbundled basis.

    Although the Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all licenses

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
and approvals necessary and appropriate to conduct its operations, changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz and/or the future granting of 38 GHz licenses, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company. On November 13, 1995, the FCC released an order freezing the acceptance for filing of new applications for 38 GHz frequency licenses. On December 15, 1995, the FCC announced the issuance of an NPRM, pursuant to which it proposed to amend its current rules relating to 38 GHz, including, among other items, the imposition of minimum construction and usage requirements and an auction procedure for issuance of licenses in the 37-40 GHz band where mutually exclusive applications have been filed. In addition, the FCC ordered that those applications that are subject to mutual exclusivity with other applicants or that were placed on public notice by the FCC after September 13, 1995 would be held in abeyance and not processed by the FCC pending the outcome of the proceeding initiated by the NPRM.

    Pursuant to an international treaty to which the United States is a signatory, the 38.6-40.0 GHz band is allocated on a co-primary basis to the Fixed Satellite Services ("FSS") and the 37.5-40.5 GHz band is allocated on a co-primary basis to the Mobile Satellite Services ("MSS"). The FCC has not proposed rules to implement the treaty provisions, although comments and a petition for rule making recently have been filed with the FCC by Motorola Satellite Communications Inc. ("Motorola") requesting that such rules be considered and, in particular, power flux density limits. On May 21, 1996, the FCC placed on public notice for comment the petition to allocate the 37.5-38.6 GHz bands to the FSS and to establish Technical Rules for the 37.5-38.6 GHz band. In addition, Motorola requested the FCC to adopt the power flux density limitations of the ITU Radio Regulations for the 37.5 to 40.5 GHz band in order to allow FSS systems and terrestrial microwave operators to co-exist on a co-primary basis. There can be no assurance that any proposed or final rules will not have a material adverse effect on the Company.

    Additionally, providers of long distance services, including the major interexchange carriers as well as resellers, such as the Company, are coming under intensified regulatory scrutiny for marketing activities by them or their agents that result in alleged unauthorized switching of customers from one long distance service provider to another. The FCC and several state authorities are seeking to introduce more stringent regulations to curtail the intentional or erroneous switching of customers, which could include the imposition of fines, penalties and possible operating restrictions on entities which engage in unauthorized switching activities. In addition, the Telecommunications Act requires the FCC to prescribe regulations imposing procedures for verifying the switching of customers and additional remedies on behalf of carriers for unauthorized switching of their customers. The effect, if any, of the adoption of any such proposed regulations on the long distance industry and the manner of doing business therein, cannot be anticipated. Statutes and regulations which are or may become applicable to the Company as it expands could require the Company to alter methods of operations, at costs which could be substantial, or otherwise limit the types of services offered by the Company.

NEW MEDIA BUSINESS

    The Company formed WinStar New Media based on its belief that the ability to deliver entertainment and information content to consumers will play an increasingly important role in consumers' choice of a telecommunications provider. The Company actively seeks opportunities to acquire the rights or means to market and distribute information and entertainment content and services that are marketable to traditional markets and which also can enhance the marketability of the Company's telecommunications services. The Company believes that in the future, it will be able to bundle content that it controls with various telecommunications services its offers to provide higher-margin products and services.

    In December 1994, the Company consummated the acquisition of Non Fiction Films, Inc. ("NFF"), a producer of documentary programming. NFF's productions to date include ten hours of

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
programming for the Arts and Entertainment Network's award winning Biography(R) series and "Divine MagicTM: The World of the Supernatural," a ten-part series that traces ancient beliefs, miracles and mysticism from their early beginnings.

    In April 1996, NFF acquired an 80% equity interest in Fox/Lorber, an independent distributor of films, entertainment series and documentaries. Fox/Lorber distributes its content to television and home video markets domestically and abroad. Its home video division emphasizes the distribution of foreign and art films and has a home video library of over 100 titles. Its television division emphasizes the distribution of educational and entertainment program series, sports-related programs and documentaries to broadcast and cable stations abroad and in the United States and Canada. Under the terms of an agreement between NFF and the holder of the remaining 20% equity interest in Fox/Lorber, NFF has the right to require such holder to sell, and such holder has the right to require NFF to purchase, the remaining 20% equity interest based upon certain criteria.

    In April 1996, WinStar New Media acquired a 65% equity interest in TWL. Under the agreement, WinStar New Media has the right to require the stockholders of TWL who own the remaining 35% equity interest in TWL to sell, and such stockholders have the right to require WinStar New Media to purchase, the remaining 35 percent equity interest based upon certain criteria. TWL operates the SportsFan. SportsFan is a multimedia sports programming and production company which provides live sports programming to more than 200 sports and talk format radio stations across the United States, up to 24 hours a day, including to stations in 90 of the top 100 United States markets. SportsFan owns and operates The Pete Rose Show and the Bob Golic Show, among others, and also has developing interests in television and on-line distribution channels.

    The industry in which the Company's new media subsidiary competes consists of a very large number of entities producing, owning or controlling news, sports, entertainment, educational and informational content and services, including telecommunications companies, television broadcast companies, sports franchises, film and television studios, record companies, newspaper and magazine publishing companies, universities and on-line computer services. Competition is intense for timely and highly marketable or usable information and entertainment content. Almost all of the entities with which the Company's new media subsidiary competes have significantly greater presence in the various media markets and greater resources than the Company, including existing content libraries, financial resources, personnel and existing distribution channels. There can be no assurance that the Company will be able to successfully compete in the emerging new media industry.

CONSUMER PRODUCTS

    The Company's consumer products business is operated through its subsidiary, WinStar Global Products. WinStar Global Products designs, markets and distributes personal care products, including hair brushes and certain hair accessories, and bath products, including gels, lotions, bath oils and home fragrance products including potpourri and candles.

    MARKETING AND DISTRIBUTION

    WinStar Global Products' customers are primarily large retailers, including mass merchandisers, discount stores, department stores, national and regional drug store chains and other regional chains. WinStar Global Products' customers sell through more than 20,000 individual retail outlets. Its current customer list includes the following national and regional chain stores: Walmart, Revco Drug Stores, CVS, Mervyn's, Target, Ames, Marshalls, Eckerd Drug, Family Dollar Stores, Sally Beauty Supply, Fay Drug, Arbor Drug and American Drug Stores.

    A significant portion of WinStar Global Products' sales is made by its in-house sales force. The remainder of WinStar Global Products' sales typically are made by independent sales representatives who receive a commission from WinStar Global Products on all orders generated by them. Independent

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
sales representatives generally carry the product lines of several noncompeting manufacturers and distributors, many of whom are much larger than WinStar Global Products.

    SOURCING

    WinStar Global Products currently utilizes a combination of domestic and foreign suppliers and contract manufacturers and internal assembling for its consumer product lines. WinStar Global Products generally purchases its hair brushes and combs from foreign manufacturers, and packages these products in its Fairfield, New Jersey facility. WinStar Global Products purchases components for its bath and body product line from both foreign and domestic sources, and assembles and packages products in its Fairfield, New Jersey facility. WinStar Global Products does not have any binding agreements with any of its manufacturers or suppliers. Therefore, any of such entities can terminate their relationship with WinStar Global Products at any time. WinStar Global Products does not believe that the termination of any such relationship or relationships would have a material adverse impact on its operations since management believes it would have alternative sources for its products and components at comparable prices. There can be no assurance of this, however, or that, in the event that WinStar Global Products were to experience difficulties with its present manufacturers, suppliers and subassemblers, it would not experience a temporary delay in obtaining the products or components it needs elsewhere.

    COMPETITION

    The consumer products industry is subject to changes in styles and consumer tastes. An unanticipated change in consumer preferences inconsistent with WinStar Global Products' merchandise lines could have a serious and adverse effect upon its operations. WinStar Global Products' product lines are subject to intense competition with numerous manufacturers and distributors of hair, beauty and bath products. Mass merchandisers, drug store chains, and other mass volume retailers typically utilize freestanding pegboard fixtures or pegboard wall fixtures, as well as in-line shelving and end-cap displays, to display their products. Competition for shelf and wall space for product placement is intense, as many companies seek to have their products strategically placed within the store. Competition also exists with respect to product name recognition and pricing, since retailers and consumers often choose products on the basis of name brand, cost and value. Many of WinStar Global Products' competitors have greater product and name recognition than it does, as well as much larger and more sophisticated sales forces, product development, marketing and advertising programs and facilities. WinStar Global Products generally competes by attempting to offer quality, service and products to its customers at reasonable prices.

EMPLOYEES

    As of May 31, 1996 the Company had approximately 390 full-time and 130 part-time employees. The Company is not a party to any collective bargaining agreements and never has experienced a strike or work stoppage. The Company considers its relations with its employees to be good.

PROPERTIES

    The Company's corporate headquarters are located at 230 Park Avenue, Suite 3126, New York, New York 10169. These headquarters are situated in approximately 11,500 square feet of space which the Company subleases for an average rent of approximately $304,000 per annum under a sublease which expires in April 2000. The Company has executed a lease for additional space of approximately 6,000 square feet at 230 Park Avenue for a rent of $188,176 per annum, which lease becomes effective June 1, 1996 and expires in April 2000. The Company maintains leases on other properties used in the operations of its subsidiaries. The Company believes that its insurance coverage on its properties is

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
adequate and that the Company, and each of its subsidiaries, as the case may be, is in compliance with the related leases.

LEGAL PROCEEDINGS

    In January 1995, the Company's directors, certain other persons and the Company (as a nominal defendant) were named in one or more of four actions brought by various stockholders of the Company in the Court of Chancery of the State of Delaware in and for New Castle County. These actions subsequently were consolidated into a single lawsuit. The complaint alleges that certain transactions including (i) the payment of consideration to certain directors and others in connection with the Company's acquisition of WinStar Gateway and (ii) the payment of compensation (including the granting of options and the issuance of warrants) to certain directors and others involved self dealing, waste of corporate assets, or otherwise were unfair to the Company and, in each case, were in violation of the fiduciary obligations of the directors to the Company. The Company believes that the allegations set forth in the complaints are based on misstatements of fact and misunderstandings of relevant facts, and further believes that there are meritorious defenses to all of the allegations. In order to halt the expense, inconvenience and distraction of continued litigation regarding this action, the Company recently entered into a settlement agreement with the plaintiffs pursuant to which the Company has agreed to amend its bylaws to formalize certain corporate governance changes and to pay certain legal fees of plaintiffs' counsel. The final settlement agreement is subject to approval of the Delaware Chancery Court.

    In April 1996, an action was commenced against WinStar Gateway in the Circuit Court of Jefferson County, Alabama (Civil Action No. CV9602367). The plaintiffs, James Schaffer and Linda Kelly, on behalf of themselves and other Alabama residents similarly situated, allege that their long distance service was switched to WinStar Gateway and away from their previous providers without their consent and through misleading practices. The plaintiffs seek monetary relief, the exact amount of which cannot be determined. WinStar Gateway has moved to have the action removed to federal court in Alabama and also to have the complaint dismissed. In the event the action is not disposed of by motion, the Company intends to resolve the action as expeditiously and economically as possible, which may include the diligent defense of the action or settlement. The Company believes that it has meritorious defenses to the allegations raised in the action. In the event the Company is not successful in the defense of the action, or if the Company elects to settle the action, the Company believes that any judgment against it, or settlement entered into by it, will not have a material adverse effect on the Company, its financial condition or its results of operations.

    The Company occasionally receives inquiries from state authorities arising with respect to consumer complaints concerning the provision of telecommunications services, including allegations of unauthorized switching of long distance carriers and misleading marketing. The Company believes such inquiries are common in the long distance industry and addresses such inquiries in the ordinary course of business.

CORPORATE INFORMATION

    The Company was incorporated under the laws of the State of Delaware in September 1990 and its principal offices are located at 230 Park Avenue, New York, New York 10169. The Company's phone number is (212) 687-7577. The Company is a holding company and provides its products and services through its wholly-owned subsidiaries WinStar Wireless (incorporated in Delaware in February
1994), WinStar Wireless Fiber Corp. ("Wireless Fiber Corp.") (incorporated in Delaware in March 1995), WinStar Telecom (incorporated in Delaware in February
1996), WinStar Gateway (incorporated in Delaware in May 1992), WinStar New Media (incorporated in Delaware in March 1994), NFF (incorporated in Delaware in July
1994) and WinStar Global Products (incorporated in Delaware in February 1987).

                                   MANAGEMENT

    The following table sets forth certain information with respect to the executive officers and directors of the Company.

                                                 NAME                      AGE
                                                 ---                       ---
William J. Rouhana, Jr.(1)(2)(3)(4)...........   44     Chairman of the Board of Directors and
                                                          Chief Executive Officer
Nathan Kantor(5)..............................   53     President, Chief Operating Officer and
                                                          Director
Steven G. Chrust(6)...........................   46     Vice Chairman of the Board of Directors
Fredric E. von Stange(6)......................   41     Executive Vice President, Chief Financial
                                                          Officer and Director
Bert Wasserman(2)(5)..........................   62     Director
William J. vanden Heuvel(1)(3)(4).............   65     Director
William Harvey(3)(6)..........................   53     Director
Steven B. Magyar(1)(2)(3)(4)..................   46     Director
Timothy R. Graham.............................   46     Executive Vice President and Secretary

- ------------

(1) Term expires at annual meeting of stockholders in 1997

(2) Member of Audit Committee

(3) Member of Compensation Committee

(4) Member of Nominating Committee

(5) Term expires at annual meeting of stockholders in 1996

(6) Term expires at annual meeting of stockholders in 1998

    Mr. Rouhana has been a director of the Company since its inception, its Chairman of the Board since February 1991, and its Chief Executive Officer since May 1994. Mr. Rouhana was President and Chief Executive Officer of WinStar Companies, Inc. ("WinStar Companies") from 1983 until November 1995. Through WinStar Companies, he served, from August 1987 to February 1989, as Vice Chairman of the Board and Chief Operating Officer of Management Company Entertainment Group, Inc., a diversified distributor of entertainment products and, thereafter, as its Vice Chairman of the Board until May 1990. Since August 1992, Mr. Rouhana has been a director of TII Industries, Inc. ("TII Industries"), a telecommunications equipment manufacturing company. From May 1991 through September 1994, he was director of Lancit Media Productions, Ltd., a creator of children's television programming. Mr. Rouhana was in private legal practice from 1977 to 1984, specializing in the financing of entities involved in the development of entertainment products and information services. Mr. Rouhana is Vice Chairman of the Board of Governors of the United Nations Association and is a member of certain other associations, including Business Executives for National Security. He is a Phi Beta Kappa graduate of Colby College, a Thomas J. Watson Fellow (1972-1973) and a graduate of Georgetown University School of Law. Mr. Rouhana is the brother-in-law of Fredric E. von Stange.

    Mr. Kantor has been a director of the Company since October 1994 and President and Chief Operating Officer of the Company since September 1995. Since its formation in November 1990, Mr. Kantor had been the President of ITC Group, Inc. ("ITC"), a company which specializes in the development of emerging competitive telecommunications companies. Mr. Kantor, through ITC, coordinated all of the Company's telecommunications operations from June 1994 to September 1995 when he became President and Chief Operating Officer of the Company, at which time services provided by ITC to the Company ceased. Mr. Kantor also is currently the Chairman of the Board and Chief Executive Officer of Image Telecommunications Corp. ("Image Telecom"), a company involved in the development of information and video servers. From January 1985 to December 1990, he was President of MCI Telecommunications Corporation (Northeast Division). Mr. Kantor was a founder of MCI International, Inc., and served as its President and Chief Operating Officer from its founding in July 1982 to December 1984. Mr. Kantor is a graduate of Florida State University and the United States Military Academy at West Point.

    Mr. Chrust has been a director of the Company since January 1994 and has been employed by the Company as its Vice Chairman of the Board since January 1995, in which capacity he is responsible for strategic planning, financing and corporate development. He has been the President of SGC Advisory Services, Inc. ("SGC"), a discretionary money-management services firm specializing in the telecommunications and technology sector, since he founded it in October 1992. From August 1987 to September 1992, Mr. Chrust was a director of AMNEX, Inc., an operator services long distance company, and served as its Chairman of the Board, Chief Executive Officer and President between October 1990 and October 1992. From August 1985 through December 1989, Mr. Chrust was the Executive Vice President of Executone Information Systems, Inc., a telecommunications equipment company. Mr. Chrust was Director of Technology Research and a stockholder of Sanford C. Bernstein & Co., Inc., a Wall Street investment firm, where he was ranked in the top tier of telecommunications analysts for more than ten years and as the first-ranked analyst in that sector for five consecutive years. He was associated with Sanford C. Bernstein & Co., Inc., from 1970 through 1985. From November 1993 until February 1996, Mr. Chrust was a director of American Communications Services, Inc., a fiber optic-based competitive access provider. Mr. Chrust is a graduate of Baruch College.

    Mr. von Stange has been a director of the Company since its inception, its Executive Vice President since January 1993, and its Chief Financial Officer since March 1994. Mr. von Stange was Executive Vice President of WinStar Companies, a merchant bank and a principal stockholder of the Company from 1983 until November 1995. From December 1988 to October 1989, Mr. von Stange was Chairman of the Board of Yankee Bargain Stores, Inc. ("Yankee"), and resumed that position from July 1991 to December 1991. Mr. von Stange was a director of Yankee from December 1988 until December 1991. Mr. von Stange is a graduate of The Wharton School, University of Pennsylvania. He is the brother-in-law of William J. Rouhana, Jr.

    Mr. Wasserman has been a director of the Company since June 1995. Mr. Wasserman was Executive Vice President and Chief Financial Officer of Time Warner from January 1990 to December 1994 and was also a director of Time Warner from January 1990 to March 1993. Mr. Wasserman was a member of the Office of the President and was also a director of Warner Communications, Inc. ("Warner Communications"), from 1981 to 1990, when that company merged with Time Warner, and had served Warner Communications in various capacities beginning in 1966. Mr. Wasserman serves as a member of various boards, including: several investment companies in the Dreyfus Family of Funds; Lillian Vernon Corp., a catalog seller of home products; Mountasia Entertainment International, Inc., an operator of family recreation centers; The New German Fund, a New York Stock Exchange listed mutual fund operated by Deutsche Bank AG; and IDT Corp., a provider of telecommunications services, including Internet access and long distance services. Mr. Wasserman also served as a director on the Chemical Bank National Advisory Board until Chemical Bank merged with Chase Manhattan Bank in March 1996. He is a graduate of Baruch College and Brooklyn Law School.

    Mr. vanden Heuvel has been a director of the Company since June 1995. Since 1984, Ambassador vanden Heuvel has served as Senior Advisor to Allen & Co., an investment banking firm, as well as counsel to the law firm Stroock & Stroock & Lavan. He served as a director of Time Warner from 1981 to 1993 and currently is a director of Zemex Corp., a New York Stock Exchange listed company engaged in the mining and exploitation of industrial minerals. Ambassador vanden Heuvel also has been a member of the IRC Group, a Washington D.C. based consulting group comprised of former United States ambassadors, since 1981. He has been Chairman of the Board of Governors of the United Nations Association since 1993. From 1979 to 1981, Ambassador vanden Heuvel served as United

States Deputy Permanent Representative to the United Nations. From 1977 to 1979, he served as United States Ambassador to the European Office of the United Nations and various other international organizations. He was Special Assistant to United States Attorney General Robert F. Kennedy from 1961 to 1964. Ambassador vanden Heuvel is a graduate of Deep Springs College, Cornell University and Cornell Law School.

    Mr. Harvey has been a director of the Company since June 1994. In 1972 and 1991, respectively, Mr. Harvey founded New Electronic Media Science, Inc. ("NEMS"), and Next Century Media, Inc. ("Next Century"), marketing, media and research consulting companies specializing in the marketing, entertainment and interactive media industries. Mr. Harvey has served as Chief Executive Officer and President of both NEMS and Next Century since their respective inceptions. Through NEMS and Next Century, Mr. Harvey has worked with major television and cable networks, several RBOCs, major film studios, IBM, AT&T, advertising agencies, videotex companies and advertisers on the integration of advertising into various new media. Mr. Harvey invented the marketing tool known as the Area Dominant Influence ("ADI") for Arbitron and co-founded International Ratings Services, Inc., the first company to provide United States movie studios, including Warner Brothers, Columbia and CBS International, with ratings for their television programs broadcast in foreign countries. Since 1979, Mr. Harvey has also been the publisher of "The Marketing Pulse," a monthly advertising and media trade newsletter.

    Mr. Magyar has been a director of the Company since June 1993. Since May 1994, Mr. Magyar has been operating a private business he owns which specializes in financial services for high net worth individuals and business owners. From 1989 to May 1994, Mr. Magyar was a regional vice president of CIGNA and during the preceding fifteen years held various sales and sales management positions with CIGNA. Mr. Magyar has served on CIGNA's strategic business development committee and has been a guest lecturer at New York University. Mr. Magyar also is a Certified Life Underwriter and Chartered Financial Consultant with the American College of Insurance. Mr. Magyar is a member of the General Agents and Managers Association, the National Association of Underwriters and the American Society of CLU and ChFC. Mr. Magyar is a graduate of Colby College.

    Mr. Graham has served as Executive Vice President of the Company since October 1994. From October 1990 through September 1994, Mr. Graham was engaged in the private practice of law and served in various capacities with National Capital Management Corporation, a company engaged through its subsidiaries in various businesses, such as the ownership of real estate rental properties, industrial manufacturing and insurance matters, including as Corporate Secretary and as President of its primary real estate and insurance subsidiaries. During that period, Mr. Graham also acted in various capacities for WinStar Services, Inc. ("WinStar Services"), a wholly-owned subsidiary of WinStar Companies. Prior to 1990, Mr. Graham was a partner in the law firm of Nixon, Hargrave, Devans & Doyle, specializing in corporate finance, regulatory and business law. Mr. Graham was a Securities Law Editor of Barrister Magazine, an American Bar Association publication, from 1985 to 1986 and has authored a number of publications, including "Public Offerings in the United States by Foreign Companies" and "Financing of Foreign Companies through United States Securities Markets." Mr. Graham is a director of TII Industries and National Capital Management Corporation. Mr. Graham also is a member of the Board of Advisors of the Instructional Television Station of the Archdiocese of New York. Mr. Graham is a graduate of Fordham Law School and the Georgetown University School of Foreign Service.

    The Board of Directors of the Company is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of office of the first class of directors (Class I), currently consisting of Steven G. Chrust, Fredric E. von Stange and William Harvey, will expire in 1998, the term of office of the second class of directors (Class II), currently consisting of Bert W. Wasserman and Nathan Kantor, will expire at the meeting of stockholders scheduled for June 27, 1996, and the term of office of the third class of directors (Class

III), currently consisting of William J. Rouhana, Jr., William J. vanden Heuvel and Steven B. Magyar, will expire in 1997. In each case, each director will hold office until the next annual meeting of stockholders at which his class of directors is to be elected, or until his successor is duly qualified and appointed. David Banker, who was a Class II director, resigned from the Board of Directors for personal reasons effective April 22, 1996. On April 26, 1996, the Board of Directors approved a reduction of the size of the Board of Directors from nine directors to eight directors.

    The responsibilities of the Audit Committee, which currently is composed of William J. Rouhana, Jr., Bert Wasserman and Steven B. Magyar, include, in addition to such other duties as the Board may specify, (i) recommending to the Board the appointment of independent accountants; (ii) reviewing the timing, scope and results of the independent accountant's audit examination and the related fees; (iii) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto;
(iv) reviewing the scope and adequacy of internal accounting controls and internal auditing activities; and (v) making recommendations to the Board with respect to significant changes in accounting policies and procedures.

    The responsibilities of the Compensation Committee, which currently is composed of William J. Rouhana, Jr., Steven B. Magyar, William Harvey and William J. vanden Heuvel, include, in addition to such other duties as the Board may specify, (i) reviewing and recommending to the Board the salaries, compensation and benefits of the executive officers and key employees of the Company, (ii) reviewing any related party transactions on an ongoing basis for potential conflicts of interest and (iii) administering the Company's stock option plans.

    The responsibilities of the Nominating Committee, which currently is composed of William J. Rouhana, Jr., William J. vanden Heuvel and Steven B. Magyar, include, in addition to such other duties as the Board may specify, considering and recommending to the Board nominees for directors.

DIRECTOR COMPENSATION

    The Company pays each outside director $500 for attendance at each meeting of a committee of which such director is a member and $1,000 for attendance at each meeting of the Board of Directors. On January 13th of each year, persons who are directors at such date are granted options to purchase 10,000 shares of Common Stock at a per-share exercise price equal to the last sale price of a share of Common Stock on the last trading day prior to such grant.

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
                             PRINCIPAL STOCKHOLDERS

    The table and accompanying footnotes set forth certain information as of June 12, 1996 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of the Company's next four most highly compensated executive officers and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons). Shares of Common Stock issuable upon exercise of options which currently are exercisable or exercisable within 60 days of the date of this Prospectus are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. Unless otherwise indicated, the address for the persons listed below is c/o WinStar Communications, Inc., 230 Park Avenue, Suite 3126, New York, New York 10169.

                                                                                          PERCENT
                                                                                     BENEFICIALLY OWNED
                                                                                    --------------------
                                                               NUMBER OF SHARES      BEFORE      AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    OFFERING    OFFERING
- ------------------------------------                          ------------------    --------    --------
William J. Rouhana, Jr.....................................        2,064,669(1)        7.3%        6.4%
Nathan Kantor..............................................          765,600(2)        2.7         2.4
Steven G. Chrust...........................................          419,000(3)        1.5         1.3
Fredric E. von Stange......................................          905,833(4)        3.2         2.8
Steven B. Magyar...........................................           50,706(5)       *           *
  Two Pine Point
  Lloyd Harbor, New York 11742
William J. vanden Heuvel...................................           60,000(6)       *           *
  812 Park Avenue
  New York, New York 10021
Bert W. Wasserman..........................................           60,000(7)       *           *
  126 East 56th Street
  New York, New York 10022
William Harvey.............................................           20,000(8)       *           *
  c/o Next Century Media, Inc.
  11 North Chestnut Street
  New Paltz, New York 12561
Timothy R. Graham..........................................          385,852(9)        1.4         1.2
Keystone Investment Management Company.....................        2,166,800           7.9         6.9
  200 Berkeley Street
  Boston, Massachusetts 02116
All Directors and Executive Officers as a Group (9                 4,731,660(10)      16.1        14.2
persons)...................................................

- ------------

* Less than 1%.

 (1) Includes 350,000 shares of Common Stock issuable upon exercise of certain options. Does not include 150,000 shares of Common Stock issuable upon exercise of other options which become exercisable in March 1997. Mr. Rouhana has agreed that, during the term of Nathan Kantor's employment agreement with the Company, he would vote all shares of Common Stock he controls in favor of Mr. Kantor as a director of the Company.

 (2) Includes (i) 447,396 shares of Common Stock issuable upon exercise of certain options. Does not include 350,000 shares of Common Stock issuable upon exercise of other options which become exercisable in three equal annual installments commencing in September 1996 and 78,000 shares of Common Stock issuable upon exercise of options which become exercisable in December 1996.

                                         (footnotes continued on following page)

 (3) Includes (i) 12,000 shares of Common Stock owned by the pension plan for SGC Advisory Services, Inc., a telecommunications consulting firm of which Mr. Chrust is President and owner, and (ii) 325,000 shares issuable upon exercise of certain options owned by Mr. Chrust or members of his family. Does not include 480,000 shares issuable upon exercise of other options which become exercisable in four equal annual installments commencing in January 1997.

 (4) Includes 200,000 shares of Common Stock issuable upon exercise of certain options. Does not include 75,000 shares of Common Stock issuable upon exercise of other options which become exercisable in March 1997.

 (5) Includes (i) 1,000 shares of Common Stock owned by Mr. Magyar's spouse, over which Mr. Magyar disclaims beneficial ownership, and (ii) 30,000 shares of Common Stock issuable upon exercise of certain options.

 (6) Includes 50,000 shares of Common Stock issuable upon exercise of certain options. Does not include 20,000 shares of Common Stock issuable upon exercise of other options which become exercisable in June 1997. Also includes 500 shares owned by Mr. vanden Heuvel's spouse, as to which he disclaims beneficial ownership.

 (7) Includes 50,000 shares of Common Stock issuable upon exercise of certain options. Does not include 20,000 shares of Common Stock issuable upon exercise of other options which become exercisable in June 1997.

 (8) Represents 20,000 shares of Common Stock issuable upon exercise of options.

 (9) Includes 210,000 shares of Common Stock issuable upon exercise of certain options. Does not include 50,000 shares of Common Stock issuable upon exercise of other options which become exercisable in October 1997.

(10) Includes shares referred to as being included in notes (1) through (9). Excludes shares referred to in such notes as being excluded.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

DESCRIPTION OF THE NEW NOTES

    Concurrently with the Stock Offering, the Company is offering an aggregate of $100 million of New Senior Notes and an aggregate of $100 million of New Senior Subordinated Notes in the Debt Offering. Until July 2001, interest on the New Notes will accrue but not be payable in cash. From and after July 2001, the New Notes will pay interest in cash.

    The New Senior Notes will be unsecured, unsubordinated obligations of the Company, will rank pari passu in right of payment with all existing and future unsecured, unsubordinated indebtedness (including the Old Senior Notes) and will be senior in right of payment to all existing and future subordinated indebtedness of the Company, including the New Senior Subordinated Notes and the Old Convertible Notes. The New Senior Subordinated Notes will be unsecured, senior subordinated obligations of the Company, will rank pari passu in right of payment with the Old Convertible Notes and will be subordinated in right of payment to the Company's obligations under the New Senior Notes, the Old Senior Notes and its guarantees under the Equipment Lease Financing, the Everest Notes, the Century Credit Facility and the CIT Credit Facility (each as defined below).

    The New Notes may be redeemed at any time on or after July 2001, at the option of the Company, in whole or in part, at premiums declining to 100% of the sum of their principal amount plus interest accrued prior to July 2001, plus accrued interest after July 2001.

    The New Note Indentures contain certain covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to: incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of such subsidiaries; enter into transactions with stockholders or affiliates; acquire assets or businesses not constituting "telecommunications assets" (as defined in such Indentures); or consolidate, merge or sell all or substantially all of their assets. The covenants contained in the New Note Indentures are subject to exceptions and the Company's new media and consumer products subsidiary will not be subject to the covenants contained therein, although the Company's ability to invest in such subsidiaries is limited.

DESCRIPTION OF OTHER INDEBTEDNESS

    In October 1995, the Company raised net proceeds of $214.5 million from the 1995 Debt Placement. There will not be any accrual of cash interest on the Old Notes prior to October 15, 2000 or payment of cash interest on the Old Notes prior to April 15, 2001. From and after October 15, 2000, the Old Notes will bear interest at the rate of 14% per annum, payable semi-annually in cash commencing April 15, 2001. The Old Notes mature on October 15, 2005. At maturity, the Old Senior Notes will have an aggregate principal amount of $294.2 million and the Old Convertible Notes will have an aggregate principal amount of $147.1 million.

    The Old Convertible Notes are convertible, at the option of the holder, into Common Stock ("Conversion Shares") at any time on or after October 23, 1996. The number of Conversion Shares issuable by the Company upon conversion is equal to the accreted value of the Old Convertible Notes being converted (on the date of conversion) divided by $20.625, subject to adjustment in certain events ("Conversion Price"). In addition, if the closing sale price of the Common Stock on the Nasdaq National Market during the twelve-month periods from October 15, 1995 through October 15, 1999 has exceeded certain closing sale prices during such periods ranging from $37.50 to $44.00 for at least 30 consecutive trading days ("Market Criteria") and a registration statement with respect to the Conversion Shares is effective and available, all of the Old Convertible Notes automatically will be converted into Conversion Shares at the close of business on the last day of the 30-day period; provided, however, that if the Market Criteria is satisfied prior to October 15, 1996, the conversion will not occur until

October 23, 1996 and will occur only if the closing sale price of the Common Stock is at least $37.50 on such date. The Company is obligated to cause to be declared effective a registration statement registering the issuance or resale of the Conversion Shares on or prior to October 23, 1996. If such registration statement is not declared effective on or prior to October 23, 1996, the Conversion Price will be decreased to $20.06.

    The Old Note Indentures contain certain covenants which are substantially similar to the covenants contained in the New Note Indentures.

    In September 1995, WinStar Wireless entered into an equipment lease financing (the "Equipment Lease Financing") with ML Investors Services, Inc. ("ML") pursuant to which ML has agreed to make up to $10.0 million of equipment financing available to WinStar Wireless until September 1996. As of the date of this Prospectus, ML has made available only $7.0 million under the Equipment Lease Financing. The balance of $3.0 million may be drawn by WinStar Wireless only if ML agrees to make such funds available, which it is not obligated to do. As of March 31, 1996, WinStar Wireless leased equipment having a value of approximately $7.0 million under the Equipment Lease Financing. Pursuant to a master lease agreement between WinStar Wireless and ML (the "Lease") entered into in connection with the Equipment Lease Financing. WinStar Wireless may lease transceivers and related network equipment from ML or its assignee for payments at the rate of 2.2753% per month of the equipment value (a return of approximately 13% per annum to the lessor) and are non-cancelable for sixty months. After twelve months, Winstar Wireless may purchase the equipment at scheduled rates which decline over the term of the Lease and which provide for a return of approximately 15% per annum to the lessor. WinStar Wireless' obligations under the Lease are guaranteed by the Company. As additional consideration for providing the Equipment Lease Financing, the Company has agreed to issue ML five-year options to purchase shares of Common Stock at the rate of one share of Common Stock for each $100 of the Equipment Lease Financing amount made available at a price equal to the market price on the day prior to the date of grant. Pursuant to such agreement, the Company has issued to ML options to purchase 55,000 shares of Common Stock at an exercise price of $17.125 per share and options to purchase 15,000 shares of Common Stock at an exercise price of $18.0625 per share.

    In May 1995, the Company, WinStar Wireless and Everest Capital Fund L.P. ("Fund"), Everest Capital International Ltd. ("Capital" and, along with Fund the "Purchasers") and Everest Capital Limited, agent for the Purchasers ("Agent"), entered into a note and warrant purchase agreement, pursuant to which WinStar Wireless issued $7.5 million of notes (the "Everest Notes"), which are convertible into shares of the Company's Common Stock, and warrants to purchase up to 550,000 shares of Common Stock. The Everest Notes bear interest at the rate of 7% per annum, payable in cash on a semi-annual basis, and are payable in May 2000. The Everest Notes are secured by a lien on all of the assets of WinStar Wireless and Wireless Fiber Corp. and are guaranteed by the Company and Wireless Fiber Corp. To secure its guaranty, the Company pledged all of the outstanding shares of common stock of WinStar Wireless and Wireless Fiber Corp. Under the Everest Notes, WinStar Wireless may not pay any dividends to the Company and may not issue any capital stock. The Purchasers agreed to subordinate their liens to any liens granted by the Company to secure up to $30.0 million of equipment-related financing prior to February 29, 1996 and up to an additional $20.0 million of such financing prior to February 28, 1997. Any liens securing indebtedness above such amounts, and any liens granted after February 28, 1997, require the consent of the Purchasers.

    At any time, the unpaid principal amount of and accrued interest on the Everest Notes are convertible, at the option of the Purchasers, into shares of Common Stock at a conversion price of $7.00 per share. On December 28, 1995, the Purchasers exercised their option to convert $3.75 million of principal and approximately $25,000 of interest due under the Everest Notes into 539,255 shares of Common Stock. After December 15, 1996, WinStar Wireless may force conversion of the Everest Notes if the last sale price of the Common Stock is above 175% of the then conversion price (currently $12.25) for 20 consecutive trading days. The warrants issued to the Purchasers were divided into three classes: EC-A Warrants, EC-B Warrants and EC-C Warrants. The 300,000 aggregate amount of EC-A Warrants are exercisable through May 24, 2000 at an exercise price of $12.00 per share. The 100,000 EC-B Warrants are exercisable through May 24, 2000 at an exercise price of $13.00 per share. The 150,000 EC-C Warrants were exercised in July 1995 by Everest at an exercise price of $.01 per share.

    In November 1994, WinStar Gateway entered into a Loan and Security Agreement ("CIT Loan Agreement") with The CIT Group/Credit Finance, Inc. ("The CIT Group"), pursuant to which The CIT Group agreed to make a $5.0 million (less $100,000 until WinStar Gateway has maintained three consecutive calendar months with positive net income from operations) revolving credit facility (the "CIT Credit Facility") available to WinStar Gateway until November 1996. Pursuant to the terms of the CIT Loan Agreement, borrowings are limited to 90% of most eligible accounts receivable, with availability of certain types of accounts receivable limited to 80% and 50% (less appropriate reserves as determined by The CIT Group). In addition, WinStar Gateway is prohibited from paying dividends to the Company. The Company also is party to a keepwell agreement requiring the Company to make a monthly contribution to WinStar Gateway in an amount equal to WinStar Gateway's net income (loss), plus its depreciation and amortization, minus its capital expenditures, if such amount is less than zero for a particular month. Borrowings bear interest at a rate of 3.0% in excess of the prime commercial lending rate of The Chase Manhattan Bank, N.A. ("Chase Manhattan") and are secured by a lien on all of WinStar Gateway's assets as well as a guarantee from the Company as to the first $2.2 million in borrowings. The CIT Loan Agreement also provides for an annual fee of $50,000 as well as certain underutilization fees. As additional consideration for providing the CIT Credit Facility, the Company issued to The CIT Group warrants to purchase 50,000 shares of Common Stock until November 3, 1998 at an exercise price of $6.975 per share, which warrants have been exercised.

    In August 1994, WinStar Global Products entered into a Loan and Security Agreement ("Century Loan Agreement") with Century Business Credit Corporation ("Century"), pursuant to which Century agreed to make a $6.0 million revolving credit facility (the "Century Credit Facility") available, at its sole discretion, to WinStar Global Products until September 1996. Pursuant to the terms of the Century Loan Agreement, borrowings are limited to 80% of eligible accounts receivable and 45% of eligible inventory. In addition, WinStar Global Products is prohibited from paying dividends to the Company and may not make capital expenditures in any fiscal year in an amount in excess of $150,000. Borrowings bear interest at a rate 3.5% in excess of the prime commercial lending rate of Chase Manhattan and are secured by a lien on all of WinStar Global Products' assets as well as a guarantee from the Company as to the first $3.0 million in borrowings. The Century Loan Agreement also provides for annual facility fees as well as an overadvance facility of $1.5 million (included in the $6.0 million of aggregate availability) which bears interest at a rate of 3.5% in excess of the prime commercial lending rate. In May 1995, as additional consideration for providing the Century Credit Facility, the Company issued to Century an option to purchase 25,000 shares of Common Stock at an exercise price of $5.75 per share until May 30, 1998, which options have been exercised.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

    The authorized capital stock of the Company includes 75,000,000 shares of Common Stock, $.01 par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Although the Company has no present intention of paying any dividends, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of preferred shares.

    Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

    The Company's Certificate of Incorporation, as amended, provides for a Board of Directors divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year; provides that directors may be removed with or without cause and only by at least a majority of the capital stock of the Company entitled to vote thereon; and further requires an affirmative vote of the holders of at least two-thirds of the capital stock of the Company entitled to vote thereon to alter, amend or repeal the provisions relating to the classification of, and the removal of members from, the Board of Directors. Nominations for the Board of Directors may be made by the Company Board or by any stockholder entitled to vote for the election of directors. A stockholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as director only if written notice of such stockholder's intent to make such nomination is given to the Company's Secretary not later than sixty days in advance of such meeting. The Company's Certificate of Incorporation and By-Laws do not provide for cumulative voting rights which means that holders of more than one-half of the outstanding voting rights, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. A special meeting of stockholders of the Company may be called by the request of the holders of at least 10% of the outstanding capital stock of the Company entitled to vote generally in all matters.

    The registrar and the transfer agent for the Common Stock of the Company is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

PREFERRED STOCK

    The authorized capital stock of the Company includes 15,000,000 shares of "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. There currently are no shares of preferred stock outstanding. The Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock (and the ability of the Board of Directors to do so without stockholder approval), while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price of the Common Stock.

STATUTORY PROVISIONS AFFECTING STOCKHOLDERS

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless prior to the date the stockholder became an interested stockholder the board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or unless one of two exceptions to the prohibitions are satisfied: (i) upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans) or (ii) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation), together with affiliates and associates, owns (or, as an affiliate or associate, within three years prior, did own) 15% or more of the corporation's outstanding voting stock. It is possible that these provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    After giving effect to the Stock Offering (assuming no exercise of the U.S. Underwriters' over-allotment option), the Company will have 31,748,005 shares of Common Stock outstanding. In addition, as of May 31, 1996, there were outstanding options and warrants with respect to an aggregate of 8,145,699 shares of Common Stock and 4,699,211 shares of Common Stock were issuable upon conversion of the Old Convertible Notes (assuming the Old Convertible Notes are converted on October 23, 1996, the first date on which conversion may occur) and certain other convertible debt. See "Risk Factors -- Effect of Outstanding Options, Warrants and Other Convertible Securities." Although a significant number of the outstanding shares of Common Stock are "restricted securities," as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"), and may not be sold unless such sale is registered under the Securities Act or is made pursuant to an exemption from the registration under the Securities Act, including the exemption provided by Rule 144, substantially all of such Restricted Shares have been registered for resale under the Securities Act or are currently, or will soon become, available for sale pursuant to Rule 144. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock. The Company's directors and executive officers and certain other officers of the Company and the Company's subsidiaries have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not sell any of their shares of Common Stock, except in certain limited circumstances, for a period of 120 days after the date of this Prospectus. See "Underwriters."

    In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the holder is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume of shares of Common Stock on all exchanges and reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain restrictions on the manner of sales, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such Common Stock in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    The Commission recently has proposed amendments to Rule 144 and Rule 144(k) that would permit resales of restricted securities under Rule 144 after a one-year, rather than a two-year, holding period, subject to compliance with the other provisions of Rule 144, and would permit unlimited resales of restricted securities by non-affiliates under Rule 144(k) after a two-year, rather than a three-year, holding period. Adoption of such amendments could result in resales of restricted securities sooner than would be the case under Rule 144 and Rule 144(k) as currently in effect. The Company is unable to determine when or if such proposed amendments will be adopted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                              TO NON-U.S. HOLDERS

GENERAL

    The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, the term "Non-U.S. Holder" is defined as any person who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust, as such terms are defined in the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances, or to certain types of Non-U.S. Holders which may be subject to special treatment under United States federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers). Furthermore, this discussion is based on provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. Each prospective purchaser of Common Stock is advised to consult a tax advisor with respect to current and possible future tax consequences of acquiring, holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

    An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

DIVIDENDS

    The Company does not anticipate paying cash dividends on its capital stock in the foreseeable future. See "Dividend Policy." In the event, however, that dividends are paid on shares of Common Stock, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be provided by an income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident, unless (i) the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and the Non-U.S. Holder provides the payor with proper documentation or (ii) if a tax treaty applies, the dividends are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder. In order to claim the benefit of an applicable tax treaty rate, a Non-U.S. Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty. Dividends that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are attributable to such a United States permanent establishment, are subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purpose of determining the applicability of a tax treaty rate. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to United States withholding tax at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption.

    A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS"), provided that the required information is furnished to the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

    A Non-U.S.Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States or (b) if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates, or (iv) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or the period such Non-U.S. Holder held the Common Stock. If the Company were, or to become, a U.S. real property holding corporation, gains realized upon a disposition of Common Stock by a Non-U.S. Holder which did not directly or indirectly own more than 5% of the Common Stock during the shorter of the periods described above generally would not be subject to United States federal income tax so long as the Common Stock is "regularly traded" on an established securities market. The Company believes that it has not been, is not currently, and does not anticipate becoming, a "U.S. real property holding corporation" for United States federal income tax purposes.

    If an individual Non-U.S. Holder falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale under regular graduated United States federal income tax rates. If an individual Non-U.S. Holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Thus, individual Non-U.S. Holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of Common Stock are urged to consult their tax advisors as to the tax consequences of such sale.

    If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it generally will be taxed on its net gain under regular graduated United States federal income tax rates and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

FEDERAL ESTATE TAX

    Common Stock owned or treated as owned by an individual who is neither a United States citizen nor a United States resident (as defined for United States federal estate tax purposes) at the time of death will be included in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    Under United States Treasury regulations, the Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with a trade or business in the United States of the Non-U.S. Holder or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

    United States backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to (i) dividends paid to Non-U.S. Holders that are subject to the 30% withholding discussed above (or that are not so subject because a tax treaty applies that reduces or eliminates such 30% withholding) or
(ii) under current law, dividends paid to a Non-U.S. Holder at an address outside of the United States. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary.

    Backup withholding and information reporting generally will apply to dividends paid to addresses inside the United States on shares of Common Stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

    In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of Common Stock effected at a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person, 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Temporary United States Treasury regulations provide that the Treasury is considering whether backup withholding should be required in such circumstances. Under proposed United States Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. The IRS recently proposed regulations addressing certain withholding, certification and information reporting rules (some of which have been mentioned above) which could affect treatment of the payment of the proceeds discussed above. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the possible application of the proposed United States Treasury regulations addressing the withholding and the information reporting rules.

    Payment by a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITERS

    Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated and CS First Boston Corporation are acting as U.S. Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited and CS First Boston Limited are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of shares of the Common Stock set forth opposite the names of such Underwriters below:

                                                                                NUMBER
    NAME                                                                       OF SHARES
- ----------------------------------------------------------------------------   ---------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.........................................
  CS First Boston Corporation...............................................

                                                                               ---------
        ]Subtotal...........................................................   3,200,000
                                                                               ---------

International Underwriters:
  Morgan Stanley & Co. International Limited................................
  CS First Boston Limited...................................................

                                                                               ---------
        Subtotal............................................................     800,000
                                                                               ---------
               Total........................................................   4,000,000
                                                                               ---------
                                                                               ---------

    The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

    Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares (as defined below) for the account of anyone other than a United States or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares (as defined below) for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares or distribute any prospectus relating to the International Shares in the United States or Canada or to a United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States or Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement are referred to herein as the "U.S Shares" and the "International Shares," respectively.

    Pursuant to the Agreement Between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock to be purchased pursuant to the Underwriting Agreement as may be mutually agreed. The per share price of any shares sold shall be the Price to Public set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

    Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares of Common Stock, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of Common Stock a notice stating in substance that, by purchasing such shares of Common Stock, such dealer represents and agrees that it has not offered or sold, and will not offer of sell, directly or indirectly, any of such shares of Common Stock in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares of Common Stock a notice to the foregoing effect.

    Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any shares of Common Stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 and the Regulations with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    The Underwriters propose to offer part of the Common Stock directly to the public at the Price to Public set forth on the cover page hereof and part to certain dealers at a price which represents a concession not in excess of
$.      per share under the Price to Public. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $.      per share to
other Underwriters or to certain dealers. After the initial offering of the Common Stock, the offering price and other selling terms may from time to time be varied by the Representatives.

    Pursuant to the Underwriting Agreement, the Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 600,000 additional shares of Common Stock at the Price to Public set forth on the cover page hereof, less underwriting discounts and commissions. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock offered by the U.S. Underwriters hereby.

    The Company's directors and executive officers and certain other officers of the Company and its subsidiaries have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not, for a period of 120 days after the date of this Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the Common Stock offered hereby and other shares of Common Stock acquired in the open market after the date of this Prospectus, (b) any shares of Common Stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) any shares of Common Stock sold pursuant to existing benefit plans of the Company,
(d) any shares of Common Stock transferred to immediate family members or trusts established for their benefit if the transferee agrees in writing to be similarly bound and (e) involuntary transfers as a result of existing contractual obligations.

    The Company has agreed that, without the prior consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, for a period of 120 days after the date of this Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in any part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the Common Stock offered hereby, (b) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the grant of any options to employees which do not become exercisable until at least 120 days after the date of this Prospectus, and (d) up to an aggregate of 1,587,500 shares (adjusted for any stock split) of Common Stock (or securities convertible into such shares) in connection with acquisitions, joint ventures, strategic alliances and other similar transactions, if the holders thereof agree not to sell any such shares until 120 days after the date of this Prospectus.

    In connection with the offering of Common Stock hereby, the Underwriters and selling group members may engage in passive market making transactions in the Company's Common Stock on the Nasdaq National Market immediately prior to the commencement of the sale of shares in this offering, in accordance with Rule 10b-6A under the Exchange Act. Passive market making consists of displaying bids on the Nasdaq National Market limited by the bid prices of market makers not connected with this offering and purchases limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited in amount to 30% of the passive market maker's average daily trading volume in the Common Stock during the period of the two full consecutive calendar months prior to the filing with the Commission of the Registration Statement of which this Prospectus is a part and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

    The Underwriters have informed the Company that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of Common Stock offered by them.

    The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The legality of the securities offered hereby and certain tax matters are being passed upon for the Company by Graubard Mollen & Miller, New York, New York. Certain partners and employees of Graubard Mollen & Miller own shares of Common Stock. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and February 28, 1995, and for the ten months ended December 31, 1995 and for the two years in the period ended February 28, 1995 and the financial statements of Avant-Garde Telecommunications, Inc. as of February 28, 1995 and for the two years in the period ended February 28, 1995 included in this Prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon, and are included herein in reliance upon the authority of such firm as experts in giving such report.

    The financial statements of the Microwave Division of Local Area Telecommunications, Inc. as of December 31, 1995 and 1994, and for each of the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the Division's ability to continue as a going concern as discussed in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, all reports filed by the Company via the Commission's Electronic Data Gathering and Retrieval System (EDGAR) can be obtained from the Commission's Internet web site located at www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market (Symbol: WCII), and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the financial statements, exhibits and schedules filed therewith. The statements contained in this Prospectus about the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of each such document may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES:
  Report of Independent Auditors.....................................................    F-2
  Consolidated Balance Sheets as of March 31, 1996 (unaudited), December 31, 1995 and
February 28, 1995....................................................................    F-3
  Consolidated Statements of Operations, Three Months Ended March 31, 1996 and 1995
    (unaudited), Ten Months Ended December 31, 1995 and 1994 (unaudited as to 1994),
and Years Ended February 28, 1995 and 1994,..........................................    F-4
  Consolidated Statements of Stockholders' Equity, Ten Months Ended December 31,
    1995, and Years Ended February 28, 1995 and 1994.................................    F-5
  Consolidated Statements of Cash Flows, Three Months Ended March 31, 1996 and 1995
    (unaudited), Ten Months Ended December 31, 1995, and Years Ended February 28,
1995 and 1994........................................................................    F-8
  Notes to Consolidated Financial Statements.........................................    F-9

THE MICROWAVE DIVISION OF LOCAL AREA TELECOMMUNICATIONS, INC.:
  Report of Independent Auditors.....................................................   F-33
  Balance Sheets as of March 31, 1996 (unaudited), December 31, 1995 and 1994........   F-34
  Statements of Operations, Three Months Ended March 31, 1996 and 1995 (unaudited)
and Years Ended December 31, 1995 and 1994...........................................   F-35
  Statements of Divisional (Deficit) Surplus, Three Months Ended March 31, 1996
(unaudited) and Years Ended December 31, 1995 and 1994...............................   F-36
  Statements of Cash Flows, Three Months Ended March 31, 1996 and 1995 (unaudited)
and Years Ended December 31, 1995 and 1994...........................................   F-37
  Notes to Financial Statements......................................................   F-38

AVANT-GARDE TELECOMMUNICATIONS, INC.:
  Report of Independent Auditors.....................................................   F-42
  Balance Sheet as of February 28, 1995..............................................   F-43
  Statements of Operations, Period March 1, 1995 to July 17, 1995 (unaudited) and
    Years Ended February 28, 1995 and 1994...........................................   F-44
  Statements of Cash Flows, Period March 1, 1995 to July 17, 1995 (unaudited) and
    Years Ended February 28, 1995 and 1994...........................................   F-45
  Notes to Financial Statements......................................................   F-46

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:.....................   F-49
  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996......   F-50
  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Three Months
Ended March 31, 1996.................................................................   F-51
  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Ten Months
Ended December 31, 1995..............................................................   F-52
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements...........   F-53

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  WINSTAR COMMUNICATIONS, INC.

    We have audited the accompanying consolidated balance sheets of WinStar Communications, Inc. and Subsidiaries as of December 31, 1995 and February 28, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WinStar Communications, Inc. and Subsidiaries as of December 31, 1995 and February 28, 1995, and the consolidated results of their operations and their consolidated cash flows for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP
New York, New York
March 8, 1996

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                      MARCH 31,      DECEMBER 31,    FEBRUARY 28,
                                                         1996            1995            1995
                                                     ------------    ------------    ------------
                                                     (UNAUDITED)
 ASSETS
Current assets
  Cash and cash equivalents.......................   $176,130,544    $138,105,824    $  3,156,354
  Short term investments..........................     27,372,707      73,594,849         --
                                                     ------------    ------------    ------------
    Total cash, cash equivalents and short term
investments.......................................    203,503,251     211,700,673       3,156,354
  Investments in marketable equity securities.....      6,158,250       6,515,250         --
  Accounts receivable, net of allowance for
    doubtful accounts of $878,000, $800,000 and
$824,000..........................................      9,746,373       8,683,860       4,035,007
  Notes receivable................................        374,908         199,635         706,329
  Inventories.....................................      7,895,211       7,391,686       4,232,927
  Prepaid expenses and other current assets.......      2,819,192       3,568,448         983,380
                                                     ------------    ------------    ------------
      Total current assets........................    230,497,185     238,059,552      13,113,997
Property and equipment, net.......................     18,089,226      15,898,005       2,663,068
Notes receivable..................................      4,029,280       3,488,948       2,289,002
Investments and advances..........................        322,733         322,733       7,866,927
Licenses, net.....................................     12,443,408      12,556,281         --
Intangible assets, net............................      3,071,629       3,033,505       3,213,785
Deferred financing costs..........................     10,515,964      10,525,301         --
Other assets......................................      1,503,366       1,478,530         362,673
                                                     ------------    ------------    ------------
      Total assets................................   $280,472,791    $285,362,855    $ 29,509,452
                                                     ------------    ------------    ------------
                                                     ------------    ------------    ------------
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Loans payable...................................   $  8,876,316    $  8,287,461    $    --
  Accounts payable and accrued expenses...........     11,169,254      13,513,369       5,732,039
  Capitalized lease obligations...................      1,437,852       1,355,255         332,239
                                                     ------------    ------------    ------------
      Total current liabilities...................     21,483,422      23,156,085       6,064,278
Senior notes payable..............................    159,194,067     153,971,508         --
Convertible notes payable.........................     79,597,033      76,985,754         --
Other notes payable...............................      3,436,314       3,416,288       4,410,753
Capitalized lease obligations.....................      5,809,745       6,081,299         754,525
                                                     ------------    ------------    ------------
      Total liabilities...........................    269,520,581     263,610,934      11,229,556
                                                     ------------    ------------    ------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock.................................        688,900         688,900         732,691
  Common stock, $.01 par value; authorized
    75,000,000 shares, issued 29,740,306,
    29,707,792, and 20,146,934 shares; outstanding
    27,233,543, 27,201,029, and 20,146,934
shares............................................        297,404         297,079         201,470
  Additional paid-in capital......................    103,989,159     103,836,510      42,583,679
  Accumulated deficit.............................    (52,009,885)    (41,311,075)    (25,237,944)
                                                     ------------    ------------    ------------
                                                       52,965,578      63,511,414      18,279,896
Less: Treasury stock..............................    (39,677,743)    (39,677,743)        --
     Deferred compensation........................       (996,875)     (1,100,000)        --
     Unrealized loss on investments in marketable
      equity securities...........................     (1,338,750)       (981,750)        --
                                                     ------------    ------------    ------------
      Total stockholders' equity..................     10,952,210      21,751,921      18,279,896
                                                     ------------    ------------    ------------
      Total liabilities and stockholders'
equity............................................   $280,472,791    $285,362,855    $ 29,509,452
                                                     ------------    ------------    ------------
                                                     ------------    ------------    ------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                       FOR THE THREE MONTHS ENDED    FOR THE TEN MONTHS ENDED       FOR THE YEARS ENDED
                                               MARCH 31,                   DECEMBER 31,                FEBRUARY 28,
                                       --------------------------   --------------------------   -------------------------
                                              (UNAUDITED)                          (UNAUDITED)
                                           1996          1995           1995          1994          1995          1994
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net sales............................  $ 14,509,042   $ 6,157,949   $ 29,771,472   $22,018,106   $25,564,760   $15,625,019
Cost of sales........................     8,573,271     4,598,541     19,546,351    14,761,290    17,702,570    10,712,090
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Gross profit........................     5,935,771     1,559,408     10,225,121     7,256,816     7,862,190     4,912,929
Selling, general and administrative
expenses.............................    10,191,903     3,769,658     19,266,466     9,974,189    12,688,859     6,887,913
Restructuring expense................       --            --             --            607,609       607,609       --
Depreciation.........................       361,510        58,994        770,284       137,055       177,158        92,537
                                       ------------   -----------   ------------   -----------   -----------   -----------
Operating loss.......................    (4,617,642)   (2,269,244)    (9,811,629)   (3,462,037)   (5,611,436)   (2,067,521)
Other (income) expense
 Interest expense....................     8,814,547       183,999      7,630,079       504,857       637,028       744,371
 Interest income.....................    (3,056,656)     (125,107)    (2,889,813)     (297,051)     (384,572)     (109,320)
 Amortization of intangibles.........       194,594        62,734        439,888       181,972       225,176       239,993
 Equity in loss of Avant-Garde.......       --            536,595        865,676       766,543     1,108,962       --
 Loss on discontinuation of product
lines................................       --            --             --            --            --            292,376
 Performance stock option expense....       --            --             --            --            --          5,316,667
 Other...............................       --            --             --            --             32,165      (161,986)
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net loss before extraordinary item
 and income taxes....................   (10,570,127)   (2,927,465)   (15,857,459)   (4,618,358)   (7,230,195)   (8,389,622)
Extraordinary item:
 Gain from extinguishment of debt....       --            --             --            --            --            194,154
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net loss before income taxes.........   (10,570,127)   (2,927,465)   (15,857,459)   (4,618,358)   (7,230,195)   (8,195,468)
Income taxes.........................       128,683       --             --            --            --            --
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Net loss............................  $(10,698,810)  $(2,927,465)  $(15,857,459)  $(4,618,358)  $(7,230,195)  $(8,195,468)
                                       ------------   -----------   ------------   -----------   -----------   -----------
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net loss per share:
 Before extraordinary item...........  $      (0.39)  $     (0.15)  $      (0.70)  $     (0.28)  $     (0.42)  $     (1.09)
 Extraordinary item..................       --            --             --            --            --               0.03
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Net loss............................  $      (0.39)  $     (0.15)  $      (0.70)  $     (0.28)  $     (0.42)  $     (1.06)
                                       ------------   -----------   ------------   -----------   -----------   -----------
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Weighted average shares
outstanding..........................    27,214,281    19,934,710     22,769,770    16,609,305    17,122,318     7,718,988
                                       ------------   -----------   ------------   -----------   -----------   -----------
                                       ------------   -----------   ------------   -----------   -----------   -----------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE TEN MONTHS ENDED DECEMBER 31, 1995

                                                                                                                    TREASURY
                                                                                                                     STOCK
                             PREFERRED STOCK                                                                       ----------
                ------------------------------------------
                                                                                                                     COMMON
                        B                      E                 COMMON STOCK         ADDITIONAL                     STOCK
                ------------------   ---------------------   ---------------------     PAID-IN      ACCUMULATED    ----------
                SHARES     AMOUNT     SHARES      AMOUNT       SHARES      AMOUNT      CAPITAL        DEFICIT        SHARES
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------
Balances at
 February 28,
1995..........   732.69   $732,691       0.00   $   --       20,146,934   $201,470   $ 42,583,679   $(25,237,944)      --
Issuances of
 common stock
 for cash
 (exercise of
 options and
otherwise)....                                                3,172,427     31,724      5,552,392
Issuance of
 common stock
 for the
 acquisition
 of
Avant-Garde...                                                1,275,000     12,750      5,087,250
Issuance of
 Preferred
Stock E.......                        932,040    6,000,008                               (360,000)
Warrants and
 common stock
 equivalents
 issued in
 connection
 with
 convertible
notes.........                                                                            804,500
Common stock
 equivalents
 issued in
 connection
 with lease
financing.....                                                                            176,550
Conversion of
preferred
stock.........  (146.16)  (146,160)  (932,040)  (6,000,008)     682,952      6,830      6,139,338
Preferred
 stock
dividends.....   102.37    102,369                                                                      (215,672)
Issuance of
 restricted
stock to
employee......                                                  150,000      1,500      1,236,000
Private
 Exchange
transaction...                                                3,741,224     37,412     39,640,331                  (2,506,763)
Issuance of
 common stock
 in connection
 with the
 converson of
 convertible
 notes
payable.......                                                  539,255      5,393      3,408,928
Amortization
 of deferred
 compensation
expense.......
Change in
 market value
 of
 investments
 in marketable
equity
securities....
Other.........                                                                           (432,458)
Net loss......                                                                                       (15,857,459)
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------
Balances at
 December 31,
1995..........   688.90   $688,900       0.00   $   --       29,707,792   $297,079   $103,836,510   $(41,311,075)  (2,506,763)
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------


                                                                       UNREALIZED LOSS
                                 PREFERRED STOCK B                     ON INVESTMENTS         TOTAL
                               ---------------------     DEFERRED       IN MARKETABLE     STOCKHOLDERS'
                   AMOUNT      SHARES      AMOUNT      COMPENSATION   EQUITY SECURITIES      EQUITY
                ------------   -------   -----------   ------------   -----------------   -------------
Balances at
 February 28,
1995..........  $    --          --      $   --        $    --            $--             $  18,279,896
Issuances of
 common stock
 for cash
 (exercise of
 options and
otherwise)....                                                                                5,584,116
Issuance of
 common stock
 for the
 acquisition
 of
Avant-Garde...                                                                                5,100,000
Issuance of
 Preferred
Stock E.......                                                                                5,640,008
Warrants and
 common stock
 equivalents
 issued in
 connection
 with
 convertible
notes.........                                                                                  804,500
Common stock
 equivalents
 issued in
 connection
 with lease
financing.....                                                                                  176,550
Conversion of
preferred
stock.........                                                                                 --
Preferred
 stock
dividends.....                                                                                 (113,303)
Issuance of
 restricted
stock to
employee......                                           (1,237,500)                           --
Private
 Exchange
transaction...   (36,348,065)  (688.90)   (3,329,678)                                          --
Issuance of
 common stock
 in connection
 with the
 converson of
 convertible
 notes
payable.......                                                                                3,414,321
Amortization
 of deferred
 compensation
expense.......                                              137,500                             137,500
Change in
 market value
 of
 investments
 in marketable
equity
securities....                                                             (981,750)           (981,750)
Other.........                                                                                 (432,458)
Net loss......                                                                              (15,857,459)
                ------------   -------   -----------   ------------         -------       -------------
Balances at
 December 31,
1995..........  $(36,348,065)  (688.90)  $(3,329,678)  $ (1,100,000)      $(981,750)      $  21,751,921
                ------------   -------   -----------   ------------         -------       -------------
                ------------   -------   -----------   ------------         -------       -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED FEBRUARY 28, 1995

                                                    PREFERRED STOCK
                           ------------------------------------------------------------------
                                     B                      C                     D                 COMMON STOCK        ADDITIONAL
                           ---------------------   -------------------   --------------------   ---------------------     PAID-IN
                            SHARES      AMOUNT     SHARES     AMOUNT      SHARES     AMOUNT       SHARES      AMOUNT      CAPITAL
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------
Balances at February 28,
1994.....................  1,203.79   $1,203,791    173.00   $ 173,000    225,000   $ 900,000    9,842,670   $ 98,427   $20,289,677
Exercise of Series A and
Series B Warrants........                                                                        3,291,417     32,914    10,657,038
Exercise of Series D and
Series E Warrants........                                                                        2,814,142     28,141     2,081,137
Conversion of Preferred
 Stock C.................                          (173.00)   (173,000)                             82,381        824       172,176
Conversion of Preferred
 Stock B.................   (533.00)    (533,000)                                                  177,665      1,777       531,223
Conversion of Preferred
 Stock D.................                                                (225,000)   (900,000)     225,000      2,250       897,750
Issuances of common stock
 for cash (exercise of
 options and
otherwise)...............                                                                        3,685,087     36,852     7,767,569
Issuance of Prefered B
 stock dividend..........     61.90       61,900
Issuance of common stock
 for the acquisition of
NFF, Inc.................                                                                           28,572        285       199,715
Other....................                                                                                                   (12,606)
Net loss.................
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------
Balances at February 28,
1995.....................    732.69   $  732,691     --      $  --          --      $  --       20,146,934   $201,470   $42,583,679
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------


                                              TOTAL
                           ACCUMULATED    STOCKHOLDERS'
                             DEFICIT         EQUITY
                           ------------   -------------
Balances at February 28,
1994.....................  $(17,945,849)   $  4,719,046
Exercise of Series A and
Series B Warrants........                    10,689,952
Exercise of Series D and
Series E Warrants........                     2,109,278
Conversion of Preferred
 Stock C.................                      --
Conversion of Preferred
 Stock B.................                      --
Conversion of Preferred
 Stock D.................                      --
Issuances of common stock
 for cash (exercise of
 options and
otherwise)...............                     7,804,421
Issuance of Prefered B
 stock dividend..........       (61,900)       --
Issuance of common stock
 for the acquisition of
NFF, Inc.................                       200,000
Other....................                       (12,606)
Net loss.................    (7,230,195)     (7,230,195)
                           ------------   -------------
Balances at February 28,
1995.....................  $(25,237,944)   $ 18,279,896
                           ------------   -------------
                           ------------   -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED FEBRUARY 28, 1994

                                                       PREFERRED STOCK
                                  ----------------------------------------------------------
                                            B                   C                  D             COMMON STOCK     ADDITIONAL
                                  ---------------------  ----------------  -----------------  ------------------    PAID-IN
                                   SHARES      AMOUNT    SHARES   AMOUNT   SHARES    AMOUNT    SHARES    AMOUNT     CAPITAL
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------
Balances at February 28, 1993....  1,135.66  $1,135,662  222.60  $222,600        0  $  --     6,539,475  $65,394  $ 9,986,348
Issuances of common stock for
cash.............................                                                             1,687,436   16,875    3,197,684
Issuance of common stock for
 acquisition of WGN, Inc.........                                                             1,271,351   12,714    1,457,286
Issuance of common stock for
 acquisition of Inne
Dispensibles, Inc................                                                                39,506      395       99,605
Issuance of Preferred Stock D for
acquisition of Avant-Garde.......                                          225,000   900,000
Conversion of Preferred Stock
C................................                        (50.00)  (50,000)                       23,810      238       49,762
Conversion of Series D
Warrants.........................                                                               205,000    2,050      135,300
Issuance of common stock for
 services rendered...............                                                                63,406      634       48,096
Issuance of common stock to
retire debt......................                                                                50,000      500       56,531
Issuance of Preferred B stock
dividend.........................     68.13      68,129
Issuance of Preferred C stock
dividends........................                                                                10,789      108       19,272
Purchase and retirement of
 treasury stock..................                                                               (48,103)    (481)     (76,474)
Performance stock options........                                                                                   5,316,667
Net loss.........................
Adjustments......................                          0.40       400                                                (400)
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------
Balances at February 28, 1994....  1,203.79  $1,203,791  173.00  $173,000  225,000  $900,000  9,842,670  $98,427  $20,289,677
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------


                                                      TOTAL
                                   ACCUMULATED    STOCKHOLDERS'
                                     DEFICIT         EQUITY
                                   ------------   -------------
Balances at February 28, 1993....  $ (9,662,872)   $  1,747,132
Issuances of common stock for
cash.............................                     3,214,559
Issuance of common stock for
 acquisition of WGN, Inc.........                     1,470,000
Issuance of common stock for
 acquisition of Inne
Dispensibles, Inc................                       100,000
Issuance of Preferred Stock D for
acquisition of Avant-Garde.......                       900,000
Conversion of Preferred Stock
C................................                      --
Conversion of Series D
Warrants.........................                       137,350
Issuance of common stock for
 services rendered...............                        48,730
Issuance of common stock to
retire debt......................                        57,031
Issuance of Preferred B stock
dividend.........................       (68,129)       --
Issuance of Preferred C stock
dividends........................       (19,380)       --
Purchase and retirement of
 treasury stock..................                       (76,955)
Performance stock options........                     5,316,667
Net loss.........................    (8,195,468)     (8,195,468)
Adjustments......................                      --
                                   ------------   -------------
Balances at February 28, 1994....  $(17,945,849)   $  4,719,046
                                   ------------   -------------
                                   ------------   -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC, AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             THREE MONTHS
                                                                ENDED               TEN MONTHS           YEAR ENDED
                                                              MARCH 31,               ENDED             FEBRUARY 28,
                                                      --------------------------   DECEMBER 31,   -------------------------
                                                          1996          1995           1995          1995          1994
                                                      ------------   -----------   ------------   -----------   -----------
                                                             (UNAUDITED)
Cash flows from operating activities, net of the
 effects of the purchases of Avant-Garde in the ten
 months ended December 31, 1995, and of WGN in the
 year ended February 28, 1994
   Net loss.........................................  $(10,698,810)  $(2,927,465)  $(15,857,459)  $(7,230,195)  $(8,195,468)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization.................       846,205       131,271        860,103       432,502       223,088
      Amortization of licenses and intangibles......       192,413        62,985        439,888       225,176       239,993
      Provision for doubtful accounts...............       380,758       204,384        887,425       893,857       343,694
      Equity in unconsolidated results of
Avant-Garde.........................................       --            520,560        865,676     1,108,962       --
      Non cash interest expense.....................     7,853,864       --           6,151,090       --            --
      Extraordinary gain from extinguishment of
debt................................................       --            --             --            --           (194,154)
      Performance stock option expense..............       --            --             --            --          5,316,667
      Non cash loss on discontinuation of product
lines...............................................       --            --             --            --            292,376
      Other.........................................       --             32,952        177,735        78,374      (155,086)
      (Increase) decrease in operating assets:
         Accounts receivable........................    (1,443,271)    1,542,678     (5,526,618)   (1,409,862)   (1,438,263)
         Inventories................................      (503,525)   (1,116,507)    (3,158,759)   (1,729,395)     (337,781)
         Prepaid expenses and other current
assets..............................................       749,256       306,392     (2,478,501)     (440,188)     (249,496)
         Other assets...............................      (116,667)        4,552       (268,650)      (90,637)      (12,049)
      (Decrease) increase in accounts payable and
accrued expenses....................................    (2,146,939)      396,591      6,306,466     1,635,189     1,531,892
                                                      ------------   -----------   ------------   -----------   -----------
Net cash used in operating activities...............    (4,886,716)     (841,607)   (11,601,604)   (6,526,217)   (2,634,587)
                                                      ------------   -----------   ------------   -----------   -----------
Cash flows from investing activities:
   Investments in and advances to Avant-Garde.......       --         (2,213,961)    (5,703,608)   (7,128,947)     (632,000)
   Acquisitions.....................................       --            --             --           (678,566)       27,679
   Decrease (increase) in short-term investments,
net.................................................    46,222,142       --         (73,593,849)      --            --
   Increase in other investments....................       --            --          (7,497,000)      --            --
   Collections of notes receivable..................        34,331       180,000      1,003,859       360,000       600,000
   Increase in notes receivable.....................      (749,936)     (806,158)    (1,370,974)   (2,234,636)      --
   Purchase of property and equipment, net..........    (2,576,983)     (541,325)    (8,607,794)   (1,055,167)     (227,787)
   Cash proceeds from sale of skiwear brands........       --            --             --            --            276,695
   License acquisition costs........................      (118,729)      --            (129,413)      --            --
   Other............................................       --            294,736         (3,251)      (50,140)      --
                                                      ------------   -----------   ------------   -----------   -----------
Net cash provided by (used in) investing
activities..........................................    42,810,825    (3,086,708)   (95,902,030)  (10,787,456)       44,587
                                                      ------------   -----------   ------------   -----------   -----------
Cash flows from financing activities:
   Proceeds from (repayment of) loans payable.......       588,855    (1,549,673)     3,849,233     1,695,447    (1,772,550)
   Proceeds from notes payable......................       --            --         221,946,330       --          1,966,498
   Repayment of notes payable.......................       --            --             --           (431,793)     (300,625)
   Payment of dividends.............................       --            --            (113,303)      --            --
   Debt financing costs.............................      (303,744)      --            (784,791)     (329,483)      --
   Proceeds from equipment lease financing..........       --            --           6,997,600       --            --
   Proceeds of cash collateral......................       --            --             --            --            100,000
   Payment of capital lease obligations.............      (308,572)      (60,779)      (700,828)     (250,871)     (115,249)
   Net proceeds from equity transactions............       124,072     2,533,832     11,258,863    19,067,386     2,800,739
                                                      ------------   -----------   ------------   -----------   -----------
Net cash provided by financing activities...........       100,611       923,380    242,453,104    19,750,686     2,678,813
                                                      ------------   -----------   ------------   -----------   -----------
Net increase (decrease) in cash and cash
equivalents.........................................    38,024,720    (3,004,935)   134,949,470     2,437,013        88,813
Cash and cash equivalents at beginning of period....   138,105,824     5,287,188      3,156,354       719,341       630,528
                                                      ------------   -----------   ------------   -----------   -----------
Cash and cash equivalents at end of period..........   176,130,544     2,282,253    138,105,824     3,156,354       719,341
Short-term investments at end of period.............    27,372,707       --          73,594,849       --            --
                                                      ------------   -----------   ------------   -----------   -----------
Cash, cash equivalents, and short-term investments
at end of period....................................  $203,503,251   $ 2,282,253   $211,700,673   $ 3,156,354   $   719,341
                                                      ------------   -----------   ------------   -----------   -----------
                                                      ------------   -----------   ------------   -----------   -----------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION:

    The consolidated financial statements include the accounts of WinStar Communications, Inc. ("WCI") and its wholly owned subsidiaries, WinStar Wireless, Inc. ("WWI"); WinStar Wireless Fiber Corp. ("WWFC"); WinStar Gateway Network, Inc. (formerly Communications Gateway Network, Inc., "WGN"); WinStar Global Products, Inc. (formerly Beauty Labs, Inc., "WGP"); WinStar New Media Company, Inc. ("WNM"); and Non Fiction Films, Inc. ("NFF") (collectively referred to as the "Company"). All material intercompany transactions and accounts have been eliminated in consolidation.

NATURE OF BUSINESS:

    The Company provides local and long distance telecommunications services in the United States. The Company offers its Wireless FiberSM local telecommunications services on a point-to-point basis in many major metropolitan areas via its digital wireless capacity in the 38.6 to 40 gigahertz portion of the radio spectrum, where it has licenses granted by the Federal Communications Commission("FCC"). The Company's Wireless FiberSM services deliver high quality voice and data transmissions which meet or exceed telephone industry standards and provide transmission quality equivalent to that produced by fiber optic-based facilities. The Company also offers resale- and facilities-based long distance services and has authority in several states to provide local switched telecommunications services. As regulatory and competitive conditions permit, the Company intends to offer its customers integrated local and long distance telecommunications services, thereby participating in both the $90 billion local exchange market and the $60 billion long distance market in the United States. As a complement to its telecommunications operations, the Company acquires rights to distribute and otherwise control certain information and entertainment content and services. The Company also markets consumer products nationwide through a subsidiary acquired prior to the Company's entry into the telecommunications industry. The Company's telecommunications services are subject to varying degrees of federal, state and local regulation.

FISCAL YEAR:

    The Company changed its fiscal year end from February 28 to December 31, effective January 1, 1996. Accordingly, these financial statements present a transition period of the ten months ended December 31, 1995.

CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments, short-term certificates of deposit, and commercial paper. Exclusive of cash in banks, cash equivalents were approximately $137,370,000 at December 31, 1995, and approximate fair value.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
SHORT TERM INVESTMENTS:

    Short term investments are widely diversified and principally consist of certificates of deposit and money market deposits, U.S. government or government agency securities, commercial paper rated "A-1/P-1" or higher, and municipal securities rated "A" or higher with an original maturity of greater than three months and less than six months. Short term investments are considered held-to-maturity and are stated at amortized cost which approximates fair value. As of December 31, 1995, cash, cash equivalents and short term investments totaled $211,700,673.

INVENTORIES:

    Inventories in the merchandising division are valued at the lower of cost or market, principally using the first-in, first-out method.

    Film inventories include direct and indirect production costs, which are amortized to expense in the proportion that revenue recognized during the year for each film bears to the estimated total revenue to be received from all sources under the individual film forecast method. Management's estimate of forecasted revenues exceeds the unamortized costs on an individual program basis. Such forecasted revenue is subject to revision in future periods if warranted by changing market conditions.

PROPERTY AND EQUIPMENT:

    Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets.

INTANGIBLE ASSETS:

    Intangible assets are being amortized by the straight-line method over their estimated useful lives.

    The Company's policy is to measure goodwill impairment by considering a number of factors as of each balance sheet date including: (i) current operating results of the applicable business, (ii) projected future operating results of the applicable business, (iii) the occurrence of any significant regulatory changes which may have an impact on the continuity of the business, and (iv) any other material factors that affect the continuity of the applicable business. The amortization period for goodwill is determined on a case-by-case basis for each acquisition from which goodwill arises based on a review of the nature of the business acquired as well as the factors cited above (Note 14).

INCOME TAXES:

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Pursuant to SFAS 109, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and loss carryforwards and tax credit carryforwards for which income tax benefits are expected to be realized in future years. A valuation allowance is to be established to reduce deferred tax assets if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
REVENUE RECOGNITION:

    In the telecommunications division, sales are recorded upon placing of calls or rendering of other related services. In the merchandising division, sales are recorded upon shipment of merchandise and are presented in the accompanying consolidated statement of operations net of merchandise returns. The Company provides for future estimated returns of merchandise at the time of sale. Revenues from film productions are recognized when a program is accepted by the licensee and is available for broadcast.

NET LOSS PER COMMON SHARE:

    Net loss per common share is calculated by dividing the net loss by the weighted average number of shares of common stock outstanding. Stock options and warrants have not been included in the calculation as their inclusion would be antidilutive.

CONCENTRATION OF CREDIT RISK:

    Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentration of credit risk with respect to these receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amounts of cash and cash equivalents, short term investments, accounts and notes receivable, and accounts payable and accrued expenses approximate fair value, principally because of the short maturity of these items. Marketable equity securities are stated at quoted market value.

    The carrying amounts of the loans payable to financial institutions issued pursuant to the Company's subsidiaries' asset-based lending agreements approximate fair value because the interest rates on these investments change with market interest rates and the carrying amounts of the senior notes payable, convertible notes payable and capitalized lease obligations approximate fair value since the obligations were entered into principally in September and October, 1995.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS:

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS:

    The unaudited consolidated balance sheet as of March 31, 1996 and the unaudited consolidated statements of operations and statements of cash flows for the three months ended March 31, 1996 and 1995 are condensed financial statements in accordance with the rules and regulations of the Securities

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) and Exchange Commission. Accordingly, they omit certain information included in complete financial statements and should be read in connection with the information for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994. In the opinion of the Company, the accompanying unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1996 and results of operations and the cash flows for the three months ended March 31, 1996 and 1995.

NOTE 2--ACQUISITION OF AVANT-GARDE

    Avant-Garde Telecommunications, Inc. ("Avant-Garde") was a privately held company which held 30 millimeter wave radio licenses granted by the FCC in September 1993. These licenses cover many of the largest metropolitan areas in the United States, as well as other markets, and allow the licensee to deliver voice, data and video via the 38 GHz band. Avant-Garde was required to begin the provision of services authorized under such licenses by March 15, 1995, and on that date, Avant-Garde filed a certificate of completion for each license with the FCC.

    Through July 17, 1995, the Company owned 49% of Avant-Garde, which it acquired for $4,900,000, and accounted for its investment in Avant-Garde under the equity method. For the periods from March 1, 1995 to July 17, 1995, and the year ended February 28, 1995, Avant-Garde had net losses of approximately $1,778,000 and $2,302,000 respectively.

    In April 1995, the Company entered into a merger agreement with the holders of the remaining 51% of Avant-Garde, subject to FCC approval. In June 1995, the FCC granted Avant-Garde permission to transfer control of its licenses to the Company. On July 17, 1995, pursuant to the terms of the merger agreement, the Company exchanged 1,275,000 restricted shares of its common stock valued at $5,100,000 for the 51% of Avant-Garde that it did not already own. Avant-Garde was then merged into WinStar Wireless Fiber Corp., a wholly-owned subsidiary of the Company which is the sole surviving corporation.

    The acquisition of Avant-Garde has been treated as a "purchase" for purposes of generally accepted accounting principles, with the purchase allocated based on fair value of the assets acquired and liabilities assumed, including approximately $12,600,000 allocated to the licenses acquired. The amount allocated to licenses is being amortized over 40 years in accordance with industry practice. The accounts of Avant-Garde have been consolidated into the Company's financial statements as of the date of the acquisition.

    Unaudited pro-forma results of operations, which reflect the merger of Avant-Garde into the Company as if the merger occurred as of the beginning of each period, are as follows:

                                                        FOR THE
                                                         THREE        FOR THE TEN     FOR THE TWELVE
                                                      MONTHS ENDED    MONTHS ENDED     MONTHS ENDED
                                                       MARCH 31,      DECEMBER 31,     FEBRUARY 28,
                                                          1995            1995             1995
                                                      ------------    ------------    --------------
Net sales..........................................   $  6,161,027    $ 29,744,251     $ 25,572,218
Net loss...........................................     (3,488,205)    (16,769,516)      (8,422,780)
Net loss per share.................................   $      (0.16)   $      (0.72)    $      (0.46)

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--WGN ACQUISITION

    On March 10, 1993, the Company completed the exercise of an option to purchase an aggregate of 10,408 (51%) shares of the common stock of WGN for approximately $1,045,000, paid in cash and through the assumption of notes. WGN provides long-distance telephone service to businesses and residences. The option was exercised by the Company in portions, commencing in December 1992. The exercise of the option was financed primarily by a private placement of units which was also completed on March 10, 1993. The transaction was treated as a "purchase" for purposes of generally accepted accounting principles, with the purchase price allocated based on the fair value of the Company's proportionate ownership of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of the net assets acquired, aggregating approximately $828,000, has been recorded as goodwill.

    The assets purchased and liabilities assumed have been valued as follows:

                                                                   MARCH 10,
                                                                     1993
                                                                  ACQUISITION
                                                                  -----------
Current assets:
Cash...........................................................   $   451,490
Accounts receivable............................................       148,834
Other current assets...........................................         5,334
                                                                  -----------
Total current assets...........................................       605,658

Property and equipment.........................................       733,675
Intangible assets..............................................        18,386
Other assets...................................................         4,754
                                                                  -----------
Total assets...................................................     1,362,473
                                                                  -----------
Current liabilities:
Capitalized lease obligations..................................        97,517
Accounts payable and accrued expenses..........................       310,388
                                                                  -----------
Total current liabilities......................................       407,905

Capitalized lease obligations..................................       528,674
Minority interest..............................................       208,688
                                                                  -----------
Total liabilities..............................................     1,145,267
                                                                  -----------
Net assets at acquisition date.................................   $   217,206
                                                                  -----------
                                                                  -----------

    Through a stock exchange offer, the Company acquired the remaining 49% interest in WGN on August 6, 1993, and paid approximately $1,470,000 through an exchange of 127.135 shares of the Company's common stock for each WGN share outstanding. The exchange ratio was based on the closing price of the Company's common stock on July 16, 1993 of $1 5/32, as reported by NASDAQ. The purchase price was determined as a multiple of revenues. This transaction impacted the Company's financial statements as follows: (1) the elimination of the minority interest of WGN of $53,602, which was originally $208,688 on March 10, 1993, and was subsequently reduced by $155,086, the 49% minority interest in WGN's losses during the period March 10, 1993 through August 6, 1993, (2) the recording of the unallocated purchase price as goodwill aggregating $1,468,037, (3) the increase in equity of $1,470,000 resulting from the issuance of 1,271,351 shares of the Company's common stock, and (4) the increase in accounts payable of $51,639 for fees incurred in connection with this transaction.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--WGN ACQUISITION--(CONTINUED)
    Certain former stockholders of WGN (the "Affiliated Shareholders") were and are affiliated with WCI. At the formation of WGN in May 1992, the Affiliated Shareholders individually invested a combined total of approximately $82,000 in a WGN private placement in which they received a combination of promissory notes and an approximate 14% equity interest. One Affiliated Shareholder also received a 5% equity interest in return for services rendered in connection with the formation of WGN. As a result of the aforementioned acquisitions and subsequent exchange of notes and stock of WGN for securities of the Company, the Affiliated Shareholders received shares of the Company's common stock with an aggregate market value of approximately $283,000 and approximately $82,000 in notes from the aforementioned March 1993 private placement, all on the same basis as the other WGN shareholders.

    Unaudited pro forma results of operations, which reflect the combined operations of the Company and WGN as if the merger occurred as of the beginning of fiscal 1994, are as follows:

                                                             FOR THE YEAR ENDED
                                                             FEBRUARY 28, 1994
                                                             ------------------
Net sales.................................................      $ 15,651,885
Net loss before extraordinary item........................        (8,622,407)
Net loss per share before extraordinary item..............             (1.04)

NOTE 4--NFF ACQUISITION

    On July 8, 1994, WinStar NFF Inc. ("WNFF"), a newly incorporated and wholly-owned subsidiary of WCI, entered into an agreement with Non Fiction Films, Inc. ("NFF") pursuant to which WNFF purchased 95 shares, or 19%, of the common stock of NFF for a purchase price of $200,000 in cash. NFF is a producer of non-fiction programming for cable television and for other media. Additionally, the principal of NFF granted to WNFF an option to purchase all of the shares of NFF owned by such principal, thereby making NFF a wholly-owned subsidiary of WNFF. Effective December 1, 1994, WNFF exercised its option and purchased the remaining 81% of NFF for 28,572 shares of WCI common stock valued at $200,000. NFF was merged into WNFF, and the surviving corporation was renamed Non Fiction Films, Inc. The transaction was treated as a "purchase" for purposes of generally accepted accounting principles, with the purchase price allocated based on the fair value of the assets acquired and liabilities assumed. The total purchase price was $476,000 and the excess of the purchase price over the fair value of the net assets acquired, aggregating approximately $495,000 has been recorded as goodwill.

    Unaudited pro forma results of operations, which reflect the combined operations of the Company and NFF as if the merger occurred as of the beginning of the year ended February 28, 1995 are as follows:

                                                             FOR THE YEAR ENDED
                                                             FEBRUARY 28, 1995
                                                             ------------------
Net sales.................................................      $ 26,099,553
Net loss..................................................        (7,470,205)
Net loss per share........................................              (.44)

    No pro forma results of operations are shown for the year ended February 28, 1994, as NFF only commenced operations in March 1994.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--PREFERRED STOCK E

    In April 1995, the Company completed a private placement of 932,040 shares of Series E Convertible Preferred Stock ("Preferred Stock E") at a price of $6.4375 per share for gross proceeds of $6,000,000. Preferred Stock E holders were entitled to dividends at the rate of 9% per annum, payable quarterly beginning on June 30, 1995. During the ten month period ended December 31, 1995, the entire 932,040 shares of Preferred Stock E were converted into 634,228 shares of common stock.

NOTE 6--RESTRUCTURING

    During the year ended February 28, 1995, the Company's WGN subsidiary restructured its operations by reducing its clerical and middle management staff, replacing senior management personnel, and discontinuing certain unprofitable programs initiated by previous management. In connection with this restructuring, the Company recorded an expense of approximately $608,000 during the year ended February 28, 1995, including $235,000 in benefits related to the termination of 19 employees. Of the amount recorded at February 28, 1995, $349,000 related to future cash outflows, with the balance representing charges related to amounts paid or to write-off of assets purchased prior to February 28, 1995. During the ten month period ended December 31, 1995, the Company incurred approximately $111,000 of the expected cash outflows, leaving a remaining liability balance of approximately $238,000 at December 31, 1995 and March 31, 1996.

NOTE 7--INVESTMENTS IN MARKETABLE EQUITY SECURITIES

    On December 13, 1995, the Company purchased 714,000 shares of a publicly traded interactive media and telecommunications services company at $10.50 per share, for a total cash consideration of $7,497,000. At December 31, 1995, the investment has been reflected at the market value of the shares held by the Company, $6,515,250. In accordance with the treatment of the investment as an available for sale security under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the $981,750 difference between the market value of the investment at December 31, 1995, and the original purchase price has been reflected in unrealized losses on long term investments, a component of stockholders' equity. At March 31, 1996, a $1,338,750 difference between the market value of the investment at March 31, 1996 and the original purchase price has been reflected in unrealized losses on long term investments, a component of stockholders' equity. The Company believes that this decrease in market value is temporary.

NOTE 8--NOTES RECEIVABLE

    Notes receivable at December 31, 1995 consist of the following:

Notes receivable--TWL(a).......................................   $3,008,948
Notes receivable--Robern Skiwear(b)............................      540,000
Other..........................................................      139,635
                                                                  ----------
Total..........................................................    3,688,583
Less: current portion..........................................      199,635
                                                                  ----------
Long-term notes receivable.....................................   $3,488,948
                                                                  ----------
                                                                  ----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--NOTES RECEIVABLE--(CONTINUED)

- ------------

 (a)  WNM's stated business purpose is to capitalize upon opportunities in the media content industry by acquiring distribution and other rights in and from emerging companies in this field. On April 8, 1994, WNM entered into an agreement with The Winning Line, Inc.
      ("TWL"), a producer of sports programming. As subsequently amended, the agreement provides for WNM to make periodic cash advances to TWL, with such advances being collateralized by a first lien on all of the assets of TWL as well as by shares of TWL common stock owned by certain individuals. Advances made to date are payable on demand and bear interest at a rate of 12% or at a rate 3% in excess of the prime commercial lending rate (8.25% at December 31, 1995). WNM had the right, which was exercised in
      April 1996, to convert up to $970,000 of advances made, together with all accrued interest thereon, into 65% of TWL's then issued and outstanding shares of common stock
      (Note 28).
 (b)  In connection with the sale of its skiwear brands product line in April 1993 to Robern
      Skiwear, Inc., the Company has a note receivable from the buyer. The note bore interest at 8% per annum payable quarterly, through January 31, 1996. Effective February 1,
      1996, the note was modified such that interest now accrues at 9% per annum and is payable monthly. The $540,000 of outstanding principal is payable in 22 monthly installments of $19,054, inclusive of interest, beginning January 31, 1996, through
      October 31, 1997, with a final payment of $180,000 to be paid in a lump sum on November
      30, 1997. The note is guaranteed by the principals of Robern Skiwear, Inc. as well as certain other individuals.

NOTE 9--DISCONTINUATION OF PRODUCTS LINES

    As of February 28, 1994, the Company discontinued its remaining apparel and tennis racquet product lines as a result of lower-than-expected sales and continuing losses in these lines. Included as a loss on the discontinuation of product lines for the year ended February 28, 1994, is the writedown of the net assets of these product lines (primarily intangible assets) as well as the accrual of certain expenses incurred in the windup of these lines, amounting to $292,000 in total.

NOTE 10--PERFORMANCE STOCK OPTION EXPENSE

    In connection with the Company's initial public offering in April 1991, options to purchase 1,000,000 shares of common stock of the Company at $0.01 per share were granted to the original shareholders of the company (Note 22). Subsequent to February 28, 1994, the conditions for exercise of these options were met, and in connection therewith, the Company recorded a non-cash expense of $5,316,667 at February 28, 1994, representing the difference between the option price and the market price on the day the options actually became exercisable.

NOTE 11--GAIN FROM EXTINGUISHMENT OF DEBT

    On September 7, 1993, the Company paid the following in full satisfaction of an obligation of approximately $501,000: (i) $250,000 in cash, and (ii) 50,000 shares of the Company's common stock valued at $57,031. The gain of $194,154 on the payment of the indebtedness is classified in the statement of operations as an extraordinary item. No tax provision has been recorded as a result of the Company's tax loss carryforwards.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--INVENTORIES

    Components of inventories are as follows:

                                                           MARCH 31,     DECEMBER 31,    FEBRUARY 28,
                                                             1996            1995            1995
                                                          -----------    ------------    ------------
                                                          (UNAUDITED)
Finished goods.........................................   $ 1,715,871     $1,432,951      $ 1,190,670
Raw materials..........................................     4,423,420      4,017,655        2,092,101
Film inventories.......................................     1,755,920      1,941,080          950,156
                                                          -----------    ------------    ------------
                                                          $ 7,895,211     $7,391,686      $ 4,232,927
                                                          -----------    ------------    ------------
                                                          -----------    ------------    ------------

NOTE 13--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                   DECEMBER 31,    FEBRUARY 28,        ESTIMATED
                                                       1995            1995           USEFUL LIFE
                                                   ------------    ------------    -----------------
Machinery, equipment and software...............   $ 16,072,511     $ 2,963,690    5 to 10 years
Furniture and fixtures..........................        867,963         239,507    4 to 5 years
Leasehold improvements..........................        536,115         185,919    Life of the lease
                                                   ------------    ------------
                                                     17,476,589       3,389,116
Less accumulated depreciation and
amortization....................................     (1,578,584)       (726,048)
                                                   ------------    ------------
                                                   $ 15,898,005     $ 2,663,068
                                                   ------------    ------------
                                                   ------------    ------------

NOTE 14--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                        DECEMBER 31,    FEBRUARY 28,      ESTIMATED
                                                            1995            1995         USEFUL LIFE
                                                        ------------    ------------    -------------
Goodwill.............................................    $2,953,021      $ 2,953,021    20 years
Covenants not to compete.............................       668,397          668,397    5 to 10 years
Other................................................        39,460           39,460    3 to 5 years
                                                        ------------    ------------
                                                          3,660,878        3,660,878
Less accumulated amortization........................      (627,373)        (447,093)
                                                        ------------    ------------
                                                         $3,033,505      $ 3,213,785
                                                        ------------    ------------
                                                        ------------    ------------

    Licenses are amortized over a 40 year period. As of December 31, 1995, the value of licenses was $12,556,281, net of accumulated amortization of $256,039.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 15--LOANS PAYABLE

    Loans payable consist of the following:

                                                                      DECEMBER 31,    FEBRUARY 28,
                                                                          1995            1995
                                                                      ------------    ------------
Loan payable-financial institution(a)..............................    $3,153,821      $ 1,668,743
Loan payable-financial institution(b)..............................     4,338,099        2,742,010
Other(c)...........................................................       795,541          --
                                                                      ------------    ------------
                                                                       $8,287,461      $ 4,410,753(d)
                                                                      ------------    ------------
                                                                      ------------    ------------

- ------------

 (a)  In November 1994, WGN entered into a Loan and Security Agreement with a financial institution providing for the financing of WGN's receivables. Borrowings under this agreement are limited to 90% of most eligible accounts receivable, with availability of certain types of accounts receivable limited to 80% and 50%, subject to a maximum credit availability of $5,000,000. Borrowings bear interest at a rate ranging from 2.5%
      to 3% in excess of the prime commercial lending rate and are secured by a lien on all
      WGN assets as well as a guarantee from WCI as to the first $2,200,000 in borrowings.
      The agreement also calls for an annual fee of $50,000 as well as certain underutiliza-
      tion fees. This agreement expires November 3, 1996.

 (b)  In August 1994, WGP secured an asset based loan from a financial institution to finance its receivables and inventory. Borrowings under this loan are limited to 80% of eligible accounts receivable and 45% of eligible inventory, with a $1,500,000 overadvance facility, subject to a maximum credit availability of $6,000,000.
      Borrowings bear interest at a rate 3.5% in excess of the prime commercial lending rate and are secured by a lien on all WGP assets as well as a guarantee from WCI as to the first $3,000,000 in borrowings. The agreement also provides for annual facility fees.
      This agreement expires September 30, 1996.

 (c)  In April 1995, NFF secured a production loan from an Irish limited partnership. NFF issued a letter of credit to the creditor in the amount of $807,000 which may be presented at any time from March 1996 forward. The letter of credit is secured by an equal amount of investments in U.S. Treasury Bills on deposit with the financial institution which issued the letter of credit.

 (d)  Included in long-term other notes payable at February 28, 1995.

NOTE 16--CAPITAL LEASE OBLIGATIONS

    In September 1995, WinStar Wireless entered into a $10,000,000 equipment lease financing facility, of which $7,000,000 has been made available as of December 31, 1995. As of December 31, 1995, the Company has utilized substantially all of the amount available under this facility. Borrowings bear interest at a rate of 13% per annum and are payable over sixty months. After twelve months, WinStar Wireless has the option to purchase the equipment at a price that will provide a return of 15% to the lessor. As additional consideration, the Company has agreed to issue options to purchase up to 100,000 shares of stock to the lessor, of which options to purchase 70,000 shares of stock have been issued through December 31, 1995.

    The Company leases its transmission equipment utilized by WWI and its switch equipment utilized by WGN as well as certain computer and other equipment used by the Company. Such leases have been accounted for as capital leases in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases".

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 16--CAPITAL LEASE OBLIGATIONS--(CONTINUED)
    Future minimum lease payments on these capital leases are as follows:


    YEAR ENDING DECEMBER 31,
    ----------------------------------------------------------
       1996...................................................   $ 2,364,838
       1997...................................................     2,420,841
       1998...................................................     1,963,914
       1999...................................................     1,910,601
       2000...................................................     1,324,164
                                                                 -----------
                                                                   9,984,358
       Less amount representing interest......................    (2,547,805)
                                                                 -----------
       Present value of minimum lease payments................   $ 7,436,553
                                                                 -----------
                                                                 -----------

    The carrying value of assets under capital leases was $8,052,000 at December 31, 1995 and is included in property and equipment. Amortization of these assets is included in depreciation expense.

NOTE 17--SENIOR AND CONVERTIBLE NOTES PAYABLE

    In October 1995, the Company completed a $225 million private placement of debt securities with institutional investors (the "Debt Placement"). The transaction was structured as a unit offering with two components: $150 million of Senior Discount Notes due in 2005 (the "Senior Notes"), and $75 million of Convertible Senior Subordinated Discount Notes due in 2005 (the "Convertible Notes"), convertible at $20.625, a 10% premium over the closing price on October 18, 1995, the day of pricing. Both securities accrue interest at 14% per annum, with no interest payable during the first five years, and principal payable only at maturity in October 2005. After five years, both securities require the payment of interest only, in cash, until maturity. In addition, the Convertible Notes, including accretion thereon, will be automatically converted during the initial five year period if the market price of the Company's common stock exceeds certain levels for thirty consecutive trading days, ranging from $37.50 per share in the first year to $44.00 per share in the fifth year.

    Under the terms of the Debt Placement, the Company was obligated to consummate an exchange offer with respect to the Senior Notes by April 23, 1996, whereby these notes would be exchanged for new notes (the "New Notes") which would be identical in every respect to the original Senior Notes except that the New Notes would be registered under the Securities Act of 1933. Pursuant to such obligation, the Company filed an offer to exchange the Senior Notes for the New Notes on January 31, 1996, upon which all Senior Notes were subsequently converted. The Company is also obligated to cause to be declared effective a registration statement registering the issuance or resale of the shares underlying the convertible Notes (the "Conversion Shares") by October 23, 1996. If the exchange offer or the registration of the Conversion Shares does not take place prior to the respective deadlines, the Company will be obligated to pay additional interest on the Senior Notes and/or lower the conversion price on the Convertible Notes. The Company intends to file such registration statement in a timely manner. The terms of the Debt Placement also place certain restrictions on the ability of the Company to pay dividends, incur additional indebtedness, issue guarantees, sell assets, or enter into certain other specified transactions.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 18--OTHER NOTES PAYABLE

    In May 1995, WinStar Wireless completed a private placement of $7,500,000 of five year secured convertible notes (the "Notes"). The Notes bear interest at a rate of 7%, payable semiannually, with all principal due and payable on May 24, 2000. The Notes are guaranteed by the Company and are collateralized by a first lien on WinStar Wireless' assets and a pledge by the Company of its shares of WinStar Wireless and WinStar Wireless Fiber Corp. The noteholders' first lien and rights are subject to subordination to certain future secured equipment financing for WinStar Wireless. The Notes are convertible into common stock at a price of $7.00 per share. The noteholders also received 550,000 warrants and share equivalents, of which 300,000 warrants at an exercise price of $12.00 per share and 100,000 warrants at an exercise price of $13.00 per share were outstanding at December 31, 1995.

    The portion of the proceeds attributable to the warrants and share equivalents has been valued at $805,000 and has been accounted for as additional paid-in capital and as a reduction in convertible notes payable. The resulting debt discount is being amortized to interest expense over the life of the Notes.

    On December 28, 1995, the note holders converted $3,750,000 of the convertible notes and accrued interest thereon into 539,255 shares of common stock of the Company. In addition, the note holders have committed that they will convert all remaining outstanding Notes into common shares of the Company on or prior to December 15, 1996.

NOTE 19--COMMITMENTS AND CONTINGENCIES

  A. OPERATING LEASES

    The Company's manufacturing and warehousing facilities and offices, along with various equipment and roof access rights, are leased under operating leases expiring in 1996 through 2006.

    Future minimum lease payments on noncancellable operating leases are as follows:

       YEAR ENDING DECEMBER 31,
- ---------------------------------------------------------------
       1996....................................................   $1,546,000
       1997....................................................    1,316,000
       1998....................................................    1,314,000
       1999....................................................    1,306,000
       2000....................................................      884,000
       Thereafter..............................................    2,749,000
                                                                  ----------
                                                                  $9,115,000
                                                                  ----------
                                                                  ----------

    Rent expense for the ten month period ended December 31, 1995 and the years ended February 28, 1995 and 1994 was $1,044,000, $500,000 and $366,000,
respectively.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 19--COMMITMENTS AND CONTINGENCIES--(CONTINUED)
  B. EMPLOYMENT CONTRACTS

    Amounts due under employment contracts are as follows:

YEAR ENDING DECEMBER 31,
- ---------------------------------------------------------------
       1996....................................................   $2,450,000
       1997....................................................    1,750,000
       1998....................................................      861,000
       1999....................................................      525,000
       2000....................................................       54,000
                                                                  ----------
                                                                  $5,640,000
                                                                  ----------
                                                                  ----------

  C. LITIGATION

    In January 1995, the Company's directors, certain other persons, and the Company (as a nominal defendant) were named in one or more of four actions brought by various stockholders of the Company in the Court of Chancery of the State of Delaware in and for New Castle County. These actions subsequently were consolidated into a single lawsuit. The complaint alleges that certain transactions including (i) the payment of consideration to certain directors and others in connection with the Company's acquisition of WGN and (ii) the payment of compensation (including the granting of options and the issuance of warrants) to certain directors and others involved self dealing, waste of corporate assets or otherwise were unfair to the Company and, in each case, were in violation of the fiduciary obligations of certain directors to the Company.

    The Company believes that the allegations set forth in the complaint are based on misstatements of fact and misunderstandings of relevant facts and further believes that there are meritorious defenses to all of the allegations. The Company recently has entered into a settlement agreement with the plaintiffs pursuant to which the Company has agreed to amend its bylaws to formalize certain corporate governance changes and to payment of legal fees of plaintiffs' counsel. The settlement agreement is subject to notice to stockholders and approval of the Delaware Chancery Court. The Company believes that the resolution of this lawsuit will not have a material adverse impact on the Company's financial position.

    The Company occasionally receives inquiries from state authorities arising with respect to consumer complaints concerning the provision of telecommunications services, including allegations of unauthorized switching of long distance carriers and misleading marketing. The Company believes such inquiries are common in the long distance industry and addresses such inquiries in the ordinary course of business. The Company is also involved in miscellaneous claims, inquiries and litigation arising in the ordinary course of business. The Company believes that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Company's financial position.

  D. OTHER

    In November 1994, and as subsequently amended in December 1995, the Company entered into a non-exclusive, four year agreement with P-Com, Inc. ("P-Com"), a manufacturer and distributor of radio links, providing for the purchase of radio links from P-Com. The contract pricing structure includes provisions whereby the Company pays additional amounts above the agreed upon price for links purchased at the beginning of the contract period. These amounts will be recovered in the form of

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 19--COMMITMENTS AND CONTINGENCIES--(CONTINUED) discounted radio links once certain volume levels have been reached. An annual minimum volume requirement must be met in order to maintain the agreed upon pricing structure. The contract is cancellable by the Company subject to certain conditions, primarily the acceptance of a minimum number of links and the guarantee of the next 90 days' purchases in accordance with an agreed upon schedule. As of December 31, 1995, the Company's noncancellable purchase commitment was approximately $15,600,000. These conditions to cancellation become more favorable to the Company as certain volume levels are reached.

NOTE 20--INCOME TAXES

    SFAS 109 requires the use of the liability method in accounting for income taxes. Temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31,    FEBRUARY 28,
                                                                      1995            1995
                                                                  ------------    ------------
Deferred tax assets
  Net operating loss carry forward.............................   $ 14,700,000    $  9,230,000
  Allowance for doubtful accounts..............................      1,025,000         440,000
  Other........................................................      2,275,000         380,000
                                                                  ------------    ------------
Gross deferred tax asset.......................................     18,000,000      10,050,000
  Valuation allowance..........................................    (18,000,000)    (10,050,000)
                                                                  ------------    ------------
      Net deferred tax assets..................................   $    --         $    --
                                                                  ------------    ------------
                                                                  ------------    ------------

    If not utilized, the net operating loss carryforwards will expire in various amounts through the year 2010. The tax loss carryforwards relating to WGP are limited by the Separate Return Limitation Year rules and Section 382 of the Internal Revenue Code with respect to the amount utilizable each year. The Company's remaining net operating loss carryforwards are also subject to limitation under the Internal Revenue Code. These limitations will reduce the Company's ability to utilize the net operating loss carryforwards included above. The amount of the limitation has not been quantified by the Company.

    SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The valuation allowances at February 28, 1995, and December 31, 1995, primarily pertain to uncertainties with respect to future utilization of net operating loss carry forwards.

NOTE 21--STOCKHOLDERS' EQUITY

  COMMON STOCK:

    The authorized capital stock of WCI includes 75,000,000 shares of common stock, $.01 par value. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Although the Company has no present intention of paying any dividends, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation or dissolution

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 21--STOCKHOLDERS' EQUITY--(CONTINUED) of WCI, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of preferred shares.

    Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

  PREFERRED STOCK:

    The authorized capital stock of the Company includes 15,000,000 shares of preferred stock, $.01 par value, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. There are currently no shares of preferred stock outstanding. The Board of Directors, without further approval of the stockholders, is authorized to fix the rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. In March 1994, all 173 outstanding shares of Preferred Stock C were converted into an aggregate of 82,381 shares of common stock of the Company. In addition, in accordance with the terms of the Preferred Stock C, the holders of the Preferred Stock C received 41,191 Series B Warrants upon conversion, all of which were subsequently exercised during the year ended February 28, 1995. In December 1994, all 225,000 outstanding shares of Preferred Stock D were automatically converted into 225,000 shares of common stock as a result of the market value of the Company's common stock having met certain criteria. In November 1995, all outstanding shares of Preferred Stock B were acquired in the Private Exchange transaction (Note 23). As of December 31, 1995, all classes of preferred stock other than Preferred Stock B have been retired.

  TREASURY STOCK:

    Included in treasury stock at cost are 2,506,763 shares of common stock and 689 shares of Preferred Stock B which were acquired in the Private Exchange transaction (Note 23).

NOTE 22--STOCK OPTIONS AND STOCK PURCHASE WARRANTS

    Options to purchase 1,000,000 shares of common stock of the Company at $.01 per share were issued at the time of the Company's initial public offering in April 1991 to the original shareholders of the Company. The options were exercisable at any time after April 3, 1993 and prior to April 3, 1996, or April 3, 1998 for one investor, if the market price of the Company's common stock exceeded $5.00 per share (the "Market Price") as adjusted, over a period of 40 consecutive business days at any time after April 3, 1992. Pursuant to certain antidilutive provisions in the option agreements, the number of shares subject to these options was increased to 1,253,931, and the Market Price was reduced to $3.99 per share. The Market Price was met and such options became exercisable in April 1994 (Note 10), and all such options were exercised during the year ended February 28, 1995. In addition, options to purchase 14,000 shares of common stock at $.01 per share were granted to an employee on June 30, 1991 in lieu of compensation.

    In 1990, the Board of Directors adopted a non-qualified common stock incentive plan, as amended, pursuant to which options to purchase an aggregate of 150,000 shares of common stock may be granted to key employees of the Company as selected by the Board of Directors. The exercise price for shares covered by options granted pursuant to this plan will not be less than the fair market value of the shares

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 22--STOCK OPTIONS AND STOCK PURCHASE WARRANTS--(CONTINUED) on the date of the grant. In 1992, the Board of Directors adopted and stockholders approved the 1992 Performance Equity Plan ("1992 Plan"), which authorizes the granting of awards up to 1,000,000 shares of common stock to the Company's key employees, officers, directors and consultants. Awards consist of stock options (both non-qualified and options intended to qualify as "incentive" stock options under the Internal Revenue Code), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards. The plan provides for automatic issuance of 10,000 stock options annually to each director on January 13, at the fair market value at that date, subject to availability. In June 1995, the Board of Directors adopted the 1995 Performance Equity Plan ("1995 Plan") which was approved by the stockholders of the Company at the Annual Meeting of Stockholders in September 1995. The 1995 Plan authorizes the granting of awards of up to 1,500,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. The 1995 Plan is similar to the 1992 Plan, except that the 1995 Plan does not allow for annual automatic annual director grants. In addition to these three plans, the Company has granted options to certain individuals not under any plan (Note 28).

    The Company has granted options to purchase common stock as follows:

                                                                     NUMBER      PRICE PER SHARE
                                                                   ----------    ---------------
Balance, March 1, 1993..........................................    3,064,000      $1.63--$ 5.25
Granted.........................................................    2,570,067      $1.06--$ 6.17
Canceled........................................................     (616,500)     $1.69--$ 3.63
                                                                   ----------
Balance, February 28, 1994......................................    5,017,567      $1.06--$ 6.17
Granted.........................................................    2,851,360      $4.22--$ 9.50
Exercised.......................................................   (1,389,547)     $1.50--$ 4.90
Canceled........................................................     (235,050)     $1.69--$ 9.03
                                                                   ----------
Balance, February 28, 1995......................................    6,244,330      $1.06--$ 9.50

]Granted........................................................    3,896,000      $5.50--$19.75
Exercised.......................................................   (2,091,572)     $1.06--$ 6.88
Canceled........................................................     (708,133)     $2.13--$ 8.81
                                                                   ----------
Balance, December 31, 1995......................................    7,340,625      $1.06--$19.75
                                                                   ----------
                                                                   ----------

    In addition to the above, in May 1992, the Company granted to WinStar Venture II, Inc. ("WVII"), an affiliate of a Director of the Company, an option through August 31, 1998 to purchase shares of Series C preferred stock in the amount of $2,000,000 in return for WVII's guarantee of certain company debt.

    At December 31, 1995, options for 2,848,462 shares were exercisable at exercise prices ranging from $1.06 to $17.13 per share.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 22--STOCK OPTIONS AND STOCK PURCHASE WARRANTS--(CONTINUED)
    Warrants to purchase the Company's common stock were issued as follows:

                                     SERIES A      SERIES B     SERIES C     SERIES D      SERIES E
                                    ----------    ----------    --------    ----------    ----------
Outstanding at February 28,
1993.............................    1,277,646     1,897,867     250,000        --            --
Issued in connection with private
placement of debt................       --            --           --        2,000,000        --
Other warrants issued............      135,804        79,807       --          200,000       200,000
Warrants exercised...............       --            --           --         (205,000)       --
                                    ----------    ----------    --------    ----------    ----------
Outstanding at February 28,
1994.............................    1,413,450     1,977,674     250,000     1,995,000       200,000
Warrants issued..................       --            41,191       --           --         1,000,000
Warrants exercised...............   (1,397,500)   (1,975,738)      --       (1,995,000)   (1,200,000)
Warrants expired.................      (15,950)      (43,127)   (250,000)       --            --
                                    ----------    ----------    --------    ----------    ----------
Outstanding at February 28,
1995.............................       --            --           --           --            --
                                    ----------    ----------    --------    ----------    ----------
                                    ----------    ----------    --------    ----------    ----------

    Each Series A Warrant entitled the registered holder to purchase one share of WCI's common stock for an exercise price of $3.00 per share and each Series B Warrant entitled the registered holder to purchase one share of common stock for an exercise price of $3.75 per share through April 3, 1994. In March and April 1994, approximately 1,337,000 Series A Warrants and approximately 1,921,000 Series B Warrants were exercised prior to their scheduled expiration. Proceeds to the Company, net of registration costs and fees to WinStar Services, Inc., were approximately $10,700,000. All remaining Series A and Series B Warrants, which were unregistered and did not expire on April 3, 1994, were exercised in May 1994.

    The Series C Warrants expired without having become exercisable upon issuance of the fiscal 1994 financial statements for the year ended February 28, 1994, because the conditions for the exercise of these warrants were not met.

    In connection with a private placement of debt, the Company on March 10, 1993 issued 2,000,000 Series D Warrants. Each Series D Warrant entitled the holder to purchase one share of common stock for $.67 during the five year period commencing March 10, 1993 and ending March 9, 1998. In connection with the same private placement, the Company in March 1994 issued 1,000,000 Series E Warrants, each of which entitled the holder to purchase one share of common stock at an exercise price of $2.24 per share. Series E Warrants were exercisable from April 1, 1994 through March 10, 1999. In addition to the above, the Company also issued 200,000 Series D Warrants and 200,000 Series E Warrants to a separate noteholder in return for an extension of that note payable on terms more favorable to the Company. In April 1994, the holders of the Series D and Series E Warrants exercised their warrants. The exercise price on the warrants was paid primarily by the warrant holders assigning their notes which they had acquired in the private placement, as well as any accrued interest thereon. The balance due from the warrant holders was satisfied by the return to the Company of that number of unexercised Series E Warrants which, when valued by reference to the fair market value of the common stock on that date, would satisfy such balance due. The net effect of this conversion was that the Company satisfied $1,996,650 in notes payable and $59,079 in accrued interest thereon, and issued approximately 2,814,000 shares of common stock for the exercise of 1,995,000 Series D Warrants and 1,200,000 Series E Warrants. The common shares which were issued upon exercise of all Series D and Series E Warrants were restricted shares.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 23--RELATED PARTY TRANSACTIONS

MANAGEMENT AGREEMENT

    The Company and WinStar Services, a wholly-owned subsidiary of WinStar Companies, a corporation of which two of the Company's directors are principal officers and stockholders, were parties to a five-year management agreement which provided, as amended, that WinStar Services would render financial, advisory and management services in connection with the capital, acquisition and planning needs of the Company. The Company agreed to pay WinStar Services as compensation for such services $200,000 per year plus certain contingent performance fees, in addition to reimbursement of all out-of-pocket expenses incurred by WinStar Services. In August 1993, the terms of the management agreement were extended to August 31, 1998, and the Company granted to WinStar Services options to purchase 500,000 shares of the Company's Common Stock at the then current market price of $2.13 per share which options were exercised in connection with the transaction between WinStar Companies, WinStar Services and WinStar Venture II, Inc. The expiration date for these options as well as for any options or warrants previously granted to WinStar companies and its subsidiaries was set at August 31, 1998. During the years ended February 28, 1995 and 1994, an aggregate of $254,560 and $254,095, respectively, was paid to WinStar Services by the Company as management fees and reimbursement of expenses. Additionally, the Company paid $481,039 and $78,040 in cash and issued notes amounting to $481,038 and $78,040 in payment of contingent performance fees to WinStar Services during the years ended February 28, 1995 and 1994, respectively. These contingent performance fees related to specific debt and equity financing and investment transactions in excess of $33.6 million. During the year ended February 28, 1995, all such notes were satisfied when they were used to pay for the exercise of warrants and stock options held by WinStar Services and its affiliates. See Private Exchange Transaction.

    The management agreement was terminated prospectively as of February 28, 1995.

PRIVATE EXCHANGE TRANSACTION

    On November 29, 1995, the Company acquired, in exchange for the issuance of 3,741,224 shares of its Common Stock ("Private Exchange"), substantially all of the assets of WinStar Companies, whose assets consisted of (i) all the outstanding capital stock of WinStar Services and WinStar Venture, two wholly-owned subsidiaries of WinStar Companies, and (ii) 389,580 shares of the Company's Common Stock owned by WinStar Companies. The sole assets of WinStar Services and WinStar Venture were 2,117,183 shares of the Company's Common Stock and other securities of the Company that were exercisable or convertible into 1,429,633 shares of the Company's Common Stock. Accordingly, the Company issued 3,741,224 shares of Common Stock and, in exchange, acquired 3,936,396 shares of Common Stock and Common Stock equivalents. All of the Common Stock and certain of the Common Stock equivalents received in the Private Exchange are included in Treasury Stock at December 31, 1995. WinStar Companies, WinStar Services and WinStar Venture had no liabilities at the time of the closing of the Private Exchange other than a liability previously assumed by the Company or liabilities for which the Company is being indemnified.

    The new shares of the Company's Common Stock issued in the Private Exchange represented that number of shares which had an aggregate market value based upon the average of the last sale price of the Company's Common Stock on the 30 trading days preceding November 15, 1995, the date as of which the exchange agreement regarding the above-described transaction was executed, equal to the market value of the Company's Common Stock (i) transferred by WinStar Companies to the Company,

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 23--RELATED PARTY TRANSACTIONS--(CONTINUED)
(ii) owned by WinStar Services and WinStar Venture and (iii) underlying certain other securities of the Company owned by WinStar Services and WinStar Venture which were convertible into or exercisable for shares of the Company's Common Stock, less the aggregate exercise price of such latter securities.

    The stockholders of WinStar Companies included several of the Company's current executive officers and directors. Simultaneously with the Private Exchange, WinStar Companies was dissolved and the new shares issued in the Private Exchange were issued directly to the stockholders of WinStar Companies in proportion to their equity ownership of WinStar Companies.

    The Private Exchange was considered and approved by a special committee of independent and disinterested directors of the Company and an opinion from an independent investment banking firm that the Private Exchange was fair to the Company and its stockholders was obtained in connection with the Private Exchange.

SGC CONSULTING AGREEMENT

    In November 1993, the Company entered into a consulting agreement with SGC, pursuant to which SGC received a monthly fee of $5,000 and immediately exercisable five-year options to purchase 50,000 shares of Common Stock for $2.75 per share. The President and Director of SGC is currently a Director and employee of the Company. In April 1994, the Company entered into a restated and amended consulting agreement with SGC. Pursuant to the new agreement, SGC provided consulting services to the Company and was paid a monthly fee of $17,500. SGC also received options to purchase 125,000 shares of Common Stock at a price of $4.50 per share, which vest in two equal annual installments beginning in April 1994. The Company granted certain registration rights for all shares, warrants and options issued to SGC or its President. Under this consulting agreement, SGC was entitled to receive a cash fee equal to 5% of the consideration paid in connection with certain transactions introduced to the Company by SGC. Fees and expenses paid to SGC during the ten months ended December 31, 1995, and the year ended February 28, 1995 were $0 and $119,000, respectively.

    In connection with investments by the Company in Avant-Garde and TWL, a producer of sports-related radio programming, both of which businesses were introduced to the Company by SGC, SGC was paid fees by Avant-Garde and by TWL. Additionally, in connection with the Company's acquisition of its equity interest in Avant-Garde, such Director was paid a fee by the principal of Avant-Garde equal to 4.0% of the total consideration received by such principal from the Company in connection with the acquisition. The Company paid no fees to SGC in connection with such transactions, but the fees received by SGC and such Director from Avant-Garde and TWL were credited against the monthly fees payable to SGC by the Company.

    The consulting agreement was terminated in January 1995 in connection with the execution of such Director's employment agreement with the Company.

AGREEMENT WITH ITC GROUP, INC.

    In May 1994, the Company, WWI and ITC entered into a two-year agreement pursuant to which ITC advised the Company on the operations of WWI, WWFC and WGN. ITC, together with the management and employees of WWI, developed and implemented a two-year operating plan ("Operating Plan") for the Company's wireless telecommunications business. Pursuant to the terms of the consulting agreement, ITC made its consultants available to the Company and its subsidiaries. The

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 23--RELATED PARTY TRANSACTIONS--(CONTINUED)
Company paid ITC an annual base consulting fee of $700,000 in monthly installments for the services of a core management team, as well as supplemental fees at agreed upon rates for additional consulting services rendered by ITC as necessary from time to time. ITC also was entitled to receive a bonus of up to $2.0 million per year at such time that certain pretax income targets set forth in the Operating Plan were attained. No such bonus was paid during the year ended February 28, 1995. During the year ended February 28, 1995 and through September 1995, ITC was paid $1,553,249 and $1,046,084, respectively, in fees and expenses under the terms of the consulting agreement, providing up to 12 consultants at any given time. In connection with the consulting agreement, the Company granted options to purchase an aggregate of 500,000 shares of Common Stock for $4.41 per share to certain consultants of ITC. Of such options, 375,000 are presently exercisable. ITC and the Company executed a noncompetition agreement, pursuant to which ITC, and its key employees and consultants, must refrain from providing services to any segment of a business which provides wireless telecommunications services or otherwise competes with the Company; provided, however, that ITC may provide services to entities in connection with the provision of cellular and personal communication services. In October 1994, ITC's President was elected as a director of the Company.

    Effective September 5, 1995, ITC's President became President and Chief Operating Officer of the Company and certain core management personnel previously provided by ITC also became employees, and ITC ceased providing services to the Company under the consulting agreement. The Company's obligation to pay any future compensation to ITC under such agreement was terminated.

NOTE 24--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest during the three months ended March 31, 1996, the ten months ended December 31, 1995, and the years ended February 28, 1995 and 1994 was $972,000, $1,270,000, $621,000, and $726,000, respectively.

    During the ten month period ended December 31, 1995, the Company completed the following material non-cash transactions: (i) the conversion of $3,750,000 of convertible notes plus accrued interest thereon; (ii) the conversion of Preferred Stock E; (iii) the acquisition of approximately $7,500,000 in property and equipment through various capitalized leases; (iv) the Private Exchange transaction; (v) the settlement of the Company's placement expenses from the gross proceeds of the Debt Placement; (vi) the acquisition of Avant-Garde.

    During the year ended February 28, 1995, the Company completed the following material non-cash transactions: (i) the conversion of the Series D and Series E Warrants through the assignment of notes payable and accrued interest (Note 22);
(ii) the satisfaction of approximately $600,000 in notes payable through the exercise of stock options; (iii) conversions of Preferred Stock B, C, and D;
(iv) the acquisition of approximately $740,000 in property and equipment through various capitalized leases; and (v) the purchase of Non Fiction Films, Inc., wherein the purchase price was satisfied in part through the issuance of 28,572 shares of common stock valued at $200,000.

    During the year ended February 28, 1994, the Company completed the following material non-cash transactions: (i) the sale of the net assets of the skiwear brands product line, net of cash received, for a $1,500,000 note receivable;
(ii) the private placement of $458,717 in notes for non-cash consideration;
(iii) the purchases, in March and August 1993, of WGN, whose net assets, including cash acquired, have been valued at $1,470,000 for 1,271,351 shares of the Company's common stock (Note 3); (iv) the exercise by an investor of 200,000 Series D warrants with a total exercise price of

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 24--SUPPLEMENTAL CASH FLOW INFORMATION--(CONTINUED)
$134,000 through the releasing of $100,000 owed him by the Company, with the balance paid in cash; (v) the purchase of certain assets of a bath products company, valued at $100,000 net of cash paid, for 39,506 shares of the Company's common stock; (vi) the sale of 287,043 shares of common stock for stock subscriptions receivable of $758,065, which amount was included in other current assets at February 28, 1994, and was realized in March 1994; and (vii) the acquisition of an investment in AGT valued at $1,691,950 for $232,000 in notes payable, $900,000 in Series D preferred stock and $27,950 in accounts payable, with the balance paid in cash.

NOTE 25--MAJOR CUSTOMERS

    No customer individually amounted to more than 10% of net sales for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994.

NOTE 26--BUSINESS SEGMENTS

    The Company's business segments are telecommunications, information services, and merchandising. The following table is a summary of these segments for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994. For the year ended February 28, 1994, information related to the telecommunications business segment relates only to the period from March 10, 1993 (date of acquisition of WGN) to February 28, 1994, and no amounts are shown for the information services segment, which commenced operations in the year ended February 28, 1995.

                                                                           TOTAL
                                          INFORMATION                    BUSINESS       GENERAL
                     TELECOMMUNICATIONS    SERVICES     MERCHANDISING    SEGMENTS      CORPORATE     CONSOLIDATED
                     ------------------   -----------   -------------   -----------   ------------   ------------
FOR THE TEN MONTHS
 ENDED DECEMBER 31,
 1995:
Net sales..........     $ 13,136,644      $ 2,648,203    $13,986,625    $29,771,472   $    --        $ 29,771,472
Operating income
(loss).............       (6,944,690)         238,129        756,135     (5,950,426)    (3,861,203)    (9,811,629)
Depreciation and
amortization.......          586,114            3,097        166,929        756,140        103,963        860,103
Amortization of
intangibles........          344,228           20,706         74,954        439,888        --             439,888
Capital
expenditures.......        7,457,971           14,478        528,985      8,001,434        650,758      8,652,192
Identifiable assets
 at December 31,
1995...............     $ 36,998,045      $20,194,679    $10,458,663    $67,651,387   $217,711,468   $285,362,855

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 26--BUSINESS SEGMENTS--(CONTINUED)

                                                                           TOTAL
                                          INFORMATION                    BUSINESS       GENERAL
                     TELECOMMUNICATIONS    SERVICES     MERCHANDISING    SEGMENTS      CORPORATE     CONSOLIDATED
                     ------------------   -----------   -------------   -----------   ------------   ------------
FOR THE YEAR ENDED
 FEBRUARY 28, 1995:
Net sales..........     $ 14,909,225      $   473,392    $10,182,143    $25,564,760   $    --        $ 25,564,760
Operating income
(loss).............       (3,422,937)        (117,605)       307,097     (3,233,445)    (2,377,991)    (5,611,436)
Depreciation and
amortization.......          263,839              744        153,731        418,314         14,188        432,502
Amortization of
intangibles........          128,117            6,165         90,894        225,176        --             225,176
Capital
expenditures.......        1,328,938            4,486        286,583      1,620,007        196,321      1,816,328
Identifiable assets
 at February 28,
1995...............     $ 14,594,048      $ 4,218,579    $ 6,911,270    $25,723,897   $  3,785,555   $ 29,509,452
FOR THE YEAR ENDED
 FEBRUARY 28, 1994:
Net sales..........     $  8,505,282      $   --         $ 7,119,737    $15,625,019   $    --        $ 15,625,019
Operating income
(loss).............         (743,613)         --             222,611       (521,002)    (1,546,519)    (2,067,521)
Depreciation and
amortization.......          116,635          --             102,823        219,458          3,630        223,088
Amortization of
intangibles........           74,944          --             165,049        239,993        --             239,993
Capital
expenditures.......          274,940          --              25,531        300,471          6,591        307,062
Identifiable assets
 at February 28,
1994...............     $  8,013,203      $   --         $ 5,118,512    $13,131,715   $  1,478,220   $ 14,609,935

NOTE 27--NEW ACCOUNTING STANDARDS NOT YET ADOPTED

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" ("SFAS No. 121"), which provides guidance on when to assess and how to measure impairment of long-lived assets, certain intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Financial Accounting Standards Board also issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which gives companies a choice of the method of accounting used to determine stock-based compensation. Companies may account for such compensation either by using the intrinsic value-based method provided in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB No. 25") or the fair market value-based method provided in SFAS No. 123. These accounting standards are effective for financial statements for fiscal years beginning after December 15, 1995. As of January 1, 1996, the Company adopted SFAS No. 121 and SFAS No. 123. The adoption of SFAS No. 121 had no effect on the Company. The Company intends to continue to use the intrinsic value-based method provided in APB No. 25 to determine stock-based compensation, and therefore the sole effect of the adoption of SFAS No. 123 will be the obligation to comply with the new disclosure requirements provided thereunder.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 28--SUBSEQUENT EVENTS TO DECEMBER 31, 1995 (UNAUDITED)

AGREEMENT TO ACQUIRE LOCAL AREA TELECOMMUNICATIONS, INC.:

    In April 1996, a subsidiary of the Company entered into an agreement to acquire certain assets of Local Area Telecommunications, Inc. ("Locate"), comprising its business as a competitive access provider of local digital microwave distribution services and facilities to large corporations and to interexchange and other common carriers. The purchase price for such assets will be $17,500,000, which will be paid in the form of a promissory note due six months after closing and bearing interest at the annual rate of eight percent. The Company may convert the note, in whole but not part, at its election, into that number of shares of Common Stock equal to (a) the principal amount and all accrued and unpaid interest on the note divided by (b) the average of the closing prices of the Common Stock for the five days ending on the date on which the Company gives written notice of its decision to convert the note. Locate has no rights of conversion. The Company has granted certain registration rights to Locate with respect to such shares of Common Stock in the event that the Company elects such conversion.

    Consummation of the purchase is subject to certain closing conditions including (i) expiration or termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) consent of the Federal Communications Commission and certain state agencies to the transfer of control of, or the assignment of certain licenses and other authorizations to conduct business. The purchase is expected to close as soon as practicable after satisfaction of all closing conditions set forth in the purchase agreement.

    In connection with the purchase, the Company and Locate entered into a service agreement for a term commencing in April 1996 and terminating upon the earlier to occur of (i) the closing of the purchase or (ii) termination of the purchase agreement. Pursuant to the services agreement, the Company performs certain consulting and related services for Locate. As full compensation for performance of such services, Locate pays the Company a fee of $125,000 per month during the term of the agreement, subject to certain adjustments.

ACQUISITION OF 80% EQUITY INTEREST IN FOX LORBER ASSOCIATES, INC.:

    In April 1996, NFF acquired 80% of the outstanding common stock of Fox/Lorber Associates, Inc. ("Fox/Lorber"), an independent distributor of films, entertainment series and documentaries in the television and home video markets. The purchase price consisted of $150,000 in common stock of the Company and $300,000 in cash contributed by NFF to the working capital of Fox/Lorber.

    NFF also purchased, in a separate, simultaneous transaction, all of the outstanding shares of Fox/Lorber's preferred stock, together with three promissory notes in the aggregate principal amount of $136,507 for an aggregate purchase price of $1,020,000 in the Company's Common Stock.

    The 20% minority shareholder has an option subject to certain earnings levels, to put his interest to the Company and the Company is obligated, under certain conditions, to provide up to $2,000,000 in working capital to Fox Lorber.

ACQUISITION OF 65% EQUITY INTEREST IN THE WINNING LINE, INC.:

    In April 1996, WNM converted $970,000 principal amount of loans (plus accrued interest) outstanding to The Winning Line, Inc. ("TWL"), into a 65% equity interest in TWL.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 28--SUBSEQUENT EVENTS TO DECEMBER 31, 1995 (UNAUDITED)--(CONTINUED)
    TWL operates the SportsFan Radio Network ("SportsFan"). SportsFan is a multimedia sports programming and production company which provides live sports programming to more than 200 sports and talk format radio stations across the United States, up to 24 hours a day, including to affiliate stations in 90 of the top 100 United States markets.

    WNM has the right to require certain principals of TWL who own the remaining 35% equity interest in TWL to sell, and such principals have the right to require WNM to purchase the remaining 35% equity interest based upon certain criteria. At WNM's option, the purchase price in either instance can be paid in shares of the Company's common stock (Note 8).

STOCK OPTION PLAN:

    On April 26, 1996, the Board of Directors approved an amendment to the 1992 and 1995 Plans, increasing the number of shares of common stock available for grant to 1,500,000 and 3,500,000, respectively, subject to stockholder approval.

PUBLIC OFFERING:

    The Company has filed Registration Statements to offer to the public four million shares of the Company's common stock and $200 million of Senior Notes and Senior Subordinated Notes (the "Offering"). There can be no assurance that the Offering will be completed.

AGREEMENT WITH DIGEX, INC.:

    In June 1996, the Company entered into a six-year agreement with Digex, Inc. ("Digex"), a national provider of Internet access services. Pursuant to this agreement, the Company has the right of first refusal to provide all of Digex's local access and/or customer interconnection requirements through the use of the Company's Wireless Fiber or other services. The Company also will purchase from Digex, during the term of the agreement, a minimum of $5 million of Internet access services on a discounted basis.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Local Area Telecommunications, Inc.

    We have audited the accompanying balance sheets of the Microwave Division of Local Area Telecommunications, Inc. as of December 31, 1995 and 1994, and the related statements of operations, divisional (deficit) surplus and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Microwave Division of Local Area Telecommunications, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, the Microwave Division's recurring losses from operations and divisional deficit raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. As also discussed in Note 1, on April 1, 1996, the Company entered into an agreement to sell certain of the assets of the Microwave Division to WinStar Communications, Inc.

                                          Ernst & Young LLP

MetroPark, New Jersey
April 9, 1996

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                                 BALANCE SHEETS

                                                                             DECEMBER 31
                                                          MARCH       --------------------------
                                                        31, 1996         1995           1994
                                                       -----------    -----------    -----------
                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash..............................................   $    71,961    $   441,994    $ 1,772,460
  Accounts receivable, net of allowance for doubtful
    accounts of $75,000, $90,000 and $73,000 at
March 31, 1996 and December 31, 1995 and 1994.......       441,906        538,269        526,391
  Inventories.......................................     3,366,607      3,353,641      2,895,981
  Prepaids and other current assets.................       148,191        171,752        619,885
                                                       -----------    -----------    -----------
Total current assets................................     4,028,665      4,505,656      5,814,717
Property and equipment, net.........................     9,409,962     10,015,056     11,531,900
Security deposits...................................        84,077         83,308         85,164
                                                       -----------    -----------    -----------
Total assets........................................   $13,522,704    $14,604,020    $17,431,781
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
LIABILITIES AND DIVISIONAL (DEFICIT) SURPLUS
Current liabilities:
  Accounts payable and accrued expenses.............   $   528,941    $   874,001    $ 1,945,129
  Obligations under capital leases..................        80,050        107,816         65,535
  Interest payable..................................     2,059,013      1,645,708        641,579
  Notes payable.....................................    17,300,000     17,300,000
                                                       -----------    -----------    -----------
Total current liabilities...........................    19,968,004     19,927,525      2,652,243
Capital lease obligations, less current portion.....       233,862        233,862        210,295
Long-term debt......................................        25,000         25,000     13,050,000
                                                       -----------    -----------    -----------
Total liabilities...................................    20,226,866     20,186,387     15,912,538
Divisional (deficit) surplus........................    (6,704,162)    (5,582,367)     1,519,243
                                                       -----------    -----------    -----------
Total liabilities and divisional (deficit)
surplus.............................................   $13,522,704    $14,604,020    $17,431,781
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS

                                              THREE MONTHS ENDED
                                                   MARCH 31               YEAR ENDED DECEMBER 31
                                           -------------------------    --------------------------
                                              1996           1995          1995           1994
                                           -----------    ----------    -----------    -----------
                                                  (UNAUDITED)
Revenues:
  Sales of communication services.......   $   987,007    $1,097,650    $ 4,264,664    $ 4,946,988
  Sales of communications systems.......       225,530       680,729      2,656,718      1,842,828
  Installation charges..................         3,500         4,665        169,165         88,151
                                           -----------    ----------    -----------    -----------
                                             1,216,037     1,783,044      7,090,547      6,877,967
Operating expenses:
  Network services......................       673,540       616,601      2,320,374      2,381,922
  Cost of systems sold..................       158,159       493,243      1,714,429      1,302,601
  Selling, general and administrative...       456,187       530,355      2,582,894      2,780,982
  Depreciation and amortization.........       637,109       686,322      2,784,156      2,608,765
                                           -----------    ----------    -----------    -----------
                                             1,924,995     2,326,521      9,401,853      9,074,270
                                           -----------    ----------    -----------    -----------
Loss from operations....................      (708,958)     (543,477)    (2,311,306)    (2,196,303)
Other income (expense):
  Interest income.......................         2,407         4,974         11,736          7,370
  Interest expense......................      (480,080)     (350,004)    (1,587,851)    (1,012,434)
                                           -----------    ----------    -----------    -----------
                                              (477,673)     (345,030)    (1,576,115)    (1,005,064)
                                           -----------    ----------    -----------    -----------
  Net loss..............................   $(1,186,631)   $ (888,507)   $(3,887,421)   $(3,201,367)
                                           -----------    ----------    -----------    -----------
                                           -----------    ----------    -----------    -----------

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   STATEMENTS OF DIVISIONAL (DEFICIT) SURPLUS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

Divisional surplus at December 31, 1993........................................   $ 4,692,407
  Net loss.....................................................................    (3,201,367)
  Net activity with Locate.....................................................        28,203
                                                                                  -----------
Divisional surplus at December 31, 1994........................................     1,519,243
  Net loss.....................................................................    (3,887,421)
  Net activity with Locate.....................................................    (3,214,189)
                                                                                  -----------
Divisional deficit at December 31, 1995........................................    (5,582,367)
  Net loss (unaudited).........................................................    (1,186,631)
  Net activity with Locate (unaudited).........................................        64,836
                                                                                  -----------
Divisional deficit at March 31, 1996 (unaudited)...............................   $(6,704,162)
                                                                                  -----------
                                                                                  -----------

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                 THREE MONTHS                   YEAR ENDED
                                               ENDED MARCH 31,                 DECEMBER 31
                                          --------------------------    --------------------------
                                             1996           1995           1995           1994
                                          -----------    -----------    -----------    -----------
                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net loss...............................   $(1,186,631)   $  (888,507)   $(3,887,421)   $(3,201,367)
Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Depreciation and amortization........       637,109        683,822      2,784,156      2,608,765
  Changes in assets and liabilities:
    Accounts receivable................        96,363       (216,240)       (11,878)       142,512
    Inventory..........................       (12,966)       (51,785)      (457,660)      (228,059)
    Prepaids and other.................        22,792          9,559        449,989       (291,231)
    Accounts payable and accrued
expenses...............................      (345,060)      (407,414)    (1,071,128)      (223,308)
    Interest payable...................       413,305        (89,422)     1,004,129          2,918
                                          -----------    -----------    -----------    -----------
Net cash used in operating
activities.............................      (375,088)      (959,987)    (1,189,813)    (1,189,770)
INVESTING ACTIVITIES
Capital expenditures...................       (32,015)      (137,719)    (1,164,712)      (432,099)
                                          -----------    -----------    -----------    -----------
Net cash used in investing
activities.............................       (32,015)      (137,719)    (1,164,712)      (432,099)
FINANCING ACTIVITIES
Cash overdraft.........................                      300,553
Payments made under capital lease
obligation.............................       (27,766)       (15,776)       (36,752)       (20,471)
Payments made on long-term debt........                                     (25,000)    (7,500,000)
Proceeds from issuance of long-term
debt...................................                                   4,300,000     10,500,000
Payments to Locate.....................                   (1,499,988)    (6,073,442)    (3,109,794)
Payments from Locate...................        64,836        540,457      2,859,253      2,952,997
                                          -----------    -----------    -----------    -----------
Net cash provided by (used in)
  financing activities.................        37,070       (674,754)     1,024,059      2,822,732
                                          -----------    -----------    -----------    -----------
Net (decrease) increase in cash........      (370,033)    (1,772,460)    (1,330,466)     1,200,863
Cash at beginning of period............       441,994      1,772,460      1,772,460        571,597
                                          -----------    -----------    -----------    -----------
Cash at end of period..................   $    71,961    $   --         $   441,994    $ 1,772,460
                                          -----------    -----------    -----------    -----------
                                          -----------    -----------    -----------    -----------
NON-CASH FINANCING ACTIVITIES
Acquisition of equipment under capital
leases.................................                                 $   102,600    $   296,300
Issuance of Locate's common stock to
retire debt............................                                                    185,000

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994
                      MARCH 31, 1996 AND 1995 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

    Local Area Telecommunications, Inc. (the Company), a subsidiary of MobileMedia Corporation (MobileMedia), was incorporated on October 21, 1981. The Company's Microwave Division (the Division) is engaged in operations pertaining to the installation, servicing and maintenance of digital microwave radio systems for business use within major metropolitan areas. The Division provides voice, data and image transmission between dispersed locations through point-to-point, point-to-multipoint and point-to-point short-haul digital microwave radio. The Division also designs, installs and sells microwave infrastructures used in cellular communication systems and other networks.

    The accompanying financial statements of the Microwave Division of Local Area Telecommunications, Inc. include all of the microwave operations of Local Area Telecommunications, Inc., including an allocated share of common expenses and specifically identifiable assets, liabilities and long-term debt. These financial statements have been prepared from the accounting records of Local Area Telecommunications, Inc. and are presented on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Division incurred net losses of $3,769,387 and $3,201,367 for the years ended December 31, 1995 and 1994, respectively, and as of December 31, 1995 had a divisional deficit of $5,432,367. The continued operations of the Division are dependent upon the receipt of additional funding from MobileMedia and/or other sources. There can be no assurance that such funding will be received.

    In October 1994, following a comprehensive review of the operations of the Company, the Company's Board of Directors developed a plan to sell substantially all of the assets of the Company by October 1995, retaining an investment banker to market the assets. At December 31, 1994, in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the Company accrued losses in anticipation of disposal prior to December 31, 1995. At December 31, 1995, the Microwave Division remained unsold and the Company accrued additional losses expected to be incurred due to the delay in consummating the disposal. The accrued losses at December 31, 1995 and 1994 have been recorded in the Company's accounts, and the accompanying financial statements do not reflect any allocation therefrom.

    On April 1, 1996, the Company entered into an agreement (the "Sale Agreement") to sell the assets of the Microwave Division, excluding cash, accounts receivable and certain security deposits, to WinStar Communications, Inc. (WinStar) in exchange for the assumption of certain liabilities and $17.5 million in the form of notes bearing interest at 8% (the WinStar Notes). The WinStar Notes are convertible into common stock of WinStar at the option of WinStar.

    Consummation of the sale noted above is subject to regulatory approval. There can be no assurance, however, that the sale will be consummated or that, if consummated, it will be consummated on the terms described above.

    In connection with the Sale Agreement, the Company entered into a service agreement ("Services Agreement") for a term commencing in April 1996 and terminating upon the earlier to occur of (i) the closing of the Sale Agreement, or (ii) termination of the Sale Agreement. Pursuant to the Services Agreement, WinStar performs certain consulting and related services for the Company. As full

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) compensation for WinStar's performance of such services, the Company pays WinStar a fee of $125,000 per month during the term of the agreement, subject to certain adjustments.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Statements

    The interim financial information as of March 31, 1996 and the three months ended March 31, 1996 and 1995 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

Inventories

    Inventories consist of the cost of communications equipment not yet placed in service plus the net book value of equipment previously in service which the Company anticipates returning to service within one year. All inventory is recorded at the lower of average cost or market.

Property and Equipment

    Property and equipment additions, as well as the labor costs associated with the installation thereof, are capitalized at cost. Depreciation is computed on the straight-line method based upon estimated useful lives ranging from 5 to 10 years.

Revenue Recognition

    The Company recognizes revenue for communication services when the services are provided. Sales of communication systems are recognized upon delivery and installation.

Impairment of Long-Lived Assets

    In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Division adopted Statement No. 121 as of January 1, 1996, which had no effect on the Division's financial position or results of operations.

Income Taxes

    The Division is included in the consolidated federal income tax return of MobileMedia. No consolidated federal income tax expense or benefit is allocated to the Division.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. PROPERTY AND EQUIPMENT

    The components of property and equipment were as follows:

                                                                             DECEMBER 31
                                                          MARCH       --------------------------
                                                        31, 1996         1995           1994
                                                       -----------    -----------    -----------
                                                       (UNAUDITED)
Equipment placed in service.........................   $26,504,158    $26,472,594    $26,641,661
Furniture and fixtures..............................     1,691,465      1,715,051      1,452,478
                                                       -----------    -----------    -----------
                                                        28,195,623     28,187,645     28,094,139
Less accumulated depreciation.......................    18,785,661     18,172,589     16,562,239
                                                       -----------    -----------    -----------
                                                       $ 9,409,962    $10,015,056    $11,531,900
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

    Included in equipment placed in service is certain equipment obtained under capital leases. At March 31, 1996, this equipment has a gross book value of approximately $429,000 and a net book value of approximately $366,000.

3. NOTES PAYABLE

    Notes payable, all of which are unsecured, consisted of the following:

                                                          MARCH              DECEMBER 31
                                                        31, 1996         1995           1994
                                                       -----------    -----------    -----------
                                                       (UNAUDITED)
12% super senior note payable.......................   $ 7,300,000    $ 7,300,000    $ 3,000,000
10% senior notes payable, due March 31, 1996........     7,500,000      7,500,000      7,500,000
10% senior note payable, due September 15, 1996.....     2,500,000      2,500,000      2,500,000
12% Subordinated Note...............................        25,000         25,000         50,000
                                                       -----------    -----------    -----------
                                                       $17,325,000    $17,325,000    $13,050,000
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

    In December 1994, the Division refinanced $7,500,000 of its $10,000,000 10% note payable, due September 15, 1996 with two $3,750,000 10% senior notes payable (the Senior Notes), due January 1, 1996. On April 28, 1995, the due dates of the two $3,750,000 Senior Notes were extended to March 31, 1996.

    In December 1994, the Division borrowed $3,000,000 from a MobileMedia shareholder in exchange for a 12% super senior note payable due January 1, 1996. During 1995, the Division borrowed $4,300,000 in exchange for six additional 12% super senior notes (collectively, the "Super Senior Notes").

    As of April 9, 1996, neither the Senior Notes nor the Super Senior Notes (collectively, the "Notes") were repaid. It is anticipated that the Notes will be exchanged for WinStar Notes acquired by the Company pursuant to the Sale Agreement (Note 1).

    Total interest paid for the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994 was approximately $67,000, $439,000, $586,000 and $1,269,000, respectively.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. RELATED PARTY TRANSACTIONS

    For the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994, the Division had sales to MobileMedia of approximately $9,000, $18,000, $70,000 and $721,000, respectively.

    In December 1995, on behalf of the Division, the Company acquired certain vehicles, totaling approximately $103,000, under capital lease agreements (the Agreements) with Roos Capital Planners, Inc., a related party. The Agreements require the Company to make 36 monthly installments of $4,000.

5. COMMITMENTS AND CONTINGENCIES

    On behalf of the Division, the Company leases space under cancellable and noncancellable operating leases which expire at various dates through 2000. Total rental expense for the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994 was approximately $402,000, $373,000, $1,586,000 and $1,811,000, respectively. Additionally, the Company is obligated under capital leases for certain equipment.

    Future minimum payments under capital leases and noncancellable operating leases with initial terms of one year or more consists of the following as of December 31, 1995:

                                                                        CAPITAL     OPERATING
                                                                         LEASES       LEASES
                                                                        --------    ----------
1996.................................................................   $147,900    $  630,000
1997.................................................................    147,900       538,000
1998.................................................................    122,708        18,000
1999.................................................................                    8,000
2000.................................................................                    3,000
                                                                        --------    ----------
Total future minimum payments........................................    418,508    $1,197,000
                                                                                    ----------
                                                                                    ----------
Less amount representing interest....................................     76,830
                                                                        --------
Present value of net minimum lease payments (including current
  portion of $107,816)...............................................   $341,678
                                                                        --------
                                                                        --------

    The Company has employment agreements with certain executives through December 31, 1996 requiring the payment of $428,645 per year in compensation with increases of 5% per annum. Additionally, payments of $1,500,000 may be required in certain circumstances by the Company in the event of the termination of employment of the executives within six months from the date of sale of the Company, as defined in the employment agreements. Also, if the earnings before interest, depreciation, taxes and amortization of MobileMedia increase by more than 30% and 50%, the Chief Executive Officer is entitled to a payment of $350,000 for each noted percentage increase. Based on the specified performance criteria, $350,000 was expensed in each of 1994 and 1995, and is included in the results of operations of the Division.

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

Board of Directors
  AVANT-GARDE TELECOMMUNICATIONS, INC.

    We have audited the accompanying balance sheet of Avant-Garde
Telecommunications, Inc. as of February 28, 1995, and the related statements of operations, and cash flows for each of the two years in the period ended February 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avant-Garde
Telecommunications, Inc. as of February 28, 1995, and the results of its operations and its cash flows for each of the two years in the period ended February 28, 1995, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP
New York, New York
July 28, 1995

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                                 BALANCE SHEET
                               FEBRUARY 28, 1995

ASSETS
  Cash.........................................................................   $       237
  Accounts receivable..........................................................       --
  Other current assets.........................................................        97,140
                                                                                  -----------
    Total current assets.......................................................        97,377
  Property and equipment, net..................................................     3,149,911
  Other assets.................................................................       432,683
                                                                                  -----------
    Total assets...............................................................   $ 3,679,971
                                                                                  -----------
                                                                                  -----------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
  Accounts payable and accrued expenses........................................   $ 2,765,578
                                                                                  -----------
  Due to affiliate.............................................................     3,350,510
                                                                                  -----------
  Total liabilities............................................................     6,116,088
                                                                                  -----------
Stockholders' Deficiency
  Preferred stock, $.001 par value; authorized 50,000 shares, no shares issued
    and outstanding............................................................       --
  Common stock, $.001 par value; authorized 200,000 shares, issued and
    outstanding 2,250 shares...................................................             2
  Additional paid-in capital...................................................            20
  Accumulated deficit..........................................................    (2,436,139)
                                                                                  -----------
    Total stockholders' deficiency.............................................    (2,436,117)
                                                                                  -----------
    Total liabilities and stockholders' deficiency.............................   $ 3,679,971
                                                                                  -----------
                                                                                  -----------

                       See Notes to Financial Statements

                     AVANT--GARDE TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS

                                                                              FOR THE YEAR ENDED
                                                         FOR THE PERIOD          FEBRUARY 28,
                                                           MARCH 1 TO      ------------------------
                                                         JULY 17, 1995        1995          1994
                                                         --------------    -----------    ---------
                                                          (UNAUDITED)
Revenues..............................................    $     17,779     $     7,458    $  --
                                                         --------------    -----------    ---------
Expenses:
  Selling, general, and administrative expenses.......       1,704,294       2,277,094      134,797
  Depreciation........................................          59,250          25,872       --
                                                         --------------    -----------    ---------
Total expenses........................................       1,763,544       2,302,966      134,797
                                                         --------------    -----------    ---------
Operating loss........................................      (1,745,765)     (2,295,508)    (134,797)
Interest expense (income), net........................        --                 6,039         (205)
Amortization of intangibles...........................          31,978         --            --
                                                         --------------    -----------    ---------
Net loss..............................................      (1,777,743)     (2,301,547)    (134,592)
Accumulated deficit, beginning of period..............      (2,436,139)       (134,592)      --
                                                         --------------    -----------    ---------
Accumulated deficit, end of period....................    $ (4,213,882)    $(2,436,139)   $(134,592)
                                                         --------------    -----------    ---------
                                                         --------------    -----------    ---------

                       See Notes to Financial Statements

                     AVANT--GARDE TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEAR ENDED
                                                         FOR THE PERIOD          FEBRUARY 28,
                                                           MARCH 1 TO      ------------------------
                                                         JULY 17, 1995        1995          1994
                                                         --------------    -----------    ---------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net loss............................................    $ (1,777,743)    $(2,301,547)   $(134,592)
  Adjustments to reconcile net loss to cash used by
    operating activities:
  Depreciation........................................          59,250          25,872       --
  Amortization of intangibles.........................          31,978         --            --
  (Increase) decrease in operating assets
    Accounts receivable...............................          (9,660)             22       --
    Other current assets..............................             168         (97,140)      --
  Increase (decrease) in accounts payable and accrued
expenses..............................................        (913,593)        921,890       43,688
                                                         --------------    -----------    ---------
Net cash used in operating activities.................      (2,609,600)     (1,450,903)     (90,904)
                                                         --------------    -----------    ---------
Cash flows from investing activities
  Purchase of property and equipment..................      (2,447,761)     (1,375,783)      --
  Investment in other assets..........................        (458,371)       (432,683)      --
                                                         --------------    -----------    ---------
Net cash used in investing activities.................      (2,906,132)     (1,808,466)      --
                                                         --------------    -----------    ---------
Cash flows from financing activities
  Increase in due to affiliate........................       5,515,815       3,245,510      105,000
                                                         --------------    -----------    ---------
Net increase (decrease) in cash.......................              83         (13,859)      14,096
Cash at beginning of period...........................             237          14,096       --
                                                         --------------    -----------    ---------
Cash at end of period.................................    $        320     $       237    $  14,096
                                                         --------------    -----------    ---------
                                                         --------------    -----------    ---------

                       See Notes to Financial Statements

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements include the accounts of Avant-Garde
Telecommunications, Inc. ("Company"), prepared in accordance with generally accepted accounting principles.

NATURE OF BUSINESS:

    The Company develops, markets and delivers local telecommunication services in the United States. The local telecommunications market has become increasingly open to competition as a result of recent technological developments and procompetitive regulatory initiatives. The Company, based in Washington, D.C., holds 30 licenses, each encompassing four 100-MHz millimeter wave radio channels. These licenses allow the Company to deliver voice, data and video over 400 MHz of exclusive bandwidth in the 38 GHz band. These licenses were issued to the Company on September 16, 1993. Under the terms of its licenses, the Company was required to begin the provision of services authorized under such licenses by March 15, 1995. On March 15, 1995, the Company filed a certificate of completion for each license with the Federal Communications Commission ("FCC").

PROPERTY AND EQUIPMENT:

    Property and equipment is stated at cost. When assets are placed into service, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which ranges from 3 to 8 years.

OTHER ASSETS:

    Certain costs, associated directly with meeting FCC license requirements have been capitalized. These costs will be amortized over a 3 year period beginning June 1, 1995, when the licenses are deemed to have been placed in service. The amount capitalized is $417,000 as of February 28, 1995.

UNAUDITED FINANCIAL STATEMENTS:

    In the opinion of the Company, the accompanying unaudited statements of operations and statements of cash flows for the period of March 1 to July 17, 1995 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations and the cash flows for the period of March 1, 1995 to July 17, 1995.

NOTE 2--DUE TO AFFILIATE

    In February and April, 1994, WinStar Wireless, Inc. ("Wireless"), a wholly-owned subsidiary of WinStar Communications, Inc. ("WCII"), purchased a 49% interest in the company from its majority stockholder for $4,900,000 in cash and stock. Wireless also obtained an option to acquire an additional 31% of the Company from the majority stockholder. The Company entered into a management agreement (the "Agreement") with Wireless at that time. Under the terms of the Agreement, Wireless has managed the operations of the company since February 1994, subject to the direction of the majority shareholder, including the development of a strategic business plan and financing all of the operations of the Company, including capital expenditures. The Agreement provided for a management fee to Wireless equal to 20% of the Company's gross receipts, subject to a minimum fee of $10,000 per month. All amounts advanced by Wireless to the Company, as well as accrued management fees

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--DUE TO AFFILIATE--(CONTINUED)
payable, are included in Due to Affiliate in the accompanying balance sheets and are non-interest bearing.

    On April 10, 1995, WCII entered into an agreement with all of the Company's shareholders pursuant to which WCII agreed to acquire the remaining 51% of the Company in exchange for 1,275,000 restricted shares of WCII's common stock valued at $5,100,000. This agreement was contingent upon the Company obtaining consent from the FCC to transfer control of its licenses. On June 26, 1995, such consent was granted by the FCC, and on July 17, 1995, this agreement was consummated and the transfer took place. Pursuant to the terms of the agreement, the Company merged into WinStar Wireless Fiber Corporation, a wholly-owned subsidiary of WCII which is the sole surviving corporation.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                              FEBRUARY 28, 1995
                                                              -----------------
Communications Network.....................................      $ 2,532,103
Computer Systems and Equipment.............................          592,901
Furniture, Fixtures & Equipment............................           48,230
Other......................................................            2,549
                                                              -----------------
                                                                 $ 3,175,783
Accumulated Depreciation...................................          (25,872)
                                                              -----------------
                                                                 $ 3,149,911
                                                              -----------------
                                                              -----------------

NOTE 4--P-COM CONTRACT

    In November 1994, the Company entered into a non-exclusive, three year agreement with P-Com, Inc. ("P-Com"), a manufacturer and distributor of radio links, providing for the purchase of radio links from P-Com. The contract pricing structure includes provisions relating to the volume of purchases under the agreement. An annual minimum volume requirement must be met in order to maintain the agreed upon pricing structure. The contract is cancelable by the Company subject to certain conditions, such as the guarantee of the next 90 days' purchases in accordance with an agreed upon schedule as well as the payment of certain deferred billings. As of February 28, 1995, the Company's noncancellable purchase commitment was approximately $7,250,000. These conditions to cancellation become more favorable to the Company as certain volume levels are reached.

    Certain amounts paid under the contract are prepayments for future purchases and are included in communications equipment in property and equipment but are not being depreciated. In future periods, as certain volume levels are attained, these amounts may be recovered. This prepaid amounts as of February 28, 1995 is $822,500.

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--INCOME TAXES

    The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

    The temporary differences which result in deferred tax assets consist of net operating loss carryforwards. The tax effect of this temporary difference is as follows:

                                                              FEBRUARY 28, 1995
                                                              -----------------
Net operating loss carryforwards...........................       $ 826,000
Valuation allowance........................................        (826,000)
                                                              -----------------
                                                                  $--
                                                              -----------------
                                                              -----------------

    Due to losses incurred by the Company, a full valuation of the deferred tax asset has been provided because realization of this future benefit cannot currently be assured. The Company's net operating loss carryforwards of approximately $3,534,000 will begin to expire in 2009, if not utilized. The Company's ability to utilize its net operating losses deductions to offset future taxable income is limited due to the change in control as defined in Internal Revenue Code Section 382.

NOTE 6--COMMITMENTS

    In May 1995, Wireless completed a private placement of $7,500,000 of five year secured convertible notes (the "Notes"). These Notes are guaranteed by the Company, and the security for the Notes includes a pledge by Wireless of its shares of the Company.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated balance sheet has been prepared by taking the March 31, 1996 consolidated balance sheets of WinStar Communications, Inc. and subsidiaries (the "Company"), the Microwave Division of Local Area Telecommunications, Inc. ("Locate"), The Winning Line, Inc. ("TWL"), and Fox Lorber Associates, Inc. ("Fox/Lorber"), and giving effect to the acquisitions of 65% of TWL, 80% of Fox/Lorber, and certain assets of Locate by the Company as if they occurred on March 31, 1996. The following unaudited pro forma "as adjusted" balance sheet gives effect to each of these acquisitions as well as to the Stock Offering and Debt Offering as if they occurred on March 31, 1996. The unaudited pro forma condensed consolidated balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had these transactions taken place on March 31, 1996.

    The following unaudited pro forma condensed consolidated statements of operations for the ten month period ended December 31, 1995 and for the three months ended March 31, 1996 give effect to the Company's acquisition of certain assets of Locate, 65% of TWL, 80% of Fox/Lorber, and the remaining 51% of Avant-Garde Telecommunications, Inc. ("AGT"), as well as the Everest Financing and issuance of the Old Notes, as if they occurred as of the beginning of the respective periods. The following unaudited pro forma "as adjusted" statements of operations for the ten month period ended December 31, 1995 and for the three month period ended March 31, 1996 give effect to these acquisitions and financings as well as to the Stock Offering and Debt Offering as if they occurred as of the beginning of the respective periods. The revenues and results of operations included in the following unaudited pro forma condensed consolidated statements of operations are not indicative of anticipated results of operations for periods subsequent to the transactions, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transactions actually been completed at the beginning of each respective period.

    These financial statements should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements, which follow, the consolidated financial statements of the Company and related notes thereto, the financial statements of Locate and related notes thereto, and the financial statements of AGT and related notes thereto, appearing elsewhere in the Prospectus.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996

                                                                                                                    PRO FORMA
                                                                                                                   ADJUSTMENTS
                                                                                                                    INCREASE/
                                                                                                                    (DECREASE)
                                                  THE COMPANY,       LOCATE,          TWL,         FOX/LORBER,         FOR
                                                   HISTORICAL      HISTORICAL      HISTORICAL      HISTORICAL      ACQUISITIONS
                                                  ------------     -----------     -----------     -----------     ------------
 ASSETS
Current assets
Cash and cash equivalents.....................    $176,130,544     $    71,961     $    11,126     $   175,293     $    (25,000)(b)
                                                                                                                        (71,961)(a)
Short term investments                              27,372,707         --              --              --               --
                                                  ------------     -----------     -----------     -----------     ------------
 Total cash, cash equivalents and short term
investments...................................     203,503,251          71,961          11,126         175,293          (96,961)
Investments in marketable equity securities...       6,158,250         --              --              --
Accounts receivable, net......................       9,746,373         441,906         335,869       3,978,467         (441,906)(a)
Notes receivable..............................         374,908         --              --              --
Inventories...................................       7,895,211       3,366,607         --            1,642,336
Prepaid expenses and other current assets.....       2,819,192         148,191          24,552          82,899         (200,312)(c)
                                                                                                                       (148,191)(a)
                                                                                                                       (222,937)(d)
                                                  ------------     -----------     -----------     -----------     ------------
  Total current assets........................     230,497,185       4,028,665         371,547       5,878,995       (1,110,307)
Property and equipment, net...................      18,089,226       9,409,962         166,918         194,990
Notes receivable..............................       4,029,280         --              --              --              (970,000)(c)
                                                                                                                     (2,623,555)(d)
Investments and advances......................         322,733         --              --               76,996
Licenses, net.................................      12,443,408         --              --              --             5,037,343(a)
Intangible assets, net........................       3,071,629         --              --               68,187        3,090,724(b)
                                                                                                                      3,953,864(c)
Deferred financing costs......................      10,515,964         --              --              --               --
Other assets..................................       1,503,366          84,077          54,390         223,559          (64,080)(c)
                                                                                                                        (84,077)(a)
                                                  ------------     -----------     -----------     -----------     ------------
   Total assets...............................    $280,472,791     $13,522,704     $   592,855     $ 6,442,727     $  7,229,912
                                                  ------------     -----------     -----------     -----------     ------------
                                                  ------------     -----------     -----------     -----------     ------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loans payable.................................    $  8,876,316     $17,300,000     $ 3,619,055     $   820,380     $ 17,500,000(a)
                                                                                                                       (136,508)(b)
                                                                                                                       (970,000)(c)
                                                                                                                    (17,300,000)(a)
                                                                                                                     (2,623,555)(d)
Accounts payable and accrued expenses.........      11,169,254       2,587,954       1,092,584       7,444,263           23,033(b)
                                                                                                                       (429,312)(c)
                                                                                                                     (2,587,954)(a)
                                                                                                                       (222,937)(d)
Capitalized lease obligations.................       1,437,852          80,050         --               17,000
                                                  ------------     -----------     -----------     -----------     ------------
  Total current liabilities...................      21,483,422      19,968,004       4,711,639       8,281,643       (6,747,233)
Old senior notes payable......................     159,194,067         --              --              --
New senior notes offered hereby...............         --              --              --              --               --
New senior subordinated notes offered
hereby........................................         --              --              --              --               --
Old convertible notes payable.................      79,597,033         --              --              --
Other notes payable...........................       3,436,314          25,000         --              167,270          (25,000)(a)
Capitalized lease obligations.................       5,809,745         233,862         --                3,013
                                                  ------------     -----------     -----------     -----------     ------------
  Total liabilities...........................     269,520,581      20,226,866       4,711,639       8,451,926       (6,772,233)
                                                  ------------     -----------     -----------     -----------     ------------
Commitments and contingencies
Stockholders' equity:
Preferred stock...............................         688,900         --              --            3,151,800       (3,151,800)(b)
Common stock, $.01 par value; authorized
 75,000,000 shares, issued 29,740,306 and
 outstanding 27,233,543 shares, pro forma
 issued 29,807,739 and outstanding 27,300,976
 shares, and pro forma as adjusted issued
33,807,739 and outstanding 31,300,976
shares........................................         297,404         --              746,291         290,118         (289,444)(b)
                                                                                                                       (746,291)(c)
Additional paid-in capital....................     103,989,159         --              --              --             1,169,326(b)
Accumulated deficit...........................     (52,009,885)     (6,704,162)     (4,865,075)     (5,042,854)       5,042,854(b)
                                                                                                                      6,704,162(a)
                                                                                                                      4,865,075(c)
                                                  ------------     -----------     -----------     -----------     ------------
                                                    52,965,578      (6,704,162)     (4,118,784)     (1,600,936)      13,593,882
Less: Treasury stock..........................     (39,677,743)        --              --             (408,263)         408,263(b)
   Deferred compensation......................        (996,875)        --              --              --
   Unrealized loss on investments in
      marketable equity securities............      (1,338,750)        --              --              --
                                                  ------------     -----------     -----------     -----------     ------------
Total stockholders' equity....................      10,952,210      (6,704,162)     (4,118,784)     (2,009,199)      14,002,145
                                                  ------------     -----------     -----------     -----------     ------------
Total liabilities and stockholders' equity....    $280,472,791     $13,522,704     $   592,855     $ 6,442,727     $  7,229,912
                                                  ------------     -----------     -----------     -----------     ------------
                                                  ------------     -----------     -----------     -----------     ------------
                                                                  PRO FORMA
                                                                 ADJUSTMENTS
                                                 PRO FORMA        INCREASE/
                                                AS ADJUSTED       (DECREASE)
                                                    FOR            FOR THE            PRO FORMA
                                                ACQUISITIONS      OFFERINGS          AS ADJUSTED
                                                ------------     ------------        ------------
 ASSETS
Current assets
Cash and cash equivalents.....................  $176,291,963     $297,672,500(e)     $473,964,463

Short term investments                            27,372,707                           27,372,707
                                                ------------     ------------        ------------
 Total cash, cash equivalents and short term
investments...................................   203,664,670      297,672,500         501,337,170
Investments in marketable equity securities...     6,158,250                            6,158,250
Accounts receivable, net......................    14,060,709                           14,060,709
Notes receivable..............................       374,908                              374,908
Inventories...................................    12,904,154                           12,904,154
Prepaid expenses and other current assets.....     2,503,394                            2,503,394

                                                ------------     ------------        ------------
  Total current assets........................   239,666,085      297,672,500         537,338,585
Property and equipment, net...................    27,861,096                           27,861,096
Notes receivable..............................       435,725                              435,725

Investments and advances......................       399,729                              399,729
Licenses, net.................................    17,480,751                           17,480,751
Intangible assets, net........................    10,184,404                           10,184,404

Deferred financing costs......................    10,515,964        7,925,000(e)       18,440,964
Other assets..................................     1,717,235                            1,717,235

                                                ------------     ------------        ------------
   Total assets...............................  $308,260,989     $305,597,500        $613,858,489
                                                ------------     ------------        ------------
                                                ------------     ------------        ------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loans payable.................................  $ 27,085,688     $                   $ 27,085,688

Accounts payable and accrued expenses.........    19,076,885          850,000(e)       19,926,885

Capitalized lease obligations.................     1,534,902                            1,534,902
                                                ------------     ------------        ------------
  Total current liabilities...................    47,697,475          850,000          48,547,475
Old senior notes payable......................   159,194,067          --              159,194,067
New senior notes offered hereby...............       --           100,000,000(e)      100,000,000
New senior subordinated notes offered
hereby........................................       --           100,000,000(e)      100,000,000
Old convertible notes payable.................    79,597,033          --               79,597,033
Other notes payable...........................     3,603,584                            3,603,584
Capitalized lease obligations.................     6,046,620                            6,046,620
                                                ------------     ------------        ------------
  Total liabilities...........................   296,138,779      200,850,000         496,988,779
                                                ------------     ------------        ------------
Commitments and contingencies
Stockholders' equity:
Preferred stock...............................       688,900                              688,900
Common stock, $.01 par value; authorized
 75,000,000 shares, issued 29,740,306 and
 outstanding 27,233,543 shares, pro forma
 issued 29,807,739 and outstanding 27,300,976
 shares, and pro forma as adjusted issued
33,807,739 and outstanding 31,300,976
shares........................................       298,078           40,000(e)          338,078

Additional paid-in capital....................   105,158,485      104,707,500(e)      209,865,985
Accumulated deficit...........................   (52,009,885)                         (52,009,885)

                                                ------------     ------------        ------------
                                                  54,135,578      104,747,500         158,883,078
Less: Treasury stock..........................   (39,677,743)                         (39,677,743)
   Deferred compensation......................      (996,875)                            (996,875)
   Unrealized loss on investments in
      marketable equity securities............    (1,338,750)                          (1,338,750)
                                                ------------     ------------        ------------
Total stockholders' equity....................    12,122,210      104,747,500         116,869,710
                                                ------------     ------------        ------------
Total liabilities and stockholders' equity....  $308,260,989     $305,597,500        $613,858,489
                                                ------------     ------------        ------------
                                                ------------     ------------        ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                                                                                  PRO FORMA
                                                                                                 ADJUSTMENTS
                                                                                                  INCREASE/        PRO FORMA
                                                                                                  (DECREASE)      AS ADJUSTED
                                         THE COMPANY,     LOCATE,        TWL,      FOX/LORBER,       FOR              FOR
                                          HISTORICAL    HISTORICAL    HISTORICAL   HISTORICAL    ACQUISITIONS     ACQUISITIONS
                                         ------------   -----------   ----------   -----------   ------------     ------------
Net sales..............................  $ 14,509,042   $ 1,216,037   $  391,108   $ 1,779,879    $               $ 17,896,066
Cost of sales..........................     8,573,271       831,699      338,628     1,115,958                      10,859,556
                                         ------------   -----------   ----------   -----------   ------------     ------------
   Gross profit........................     5,935,771       384,338       52,480       663,921        --             7,036,510
Selling, general and administrative
expenses...............................    10,191,903       456,187      475,729       647,472                      11,771,291
Depreciation...........................       361,510       637,109        8,250         7,000                       1,013,869
                                         ------------   -----------   ----------   -----------   ------------     ------------
Operating loss.........................    (4,617,642)     (708,958)    (431,499)        9,449        --            (5,748,650)
Other (income) expense
 Interest expense......................     8,492,345       480,080      104,969        21,044       (132,810)(a)    8,965,628
 Interest income.......................    (2,734,454)       (2,407)      --           --                           (2,736,861)
 Amortization of intangibles...........       194,594       --             1,800         1,500        119,807(b)       317,701
                                         ------------   -----------   ----------   -----------   ------------     ------------
Net loss before income taxes...........   (10,570,127)   (1,186,631)    (538,268)      (13,095)        13,003      (12,295,118)
Income taxes...........................       128,683       --            --           --                              128,683
                                         ------------   -----------   ----------   -----------   ------------     ------------
Net loss...............................  $(10,698,810)  $(1,186,631)  $ (538,268)  $   (13,095)   $    13,003     $(12,423,801)
                                         ------------   -----------   ----------   -----------   ------------     ------------
                                         ------------   -----------   ----------   -----------   ------------     ------------
Net loss per share.....................  $      (0.39)                                                            $      (0.46)
                                         ------------                                                             ------------
                                         ------------                                                             ------------
Weighted average shares outstanding....    27,214,281                                                  67,443       27,281,724
                                         ------------                                            ------------     ------------
                                         ------------                                            ------------     ------------

                                          PRO FORMA
                                         ADJUSTMENTS
                                          INCREASE/
                                          (DECREASE)
                                             FOR
                                             THE           PRO FORMA
                                          OFFERINGS       AS ADJUSTED
                                         ------------     ------------
Net sales..............................  $                $ 17,896,066
Cost of sales..........................                     10,859,556
                                         ------------     ------------
   Gross profit........................       --             7,036,510
Selling, general and administrative
expenses...............................                     11,771,291
Depreciation...........................                      1,013,869
                                         ------------     ------------
Operating loss.........................       --            (5,748,650)
Other (income) expense
 Interest expense......................     7,073,125(k)    16,038,753
 Interest income.......................                     (2,736,861)
 Amortization of intangibles...........                        317,701
                                         ------------     ------------
Net loss before income taxes...........    (7,073,125)     (19,368,243)
Income taxes...........................                        128,683
                                         ------------     ------------
Net loss...............................  $ (7,073,125)    $(19,496,926)
                                         ------------     ------------
                                         ------------     ------------
Net loss per share.....................                   $      (0.62)
                                                          ------------
                                                          ------------
Weighted average shares outstanding....     4,000,000(l)    31,281,724
                                         ------------     ------------
                                         ------------     ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE TEN MONTH PERIOD ENDED DECEMBER 31, 1995

                                                                                                                PRO FORMA
                                                                                                               ADJUSTMENTS
                                                                                                                INCREASE/
                                                       AGT,                                                     (DECREASE)
                                                    HISTORICAL,                                              FOR ACQUISITIONS
                                    THE COMPANY,    MARCH 1 TO       LOCATE,        TWL,       FOX/LORBER,      AND PRIOR
                                     HISTORICAL    JULY 17, 1995   HISTORICAL    HISTORICAL    HISTORICAL       FINANCINGS
                                    ------------   -------------   -----------   -----------   -----------   ----------------
Net sales.........................  $ 29,771,472    $     17,779   $ 7,090,547   $ 1,381,319   $ 7,534,876     $   (2,189,994)(c)
                                                                                                                      (45,000)(e)
Cost of sales.....................    19,546,351        --           4,034,803       957,190     5,679,399         (1,568,699)(c)
                                    ------------   -------------   -----------   -----------   -----------   ----------------
 Gross profit.....................    10,225,121          17,779     3,055,744       424,129     1,855,477           (666,295)
Selling, general and
administrative expenses...........    19,266,466       1,704,294     2,582,894     1,470,831     2,296,448            (70,000)(d)
                                                                                                                     (651,101)(c)
                                                                                                                      (45,000)(e)
Depreciation......................       770,284          59,250     2,784,156        25,000        27,521           (450,786)(c)
                                    ------------   -------------   -----------   -----------   -----------   ----------------
Operating loss....................    (9,811,629)     (1,745,765)   (2,311,306)   (1,071,702)     (468,492)           550,592
Other (income) expense
 Interest expense                      7,309,258        --           1,587,851       244,454        79,174           (197,782)(a)
                                                                                                                     (239,413)(c)
                                                                                                                   21,705,785(i)
                                                                                                                      155,421(j)
 Interest income..................    (2,568,992)       --             (11,736)      --            --
 Amortization of intangibles......       439,888          31,978       --              7,045         5,619            399,357(b)
                                                                                                                         (937)(c)
 Other expense....................       --             --             --            --            126,188            (21,031)(c)
 Equity in loss of AGT............       865,676        --             --            --            --                (865,676)(f)
                                    ------------   -------------   -----------   -----------   -----------   ----------------
Net loss..........................  $(15,857,459)   $ (1,777,743)  $(3,887,421)  $(1,323,201)  $  (679,473)    $  (20,385,132)
                                    ------------   -------------   -----------   -----------   -----------   ----------------
                                    ------------   -------------   -----------   -----------   -----------   ----------------
Net loss per share................  $      (0.70)
                                    ------------
                                    ------------
Weighted average shares
outstanding.......................    22,769,770                                                                      575,000(h)
                                                                                                                       67,433(g)
                                                                                                             ----------------
                                                                                                             ----------------


                                                        PRO FORMA
                                       PRO FORMA       ADJUSTMENTS
                                      AS ADJUSTED       INCREASE/
                                    FOR ACQUISITIONS    (DECREASE)
                                       AND PRIOR         FOR THE       PRO FORMA
                                       FINANCINGS       OFFERINGS     AS ADJUSTED
                                    ----------------   ------------   ------------
Net sales.........................    $   43,560,999   $              $ 43,560,999

Cost of sales.....................        28,649,044                    28,649,044
                                    ----------------   ------------   ------------
 Gross profit.....................        14,911,955                    14,911,955
Selling, general and
administrative expenses...........        26,554,832                    26,554,832

Depreciation......................         3,215,425                     3,215,425
                                    ----------------   ------------   ------------
Operating loss....................       (14,858,302)                  (14,858,302)
Other (income) expense
 Interest expense                         30,644,748     24,207,500(k)   54,852,248

 Interest income..................        (2,580,728)                   (2,580,728)
 Amortization of intangibles......           882,950                       882,950

 Other expense....................           105,157                       105,157
 Equity in loss of AGT............         --                              --
                                    ----------------   ------------   ------------
Net loss..........................    $  (43,910,429)  $(24,207,500)  $(68,117,929)
                                    ----------------   ------------   ------------
                                    ----------------   ------------   ------------
Net loss per share................    $        (1.88)                 $      (2.48)
                                    ----------------                  ------------
                                    ----------------                  ------------
Weighted average shares
outstanding.......................        23,412,203      4,000,000(l)   27,412,203

                                    ----------------   ------------   ------------
                                    ----------------   ------------   ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying unaudited pro forma condensed consolidated financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date.

BALANCE SHEET AT MARCH 31, 1996

    (a) To record the issuance of $17,500,000 in notes payable in payment for certain assets of Locate, to eliminate assets and liabilities not acquired or assumed and division deficiency, and to allocate the excess of the purchase price over the fair value of the assets acquired to the licenses acquired.

    (b) To record the acquisition of 80% of Fox/Lorber as follows:

                                                                  INCREASE/
                                                                  (DECREASE)
                                                                  ----------
Reduce cash for payment of closing costs.......................   $  (25,000)
Allocate excess purchase price to goodwill.....................    3,090,724
                                                                  ----------
      Total asset adjustments..................................   $3,065,724
                                                                  ----------
                                                                  ----------
Reduce notes payable acquired from minority shareholder and
canceled.......................................................   $ (136,508)
Accrue additional closing costs................................       73,000
Reduce miscellaneous accruals..................................      (49,967)
Acquire and cancel preferred stock.............................   (3,151,800)
Eliminate subsidiary equity....................................    5,160,999
Record issuance of 67,433 shares of the Company's common stock
at approximately $17.375 per share.............................    1,170,000
                                                                  ----------
      Total liability and equity adjustments...................   $3,065,724
                                                                  ----------
                                                                  ----------

    (c) To record the acquisition of 65% of TWL as follows:

                                                                  INCREASE/
                                                                 (DECREASE)
                                                                 -----------
Eliminate notes and interest receivable converted into equity
  in TWL......................................................   $(1,170,312)
Allocate excess purchase price to goodwill....................     3,953,864
Other.........................................................       (64,080)
                                                                 -----------
      Total asset adjustments.................................   $ 2,719,472
                                                                 -----------
                                                                 -----------
Accrue additional closing costs...............................   $    20,000
Eliminate management fees payable by TWL to the Company.......      (249,000)
Eliminate subsidiary equity...................................     2,948,472
                                                                 -----------
      Total liability and equity adjustments..................   $ 2,719,472
                                                                 -----------
                                                                 -----------

    (d) To eliminate the remaining $2,623,555 in notes and $222,937 in interest payable by TWL to the Company.

    (e) To record the Stock Offering of 4,000,000 shares of common stock (at an assumed public offering price of $27.75 per share), the $200 million Debt Offering and related fees and expenses.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

STATEMENTS OF OPERATIONS FOR THE TEN MONTHS ENDED DECEMBER 31, 1995 AND FOR THE THREE MONTHS ENDED MARCH 31, 1996

    (a) To eliminate interest expense incurred by Locate on liabilities not assumed by the Company, offset in part by an adjustment to record interest expense at 8% per annum on a $17.5 million promissory note to be issued by the Company in connection with the acquisition of certain assets of Locate.

    (b) To record amortization of the excess of the purchase price over the net book value of the assets acquired in the Locate, TWL and Fox/Lorber transactions.

    (c) To adjust the historical results of operations to a ten month period. The historical results of operations reflected in the December 31, 1995 unaudited pro forma condensed consolidated statement of operations for Locate and Fox/Lorber are for the twelve months ended December 31, 1995 and September 30, 1995, respectively, and these adjustments are made to restate these historical results for the ten months ended on those respective dates. Had the historical results of operations and the pro forma adjustments been restated in all instances to reflect twelve months of activity, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 would reflect net sales of $49.4 million, an operating loss of $16.1 million, and a net loss of $51.5 million.

    (d) To eliminate management fee expense incurred by TWL and payable to the Company.

    (e) To eliminate management fees charged by the Company to AGT pursuant to a management agreement.

    (f) To eliminate the Company's proportionate share of AGT's results for the period, recorded previously under the equity method.

    (g) To record shares issued in accordance with the Fox/Lorber acquisition agreement as being outstanding for the entire period.

    (h) To record shares issued in accordance with the AGT merger agreement as being outstanding for the entire period.

    (i) To record interest expense on $225 million in Old Notes issued in October 1995, bearing interest at 14% per annum compounding semiannually, as if the Old Notes were issued at the beginning of the period.

    (j) To record interest expense on the Everest Financing as if it occurred at the beginning of the period.

    (k) To record interest expense on $200 million of New Notes issued in the Debt Offering, at an assumed interest rate of 13.5% on the New Senior Notes and 14% on the New Senior Subordinated Notes, including amortization of debt offering costs and other related fees, as if the New Notes were issued as of the beginning of the respective periods. If the interest rate on the New Notes changed by 0.5%, interest expense would change by approximately $0.9 million and $0.3 million for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively.

    (l) To record the issuance of the Common Stock issued in the Stock Offering as if such shares were outstanding for the entire respective periods.

                 [Alternate Page for International Prospectus]

PROSPECTUS (Subject to Completion)  [LOGO]
Issued June 14, 1996
                                4,000,000 Shares
                          WinStar Communications, Inc.
                                  COMMON STOCK
                              -------------------

ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY. OF THE 4,000,000 SHARES BEING OFFERED, 800,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS AND 3,200,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE "UNDERWRITERS." THE COMMON STOCK OF THE COMPANY IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "WCII." ON JUNE 12, 1996, THE REPORTED LAST SALE PRICE OF THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET WAS $27 3/4 PER SHARE.

CONCURRENTLY WITH THE STOCK OFFERING, THE COMPANY WILL MAKE A PUBLIC OFFERING OF
                  $100 MILLION OF % SENIOR NOTES DUE 2006
          AND $100 MILLION OF % SENIOR SUBORDINATED NOTES DUE 2006.

                              -------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                              PRICE $      A SHARE
                              -------------------

                                                                                        PROCEEDS
                                           PRICE TO       UNDERWRITING DISCOUNTS           TO
                                            PUBLIC          AND COMMISSIONS(1)         COMPANY(2)
                                           --------       ----------------------       ----------
Per Share............................             $                        $                   $
Total(3).............................      $                     $                      $

- ------------
   (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriters."
   (2) Before deducting estimated expenses of $425,000 payable by the Company.
   (3) The Company has granted to the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 600,000 additional Shares of Common Stock at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions
       and proceeds to Company will be $         , $         and $         ,
       respectively. See "Underwriters."

                              -------------------

    The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters named herein. It is expected that
delivery of the Shares will be made on or about            , 1996 at the office
of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                              -------------------
MORGAN STANLEY & CO.  CS FIRST BOSTON
       International

   , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock offered hereby, other than underwriting discounts and commissions:

SEC registration fee..........................................   $ 42,232.76
NASD filing fee...............................................     12,748.00
Nasdaq additional listing application fee.....................     17,500.00
Printing and engraving expenses...............................    100,000.00
Legal fees and expenses.......................................    125,000.00
Accounting fees and expenses..................................     75,000.00
Miscellaneous.................................................     52,519.24
                                                                 -----------
    Total.....................................................   $425,000.00
                                                                 -----------
                                                                 -----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law.

    Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

    "Section 145. Indemnification of officers, directors, employees and agents; insurance.

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under sections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses incurred by an officer or director in defending a civil or criminal action, suite or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.
(A) EXHIBITS

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
 1.1       Form of Underwriting Agreement (Filed herewith)
 2.1       Agreement by and among the Company, WinStar New Media, TWL, and the principals of
           TWL relating to certain financing provided by the Company to TWL and related matters (Incorporated by reference to Exhibit 2.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1994)
 2.2       First Amendment to Agreement by and among the Company, WinStar New Media, TWL and the principals of TWL (Incorporated by reference to Exhibit 2.2 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 2.3       Second Amendment to Agreement by and among the Company, WinStar New Media, TWL and the principals of TWL (Incorporated by reference to Exhibit 2.2 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 2.4       Merger Agreement by and among WinStar Wireless, WinCom Corp., Avant-Garde, Leo
           George and The Larry D. Hudson Trust (Incorporated by reference to Exhibit 2.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
 2.5       Preferred Stock E Subscription Agreement between the Company and GFL Ultra Fund
           Limited ("GFL") for the purchase by GFL of 932,040 shares of Preferred Stock E
           (Incorporated by reference to Exhibit 2.6 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
 2.6       Agreement and Plan of Merger by and among the Company, WinStar NFF Inc. ("WinStar
           NFF") and Non Fiction Films Inc. ("NFF") (Incorporated by reference to Exhibit 2.7 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February
           28, 1995)
 3.1       Restated Certificate of Incorporation of the Company (Incorporated by reference to
           Exhibit 3.1 to the Company's Registration Statement on Form S-18 (No. 33-37024))
 3.2       Amendment to Certificate of Incorporation of the Company effecting name change from "Robern Apparel, Inc." to "Robern Industries, Inc." (Incorporated by
           reference to Exhibit 3.1(b) to the Company's Registration Statement on Form S-4
           (No. 33-52716))
 3.3       Second Amendment to Certificate of Incorporation of the Company effecting name change from "Robern Industries, Inc." to "WinStar Communications, Inc."
           (Incorporated by reference to Exhibit 3.1(b) to the Company's Registration
           Statement on Form S-1 (No. 33-43915))
 3.4       Certificate of Designations, Preferences and Rights of Series B Preferred Stock
           (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement
           on Form S-1 (No. 33-43915))
 3.5       Certificate of Designations, Preferences and Rights of Series E Preferred Stock
           (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
 3.6       By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-18 (No. 33-37024))
 3.7       Certificate of Incorporation of WinStar Wireless (Incorporated by reference to
           Exhibit 7 to the Company's Current Report on Form 8-K, dated February 11, 1994)
 3.8       By-Laws of WinStar Wireless (Incorporated by reference to Exhibit 8 to the
           Company's Current Report on Form 8-K, dated February 11, 1994)
 3.9       Certificate of Incorporation of WinStar Gateway (Incorporated by reference to
           Exhibit 3.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1993)
 3.10      Amendment to Certificate of Incorporation of WinStar Gateway effecting name change from "Communications Gateway Network, Inc." to "WinStar Gateway Network, Inc."
           (Incorporated by reference to Exhibit 3.11 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
 3.11      By-Laws of WinStar Gateway (Incorporated by reference to Exhibit 3.6 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1993)
 3.12      Certificate of Incorporation of WinStar New Media (Incorporated by reference to
           Exhibit 3.9 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1994)
 3.13      Amendment to Certificate of Incorporation of WinStar New Media effecting name change from "WinStar Interactive Media Company, Inc." to "WinStar New Media
           Company, Inc." (Incorporated by reference to Exhibit 3.14 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 3.14      By-Laws of WinStar New Media (Incorporated by reference to Exhibit 3.10 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1994)
 3.15      Certificate of Incorporation of WinCom Corp. (Incorporated by reference to Exhibit
           3.16 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
 3.16      Amendment to Certificate of Incorporation of WinCom Corp. effecting name change to
           "WinStar Wireless Fiber Corp." (Incorporated by reference to Exhibit 3.17 the
           Company's Registration Statement on Form S-3 (No. 33-95242))
 3.17      Certificate of Merger effecting merger of Avant-Garde Telecommunications, Inc.
           into Wireless Fiber Corp (Incorporated by reference to Exhibit 3.18 the Company's
           Registration Statement on Form S-3 (No. 33-95242))
 3.18      By-Laws of WinCom Corp. (Incorporated by reference to Exhibit 3.17 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
 3.19      Certificate of Incorporation of WinStar Global Products (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-18 of WinStar Global
           Products (No. 33-12549))
 3.20      Amendment to Certificate of Incorporation of WinStar Global Products to change its name from "Beauty Labs, Inc." to "WinStar Global Products, Inc." (Incorporated by
           reference to Exhibit 3.19 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 3.21      By-Laws of WinStar Global Products (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-18 of WinStar Global Products (No. 33-12549))
 3.22      Certificate of Incorporation of WinStar NFF Inc. ("WinStar NFF") (Incorporated by
           reference to Exhibit 3.21 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 3.23      By-laws of WinStar NFF (Incorporated by reference to Exhibit 3.22 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 3.24      Certificate of Merger of NFF with and into WinStar NFF, with WinStar NFF as the merger's surviving entity (Incorporated by reference to Exhibit 3.23 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
 3.25      Amendment to Certificate of Incorporation of WinStar NFF changing its name from
           "WinStar NFF Inc." to "Non Fiction Films Inc." (Incorporated by reference to
           Exhibit 3.24 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 3.26      Certificate of Incorporation of WinStar Telecommunications, Inc. (Incorporated by
           reference to Exhibit 3.26 of the Company's Transitional Report on Form 10-KSB for
           the ten months ended December 31, 1995)
 3.27      By-laws of WinStar Telecommunications, Inc. (Incorporated by reference to Exhibit
           3.27 of the Company's Transitional Report on Form 10-KSB for the ten months ended
           December 31, 1995)
 4.1       Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.3 to the Registration Statement of Company on Form S-18 (No.33-37024))
 4.2       Specimen of Preferred Stock B Certificate (Incorporated by reference to Exhibit
           4.4 to the Company's Registration Statement on Form S-1 (No. 33-43915))


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
 4.3       Specimen of Preferred Stock C Certificate (Incorporated by reference to Exhibit
           4.4(a) to the Company's Registration Statement on Form S-1 (No. 33-43915))
 4.4       Specimen of Preferred Stock E Certificate (Incorporated by reference to Exhibit
           4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
 4.6       EC-A Warrants issued to Everest Capital Fund, L.P. ("Fund") for 130,500 shares of
           Common Stock and to Everest Capital International, L.P. ("Capital") for 169,500
           shares of Common Stock (Incorporated by reference to Exhibit 4.6 to the Company's
           Registration Statement on Form S-3 (No. 33-95242))
 4.7       EC-B Warrants issued to Fund for 43,500 shares of Common Stock and to Capital for
           56,500 shares of Common Stock (Incorporated by reference to Exhibit 4.7 to the
           Company's Registration Statement on Form S-3 (No. 33-95242))
 4.8       EC-C Warrants issued to Fund for 65,250 shares of Common Stock and to Capital for
           84,750 shares of Common Stock (Incorporated by reference to Exhibit 4.8 to the
           Company's Registration Statement on Form S-3 (No. 33-95242))
 4.9       Form of Senior Notes Indenture (To be filed by amendment)
 4.10      Form of Senior Subordinated Notes Indenture (To be filed by amendment)
 5.1       Opinion of Graubard Mollen & Miller (To be filed by amendment)
10.1       Agreement between the Company and ITC Group (Incorporated by reference to Exhibit
           10.9 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
10.2       Lease for 230 Park Avenue, New York, New York facilities (Incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.2(a)    Lease for additional space at 230 Park Avenue, New York, New York 10169
           (Incorporated by reference to Exhibit 10.2(a) to the Company's Transitional Report
           on Form 10-KSB for the ten months ended December 31, 1995)
 10.3      Lease for 60 Oser Avenue, Hauppauge, New York facilities ((Incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4
           (No. 33-52716))
 10.4      Lease for 144 Fairfield Road, Fairfield, New Jersey facilities (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 10.5      Lease for 5221 North O'Connor Boulevard, Irving, Texas facilities (Incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, as
           amended on Form SB-2 (No. 33-43915))
 10.6      Lease for 500 South Ervay Street, Dallas, Texas facilities (Incorporated by reference to Exhibit 10.11(a) to the Company's Registration Statement on Form S-1,
           as amended on Form SB-2 (No. 33-43915))
 10.7      Lease for 7799 Leesburg Pike, Tysons Corner, Virginia facilities (Incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 10.7(a)   Amendment to Leesburg Pike Lease (Incorporated by reference to Exhibit 10.7(a) of the Company's Transitional Report on Form 10-KSB for the ten months ended December
           31, 1995)
 10.8      Common Stock Incentive Plan (1990) (Incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-18 (No. 33-37024))
 10.9      1992 Performance Equity Plan (Incorporated by reference to Exhibit 10.53 to the
           Company's Registration Statement on Form S-18 (No. 33-37024))

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
10.10      Asset Purchase Agreement by and among Inne Dispensables Inc., a wholly-owned subsidiary of WinStar Global Products ("Inne Dispensables"), Savonnerie, Inc.
           ("Savonnerie") and John Todd (Incorporated by reference to Exhibit 10.81 to the
           Company's Registration Statement on Form S-1, as amended by Form SB-2 (No. 33-
           43915))
10.11      Assignment of Trademarks from Savonnerie to WinStar Global Products (Incorporated by reference to Exhibit 10.82 to the Company's Registration Statement on Form S-1,
           as amended on Form SB-2 (No. 33-43915))
10.12      Loan and Security Agreement between WinStar Gateway and The CIT Group/Credit
           Finance, Inc. ("CIT") (Incorporated by reference to Exhibit 10.22 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.13      Stock Purchase Warrant issued by the Company to CIT in connection with Exhibit
           10.12 above (Incorporated by reference to Exhibit 10.23 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.14      Registration Rights Agreement between the Company and CIT in connection with
           Exhibits 10.12 and 10.13 above (Incorporated by reference to Exhibit 10.24 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.15      Guaranty and Surety Agreement between the Company and CIT in connection with
           Exhibit 10.12 above (Incorporated by reference to Exhibit 10.25 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.16      Subordination Agreement between the Company and CIT in connection with Exhibit
           10.12 above (Incorporated by reference to Exhibit 10.26 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.17      Keepwell Agreement between the Company and CIT in connection with Exhibit 10.12 above (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.18      Agreement between CIT and Zero Plus Dialing, Inc. regarding Escrow and Disbursing
           Agreement with Texas Commerce Bank and Assignment of Outstanding Accounts
           Receivable in connection with Exhibit 10.22 above (Incorporated by reference to
           Exhibit 10.28 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.19      Loan and Security Agreement between Century Business Credit Corporation
           ("Century") and WinStar Global Products (Incorporated by reference to Exhibit
           10.29 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
10.20      Supplement Letter of Credit Security Agreement between Century and WinStar Global
           Products in connection with Exhibit 10.19 above (Incorporated by reference to
           Exhibit 10.30 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.21      Trademark Collateral Security Agreement between Century and WinStar Global
           Products in connection with Exhibit 10.19 above (Incorporated by reference to
           Exhibit 10.31 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.22      Trademark Assignment of Security by WinStar Global Products to Century in
           connection with Exhibits 10.19 and 10.21 above (Incorporated by reference to
           Exhibit 10.32 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.23      Trademark Collateral Security Agreement between Century and Inne Dispensables in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
10.24      Trademark Assignment of Security by Inne Dispensables Inc. to Century in
           connection with Exhibits 10.19 and 10.23 above (Incorporated by reference to
           Exhibit 10.34 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.25      Landlord's Waiver and Consent with respect to the facilities at 60 Oser Avenue,
           Hauppauge, New York in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.26      Intercreditor and Subordination Agreement between the Company and Century in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.27      Guaranty of Inne Dispensables in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-KSB for
           the fiscal year ended February 28, 1995)
10.28      Limited Guaranty of the Company in connection with Exhibit 10.19 above
           (Incorporated by reference to Exhibit 10.38 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
10.29      Guaranty Security Agreement between Inne Dispensables and Century in connection with Exhibit 10.27 above (Incorporated by reference to Exhibit 10.39 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.30      Executive Incentive Compensation Program (Incorporated by reference to Exhibit
           10.40 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
10.31      Agreement Terminating the Management Agreement between the Company and WinStar
           Services, Inc. (Incorporated by reference to Exhibit 10.41 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.32      Note and Warrant Purchase Agreement by and among the Company, WinStar Wireless and
           Avant-Garde and the Fund and Capital (the Fund and Capital collectively referred to herein as the "Purchasers") and Everest Capital Limited ("Agent") (Incorporated
           by reference to Exhibit 10.42 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.33      Promissory Notes payable to Fund for $3,262,500 and to Capital for $4,237,500
           (Incorporated by reference to Exhibit 10.43 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.34      Conversion Rights Agreement among the Company, WinStar Wireless and the Purchasers
           (Incorporated by reference to Exhibit 10.44 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.35      Registration Rights Agreement between the Company and the Purchasers (Incorporated by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.36      Security Agreement and Conditional Assignment between WinStar Wireless and the
           Agent (Incorporated by reference to Exhibit 10.46 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.37      Security Agreement between Avant-Garde and the Agent (Incorporated by reference to
           Exhibit 10.47 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.38      Guarantee from the Company to the Agent on behalf of the Purchasers (Incorporated by reference to Exhibit 10.48 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.39      Guarantee from Avant-Garde to the Agent on behalf of the Purchasers (Incorporated by reference to Exhibit 10.49 to the Company's Registration Statement on Form S-3
           (No. 33-95242))

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
10.40      Pledge Agreement between the Company and the Agent (Incorporated by reference to
           Exhibit 10.50 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.41      Pledge Agreement between the Avant-Garde, Leo I. George, as Voting Trustee, and
           the Agent (Incorporated by reference to Exhibit 10.51 to the Company's
           Registration Statement on Form S-3 (No. 33-95242))
10.42      Lease for 12 Gardner Road, Fairfield, New Jersey facilities (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.43      Agreement between the Company, WinStar Wireless and P-Com, Inc. (Incorporated by
           reference to Exhibit 10.11 to the Registration Statement on Form S-1 of P-Com,
           Inc. (No. 33-88492) on file with the Commission)
10.44      Employment Agreement between the Company and Nathan Kantor, together with voting stipulation given by William J. Rouhana, Jr. to Mr. Kantor (Incorporated by
           reference to Exhibit 10.54 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.45      Form of Stock Option Agreement between the Company and Nathan Kantor for the purchase of 350,000 shares of Common Stock (Incorporated by reference to Exhibit
           10.55 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.46      Form of Stock Option Agreement between the Company and Nathan Kantor for the purchase of 350,000 additional shares of Common Stock (Incorporated by reference to Exhibit 10.56 to the Company's Registration Statement on Form S-3 (No.
           33-95242))
10.47      Employment Agreement between the Company and William J. Rouhana, Jr. (Incorporated
           by reference to Exhibit 10.57 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.48      Employment Agreement between the Company and Fredric E. von Stange (Incorporated by reference to Exhibit 10.58 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.49      Facility Agreement between ML Investors Services, Inc. ("ML") and WinStar Wireless
           (Incorporated by reference to Exhibit 10.59 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.50      Master Lease Agreement between ML and WinStar Wireless (Incorporated by reference to Exhibit 10.60 to the Company's Registration Statement on Form S-3 (No.
           33-95242))
10.51      Form of Stock Option Agreement between the Company and ML (Incorporated by reference to Exhibit 10.61 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.52      Lease Guaranty between the Company and ML (Incorporated by reference to Exhibit
           10.62 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.53      Service Agreement between WinStar Wireless and AT&T (Incorporated by reference to
           Exhibit 10.63 to the Company's Registration Statement on Form S-3 (No. 33-95242))
           (confidentiality granted under Rule 406 promulgated under the Act; accordingly, certain information has been omitted from this exhibit and filed separately with the Commission)
10.54      Placement Agreement between the Company and Morgan Stanley & Co. Incorporated, entered into in connection with the 1995 Debt Placement (Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K, dated October 23, 1995)
10.55      Senior Notes Indenture, including form of Restricted Global Senior Note, entered into in connection with the 1995 Debt Placement (Incorporated by reference to
           Exhibit 2 to the Current Report on Form 8-K, dated October 23, 1995)
10.56      Convertible Notes Indenture, including form of Restricted Global Convertible
           Notes, entered into in connection with the 1995 Debt Placement (Incorporated by reference to Exhibit 3 to the Current Report on Form 8-K, dated October 23, 1995)

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
10.57      Senior Notes Registration Rights Agreement, entered into in connection with the
           1995 Debt Placement (Incorporated by reference to Exhibit 4 to the Current Report on Form 8-K, dated October 23, 1995)
10.58      Convertible Notes Registration Rights Agreement, entered into in connection with the 1995 Debt Placement (Incorporated by reference to Exhibit 5 to the Current
           Report on Form 8-K, dated October 23, 1995)
10.59      Employment Agreement between WinStar Global Products and Joseph Dwyer
           (Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement
           on Form S-4 (No. 33-52716))
10.60      Employment Agreement between the Company and Doreen F. Davidson (Incorporated by reference to Exhibit 10.29(a) to the Company's Registration Statement on Form S-1,
           as amended on Form SB-2 (No. 33-43915))
10.61      Employment Agreement between WinStar Wireless and Leo I. George (Incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.62      Employment Agreement between NFF and Stuart B. Rekant (Incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.63      Employment Agreement between WinStar New Media and Stuart B. Rekant (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.64      Employment Agreement between WinStar Telecommunications Group and David Ackerman
           (Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
10.65      Employment Agreement between the Company and Amy Newmark (Incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.66      Exchange Agreement, dated November 15, 1995, between the Company and WinStar
           Companies, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's
           Current Report on Form 8-K, dated December 11, 1995)
10.67      Letter from Everest Capital electing to convert certain debt of the Company into shares of Common Stock (Incorporated by reference to Exhibit 10.67 to the
           Company's Transitional Report on Form 10-KSB for the ten months ended December 31,
           1995)
10.68      Agreement and Plan of Reorganization by and among Non Fiction Films Inc., the
           Company, GFL, Fox/Lorber Associates, a wholly-owned subsidiary of GFL, and Richard
           Lorber (Incorporated by reference to Exhibit 10.67 to the Company's Quarterly
           Report on Form 10-Q for the quarter ended March 31, 1996)
10.69      Security Agreement between Fox/Lorber and WinStar New Media (Incorporated by reference to Exhibit 10.68 to the Company's Quarterly Report on Form 10-Q for the
           quarter ended March 31, 1996)
10.70      Purchase and Sale Agreement by and among the Company, WinStar Locate, MobileMedia
           Corporation and Local Area Telecommunications, Inc., a wholly-owned subsidiary of
           MobileMedia (Incorporated by reference to Exhibit 10.69 to the Company's Quarterly
           Report on Form 10-Q for the quarter ended March 31, 1996)
10.71      Private Network Contract between the Company and Digex, Inc. (Filed herewith)
10.72      Agreement between the Company and Source Media (to be Filed by amendment)
17.1       Letter of Resignation delivered by Richard Russano to the Company pursuant to which he resigns as a director of the Company (Incorporated by reference to
           Exhibit 17.1 to the Company's Registration Statement on Form S-3 (No. 33-95242))
21.1       Schedule of Company's Subsidiaries (Incorporated by reference to the Company's
           Transitional Report on Form 10-KSB for the ten months ended December 31, 1995)
23.1       Consent of Grant Thornton LLP with respect to the Company (Filed herewith)

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------                                      -----------
23.2       Consent of Grant Thornton LLP with respect to Avant-Garde (Filed herewith)
23.3       Consent of Ernst & Young LLP (Filed herewith)
23.4       Consent of Graubard Mollen & Miller (To be included in Exhibit 5.1)
24.1       Power of Attorney (Included on signature page to Registration Statement)

(B) SCHEDULES

 S-1  Report of Independent Certified Public Accountants on Schedules
 S-2  Schedule II-Valuation and Qualifying Accounts.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 14, 1996.

                                          WINSTAR COMMUNICATIONS, INC.

                                          By: /s/ WILLIAM J. ROUHANA, JR.
                                              ..................................

                                              William J. Rouhana, Jr.
                                             Chairman of the Board and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rouhana, Jr., and/or Fredric E. von Stange his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----

/s/ WILLIAM J. ROUHANA, JR.            Chief Executive Officer and Chairman    June 14, 1996
 .....................................    of the Board
       William J. Rouhana, Jr.

/s/ FREDRIC E. VON STANGE              Executive Vice President, Director,     June 14, 1996
 .....................................    Chief Financial Officer and
        Fredric E. von Stange            Principal Accounting Officer

/s/ STEVEN CHRUST                      Vice Chairman of the Board              June 14, 1996
 .....................................
            Steven Chrust

/s/ NATHAN KANTOR                      President, Chief Operating Officer      June 14, 1996
 .....................................    and Director
            Nathan Kantor

/s/ WILLIAM HARVEY                     Director                                June 14, 1996
 .....................................
           William Harvey

/s/ STEVEN MAGYAR                      Director                                June 14, 1996
 .....................................
            Steven Magyar

/s/ WILLIAM J. VANDEN HEUVEL           Director                                June 14, 1996
 .....................................
      William J. vanden Heuvel

/s/ BERT WASSERMAN                     Director                                June 14, 1996
 .....................................
           Bert Wasserman

                        REPORT OF INDEPENDENT CERTIFIED
                        PUBLIC ACCOUNTANTS ON SCHEDULES

Board of Directors
  WINSTAR COMMUNICATIONS, INC.

    In connection with our audit of the consolidated financial statements of WinStar Communications, Inc. and Subsidiaries referred to in our report dated March 8, 1996, which is included in the Propectus constituting Part I of this Registration Statement, we have also audited Schedule II as of December 31, 1995, February 28, 1995 and 1994 and for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994.

    In our opinion, this schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

GRANT THORNTON LLP

New York, New York
March 8, 1996

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
- -------------------------------------------------------------------------------------------------------------------
                                                          COLUMN C
                                                      -----------------
                                    COLUMN B                                                            COLUMN E
         COLUMN A             --------------------    ADDITIONS CHARGED           COLUMN D           --------------
- ---------------------------   BALANCE AT BEGINNING      TO COSTS AND       ----------------------    BALANCE AT END
        DESCRIPTION                OF PERIOD              EXPENSES               DEDUCTIONS            OF PERIOD
- ---------------------------   --------------------    -----------------    ----------------------    --------------
Reserves deducted from
  assets to which they
  apply:

Ten months ended December
  31, 1995
  Allowance for doubtful
accounts (a)...............         $823,709              $ 887,425               $911,403(b)           $799,731
                                  ----------          -----------------         ----------           --------------
                                  ----------          -----------------         ----------           --------------

Year ended February 28,
  1995
  Allowance for doubtful
accounts (a)...............         $357,843              $ 893,857               $427,991(b)           $823,709
                                  ----------          -----------------         ----------           --------------
                                  ----------          -----------------         ----------           --------------

Year ended February 28,
  1994
  Allowance for doubtful
accounts (a)...............         $196,015              $ 343,694               $181,866(b)           $357,843
                                  ----------          -----------------         ----------           --------------
                                  ----------          -----------------         ----------           --------------

- ------------

(a) Deducted from accounts receivable.

(b) Uncollectible accounts receivable charged against allowance.

                                 EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION                                  PAGE NO.
- -----------                                ------------                                  --------
    1.1       Form of Underwriting Agreement..........................................
   10.71      Private Network Contract between the Company and Digex, Inc.............
   23.1       Consent of Grant Thornton LLP with respect to the Company...............
   23.2       Consent of Grant Thornton LLP with respect to Avant-Garde...............
   23.3       Consent of Ernst & Young LLP............................................

                                4,000,000 Shares

                          WINSTAR COMMUNICATIONS, INC.

                     Common Stock (par value $.01 per share)



                                     FORM OF

                             UNDERWRITING AGREEMENT



                                ___________, 1996

                                                             _____________, 1996



Morgan Stanley & Co.
  Incorporated
CS First Boston Corporation
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

Morgan Stanley & Co. International Limited
CS First Boston Limited
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Ladies and Gentlemen:

          WinStar Communications, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedules I and II hereto (the "Underwriters") 4,000,000 shares of its common stock (par value $.01 per share) (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, ___________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and _________ Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated and CS First Boston Corporation shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited and CS First Boston Limited shall act as representatives (the "International Representatives") of the several International Underwriters.

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 600,000 shares of its common stock (par value $.01 per share) (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Common Stock granted to the U.S. Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of common stock (par value $.01 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".
Concurrent with this Common Stock offering, the Company will make a public offering of ____% Senior Notes due 2006 and ____% Senior Subordinated Notes due 2006 (the "Notes Offering"). The closings of this Common Stock offering and the Notes Offering are conditioned upon one another.

          The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the "U.S. prospectus", to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the "international prospectus", to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". As used herein, the term "Registration Statement" shall include all exhibits thereto and the terms "Registration Statement", "Prospectus" and "preliminary prospectus" shall include all documents incorporated therein by reference pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, Prospectus or the preliminary prospectus, as the case may be. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus pursuant to Form S-3 under the Securities Act. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462(b) Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. 333-____) and the Rule 462(b) Registration Statement, in each case as amended from time to time.

                                       I.

          The Company represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof:

          (a) The Original Registration Statement has become effective, and if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph
     (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated under the laws of the jurisdiction of its incorporation, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The significant subsidiaries of the Company are WinStar Global Products, Inc., WinStar Telecommunications, Inc., WinStar Gateway Network, Inc., WinStar Wireless, Inc., WinStar Wireless Fiber Corp., WinStar New Media Company Inc. and Non Fiction Films, Inc.

          (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (f) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (g) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of the certificate of incorporation or by-laws of the Company or any applicable law or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except, with respect to any such agreement, instrument, judgment, order or decree, where such contravention (singly or in the aggregate) will not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially adversely affect the Company's ability to perform its obligations under this Agreement), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or such as may be required by the securities laws or Blue Sky laws of the various states and foreign countries in connection with the offer and sale of the Shares by the Underwriters.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the Prospectus and proceedings that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus.

          (l) Each of the Company and its subsidiaries owns or possesses all of the licenses, permits, franchises and other governmental and private authorizations, or rights with respect to the foregoing, reasonably necessary for the present conduct of its business, without any conflict with the rights of others known to the Company or any of its subsidiaries, except for such licenses, permits, franchises, authorizations and rights, the failure to possess which would not have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, present conduct of its business or operations of the Company and its subsidiaries, taken as a whole, and, with respect to the Company's prospects, except licenses that the Company is in the process of obtaining, which it reasonably expects to obtain. The Company and its subsidiaries collectively hold [41] microwave radio licenses granted by the Federal Communications Commission (the "FCC"), expiring on February 1, 2001, a true, correct and complete listing of which has been provided (the "Licenses"). The Wireless Licenses enable the Company to provide Wireless Fiber services in the 31 largest Metropolitan Statistical Areas ("MSAs") in the United States, including Atlanta, Boston, Chicago, Los Angeles, New York and San Francisco, among others, and 41 of the top 45 MSAs. The MSAs covered by the Wireless Licenses include more than 100 cities with populations exceeding 100,000, and encompass an aggregate population of almost 110 million. Each of the Licenses was validly issued by the FCC and is in full force and effect throughout the entire geographical area specified therein. Each of the Company and its subsidiaries is in full compliance with all material terms and conditions of each License and with all material FCC rules, rulings, and policies applicable to the Company or any of its subsidiaries or the Licenses. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is aware, after diligent inquiry, of any event or circumstances or omission that exists or has occurred that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part. In particular, and without limitation, the Company and its subsidiaries have filed in a timely manner all required reports, certifications, notices, lists, and other filings, and has completed all construction and engaged in such operation of facilities authorized by each of the Licenses as is necessary, as of the date hereof, to maintain each of the Licenses in full force and effect.

          (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" nor an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (q) The Shares have been approved for quotation on the Nasdaq National Market System ("Nasdaq") by the National Association of Securities Dealers, Inc.

          (r) The terms of the Common Stock conform in all material respects to the description thereof contained in the Prospectus under the heading "Description of Capital Stock."

          (s) Each holder of common stock of the Company received pursuant to, or entitled to the benefits of, the Exchange Agreement, dated November 15, 1995 (the "Exchange Agreement"), between WinStar Companies, Inc., a Delaware corporation and the Company shall have waived (i) any rights to participate in this Common Stock offering and (ii) any rights, if applicable, to demand that the Company register such holder's Common Stock received pursuant to the Exchange Agreement for a period of 120 days.
                                       II.

          The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite their names at $_____ a share (the "purchase price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right, exercisable for a period for 30 days from the date of this Agreement, to purchase, severally and not jointly, up to 600,000 Additional Shares at the purchase price. Additional Shares may be purchased as provided in
Article IV hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the "U.S. Shares".

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 120 days after the date hereof, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) sale of the Shares hereunder, (B) the sale of any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and (C) the grant of any options to employees which do not become exercisable until at least 120 days after the date of the Prospectus and (D) up to an aggregate of 1,587,500 shares (adjusted for any stock split) of Common Stock (or securities convertible into such shares) in connection with acquisitions, joint ventures, strategic alliances and other similar transactions, if the holders thereof agree not to sell any such shares until 120 days after the date of the Prospectus.


                                      III.

          The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Original Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

          Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.


                                       IV.

          Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on __________, 1996, or at such other time on the same or such other date, not later than ________, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on the date specified in the notice described in this Article IV or on such other date, in any event not later than _____, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date". The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.


                                       V.

          The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your reasonable judgment, is material and adverse and that makes it, in reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Company reasonably acceptable to the several Underwriters, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

          (d) You shall have received on the Closing Date (i) an opinion of Graubard Mollen & Miller, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A and (ii) an opinion of Willkie, Farr & Gallagher, special regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

          (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to such matters as you may reasonably request.

          (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Grant Thornton L.L.P., independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g) The "lock-up" agreements between you and (1) the directors and executive officers and certain other officers of the Company and its subsidiaries and (2) individuals who as of December 31, 1996 have vested options to purchase 80,000 or more shares of Common stock, relating to sales of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (h) The Company shall have complied with the provisions of Article VI(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

          (i) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          (j) The Shares shall have been approved for quotation on Nasdaq by the National Association of Securities Dealers, Inc.

          (k) Each holder of common stock of the Company received pursuant to, or entitled to the benefits of, the Exchange Agreement, dated November 15, 1995 (the "Exchange Agreement"), between WinStar Companies, Inc., a Delaware corporation and the Company shall have waived (i) any rights to participate in this Common Stock offering and (ii) any rights, if applicable, to demand that the Company register such holder's Common Stock received pursuant to the Exchange Agreement for a period of 120 days.

          The obligations of the Underwriters hereunder are also subject to the concurrent closing of the Notes Offering, as described in the Prospectus.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents, including legal opinions, as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.


                                       VI.

          In further consideration of the agreements of the Underwriters herein contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 10:00 p.m., on the business day following the date of this Agreement, in such quantities as you reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary in your counsel's reasonable judgment to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc.

          (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

          (f) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement of the Company covering such twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the U.S. Representatives, in the quantities specified above,
     (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in paragraph (d) above, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) all costs and expenses incidental to listing the Shares on Nasdaq, (vi) the cost of printing certificates representing the Shares,
     (vii) the costs and charges of any transfer agent, registrar or depositary,
     (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this paragraph. It is understood, however, that except as provided in this Article, Article VII and the third paragraph of Article IX below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                                      VII.

          The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and
(ii) that the foregoing agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriters, or any person controlling the Underwriters, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to a purchaser, if required by law to be sent, with or prior to the written confirmation of the sale of the Shares to such purchaser, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs of this Article VII, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the first preceding paragraph of this Article VII, and by the Company, in the case of parties indemnified pursuant to the second paragraph of this Article VII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this third paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro
                                                                          ---
rata allocation (even if the Underwriters were treated as one entity for such
- ----
purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding fourth paragraph of this Article VII. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                      VIII.

          This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. Automated Quotation System, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                       IX.

          This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Original Registration Statement by the Commission.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the
                                            --------
number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with any material terms or to fulfill any of the material conditions of this Agreement, or if for any reason the Company shall be unable to perform any of its material obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by the laws of the State of New York.

                                   Very truly yours,

                                   WINSTAR COMMUNICATIONS, INC.



                                   By______________________________

Accepted, ___________ 1996

MORGAN STANLEY & CO.
     INCORPORATED
CS FIRST BOSTON CORPORATION

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By Morgan Stanley & Co.
     Incorporated


By__________________________


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CS FIRST BOSTON LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By Morgan Stanley & Co. International Limited


By
   -------------------------------------

                                   SCHEDULE I

                                U.S. Underwriters
                                -----------------



                                                          Number of
                                                        Firm  Shares
      Underwriter                                      To Be Purchased
      -----------                                      ---------------
 Morgan Stanley & Co. Incorporated

 CS First Boston Corporation




                                                 ---------------------------

 Total U.S. Firm Shares  . . . . . . . . . . .

                                   SCHEDULE II

                           International Underwriters
                           --------------------------



                                                           Number of
                                                          Firm  Shares
      Underwriter                                       To Be Purchased
      -----------                                       ---------------
 Morgan Stanley & Co. International Limited

 CS First Boston Limited




                                                  ---------------------------

 Total International Firm Shares . . . . . . .

                                                                       EXHIBIT A
                                                                       ---------

                      OPINION OF GRAUBARD, MOLLEN & MILLER

          The opinion of counsel for the Company to be delivered pursuant to
Section 5(d) of the Underwriting Agreement shall be to the effect that:

          (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus (references herein to the Prospectus being taken to mean the same, as amended or supplemented);

          (B) each of WinStar Gateway Network, Inc., WinStar Telecommunications, Inc., WinStar Wireless, Inc., WinStar Wireless Fiber Corp., WinStar New Media Company Inc., Non Fiction Films Inc. and WinStar Global Products, Inc. is a subsidiary of the Company, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

The following subsidiaries are duly qualified to conduct business and are in good standing in the following jurisdictions:

                Subsidiary                      Jurisdiction
                ----------                      ------------

                WinStar Gateway                 California
                                                Florida
                                                Illinois
                                                New Jersey
                                                New York
                                                Ohio
                                                Pennsylvania
                                                Texas

                WinStar Telecommunications

                WinStar Wireless                Virginia

                WinStar Wireless Fiber

                WinStar Global Products         New York
                                                New Jersey;

          (C) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (D) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

          (E) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or, to such counsel's knowledge after due inquiry, any contractual preemptive rights;

          (F) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (G) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument known to such counsel (after due inquiry of the Company's executive officers) and binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary that is known to such counsel (after due inquiry of the Company's executive officers) (except, with respect to clauses (iii) and (iv), where such contravention (singly or in the aggregate) will not have a material adverse effect on the Company and its subsidiaries, taken as a whole or materially adversely affect the Company's ability to perform its obligations under the Underwriting Agreement). To such counsel's knowledge after due inquiry of the Company's executive officers, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or its subsidiaries of their obligations under the Underwriting Agreement, except such as have been obtained or as may be required by the securities laws or Blue Sky laws of the various states of the United States and foreign jurisdictions in connection with the offer and sale of the Shares;

          (H)  the statements (i) in the Prospectus under the captions "Business
- - Legal Proceedings," "Description of Capital Stock", "Underwriters", "Description of Certain Indebtedness" and "Shares Eligible for Future Sale",
(ii) in the Registration Statement in Item 15 and (iii) under the captions "Employment Agreements" and "Certain Transactions" in the Definitive Proxy Statement of the Company dated May 3, 1996, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

          (I) based solely on such counsel's discussions with executive officers of the Company and such counsel's representation of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus and proceedings which could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated by the Prospectus;

          (J) the Company is not, and immediately after giving effect to the offering and sale of the Common Stock and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

          (K) the statements in the Prospectus, under the caption "Certain Federal Income Tax Consequences to Non-U.S. Holders," are accurate and fairly summarize the matters referred to therein; and

          (L) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and other than financial data and schedules included or incorporated by reference therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and the Registration Statement and Prospectus (except as to the financial statements and other than financial data and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

Additionally, such counsel shall state that, in the course of preparation of the Registration Statement and the Prospectus, it has participated in conferences with Officers and other representatives of the Company with respect to the Registration Statement and Prospectus and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as otherwise set forth in the Opinion), no facts have come to its attention which give it reason to believe that the Registration Statement or any amendment thereto at the time it became effective (including the documents incorporated by reference therein, as supplemented by the Registration Statement and the Prospectus, as supplemented) contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto (including the documents incorporated by reference therein, as supplemented by the Registration Statement and the Prospectus, as supplemented) when issued, or on the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto (and any documents incorporated by reference therein), for the financial statements, notes thereto and other financial information, statistical data and schedules contained therein (including without limitation, the pro forma financial information), as to which such counsel need express no belief).

Counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus (and any amendments or supplements thereto) and any documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except with respect to paragraphs (H) and (K) above.

                                                                       EXHIBIT B
                                                                       ---------


              OPINION OF SPECIAL REGULATORY COUNSEL FOR THE COMPANY

          The opinion of special regulatory counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:


          (A) the thirty 400 MHz Wireless Licenses authorize WCI to use 400 MHz of bandwidth capacity, and the thirteen WinStar Licenses authorize WCI to use 100 MHz of bandwidth capacity, to offer voice, data and video transmission services on certain channels in the 38.6 GHz - 40 GHz band within the service areas designated in the respective Licenses. Each of the Licenses was validly issued by the FCC. WCI is in full compliance with all material terms and conditions of each License and with all material FCC Rules applicable to the Licenses. WCI has filed in a timely manner all required reports, certifications, notices, lists, and other filings as are necessary to maintain each of the Licenses in full force and effect;

          (B) the FCC has the authority, under certain circumstances, to modify radio licenses that it has issued. The FCC may propose and/or adopt rules to auction portions of the 38.6 GHz - 40.0 GHz and surrounding radio spectrum available for commercial use. If it does, the FCC may adopt changes to the existing regulations governing 38 GHz licensees, which could have an impact on the scope of the Licenses and the operations of WCI and its subsidiaries. As of the Closing Date, such counsel is not aware of any official FCC action that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part;

          (C) the execution of the Underwriting Agreement, and the performance by the parties to the Underwriting Agreement of their obligations thereunder, and the exercise by them of their remedies thereunder in accordance with the terms thereof, do not violate the Communications Act of 1934 or the Rules thereunder;

          (D) the statements in the Prospectus under the captions "Risk Factors -- Government Regulation," "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Licenses" and "Business -- Government Regulation of Telecommunications Operations", insofar as such statements constitute a summary of the legal matters, licenses, procedures or proceedings referred to therein, fairly summarize the matters referred to therein relating to applicable federal law;

          (E) the six 100 MHz Wireless Licenses granted on June 20, 1995 require WCI to complete construction by December 20, 1996, and the five licenses that became effective on July 18, 1995 require WCI to complete construction by January 18, 1997; and

          (F) construction has been completed with respect to each of the 400 MHz Wireless Licenses and WCI is operating the facilities authorized by each of the 400 MHz Wireless Licenses in accordance with the Act and the Rules and in such manner as is necessary to maintain each of the Licenses in full force and effect.

          With respect, however, to the question of whether the extent of the construction and operation of the facilities completed as of March 15, 1995 was sufficient to satisfy the requirements of the FCC's Rules, such counsel is of the opinion that the FCC, in a properly argued and presented case, should find that construction of the Wireless Fiber licensed facilities was completed on or before March 15, 1995, and WCI is currently operating those facilities as required by the Act and the Rules.